AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 2, 2010

Registration No. 333-144414

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 5 TO

FORM S-11

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Wells Real Estate Investment Trust II, Inc.

(Exact name of registrant as specified in its charter)

6200 The Corners Parkway

Norcross, Georgia 30092

(770) 449-7800

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Leo F. Wells, III

President

Wells Real Estate Investment Trust II, Inc.

6200 The Corners Parkway

Norcross, Georgia 30092

(770) 449-7800

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Robert H. Bergdolt, Esq.

DLA Piper LLP (US)

4141 Parklake Avenue, Suite 300

Raleigh, North Carolina 27612-2350

(919) 786-2000

Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller Reporting Company ☐
(Do not check if smaller reporting company)

The registrant hereby amends this post-effective amendment to the above referenced registration statement (file no. 333-144414) on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this post-effective amendment shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the post-effective amendment shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities pursuant to this prospectus until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED APRIL 2, 2010

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

375,000,000 Shares of Common Stock

Wells Real Estate Investment Trust II, Inc. buys, owns and operates commercial real estate consisting primarily of high-quality, income-generating office and industrial properties leased to creditworthy companies and governmental entities. As of December 31, 2009, we owned interests in 65 office properties, one industrial building and one hotel, comprising approximately 20.6 million square feet of commercial space located in 23 states, the District of Columbia and Moscow, Russia. We were incorporated in the State of Maryland in July 2003 and, beginning with our first year of operations ended December 31, 2003, we have elected to be taxed as a REIT.

We are offering up to 300,000,000 shares of common stock in our primary offering for $10 per share, with volume discounts available to investors who purchase more than 50,000 shares at any one time. Discounts are also available for other categories of purchasers. We are also offering up to 75,000,000 shares pursuant to our dividend reinvestment plan at a purchase price equal to the higher of $9.55 per share or 95% of the estimated value of a share of our common stock.

See “Risk Factors” beginning on page 18 to read about risks you should consider before buying shares of our common stock. These risks include the following:

•

No public market currently exists for our shares of common stock, and we have no current plans to list our shares on an exchange. If you are able to sell your shares, you would likely have to sell them at a substantial discount from their public offering price.

•	We will pay substantial fees and expenses to our advisor, its affiliates and participating broker-dealers, which payments increase the risk that you will not earn a profit on your investment.

•

The offering price was not established on an independent basis and bears no relationship to the net value of our assets. The offering price is likely to be higher than the amount you would receive per share if we were to liquidate at this time because of the up-front fees that we pay in connection with the issuance of our shares as well as the recent reduction in the demand for real estate as a result of current disruptions in the credit markets and the economic slowdown.

•

If we raise substantial offering proceeds in a short period of time, we may not be able to invest all of the net offering proceeds promptly, which may cause our distributions and the long-term returns of our investors to be lower than they otherwise would.

•	Our advisor and its affiliates will face conflicts of interest, including significant conflicts created by our advisor’s compensation arrangements with us and other Wells-sponsored programs.

•	Our failure to qualify as a REIT for federal income tax purposes would reduce the amount of income we have available for distribution and limit our ability to make distributions to our stockholders.

•

We are dependent upon our advisor and its affiliates to conduct our operations and this offering; thus, adverse changes in their financial health or our relationship with them could cause our operations to suffer.

Neither the SEC, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment.

	Price to Public	Selling Commissions		Dealer Manager Fee		Net Proceeds (Before Expenses)
Primary Offering
Per Share	$10.00	$0.70	*	$0.25	*	$9.05
Total Maximum	$3,000,000,000	$210,000,000		$75,000,000		$2,715,000,000
Dividend Reinvestment Plan
Per Share	$9.55	$—		$—		$9.55
Total Maximum	$716,250,000	$—		$—		$716,250,000

*	The selling commissions and all or a portion of the dealer manager fee will not be charged with regard to shares sold to or for the account of certain categories of purchasers. The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price.

The dealer manager of this offering, Wells Investment Securities, Inc., who is our affiliate, is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the shares offered. The minimum permitted purchase is generally $1,000. Our 300,000,000 share primary offering is scheduled to terminate by October 1, 2010. Under rules promulgated by the SEC, under some circumstances we could continue the primary offering until as late as March 30, 2012. If we extend the primary offering beyond October 1, 2010, we will supplement this prospectus accordingly. We may continue to offer the 75,000,000 dividend reinvestment plan shares beyond this date until we have sold all of these shares through the reinvestment of distributions. In some states, we may not be able to continue the offering without renewing the registration statement or filing a new registration statement. We may terminate this offering at any time.

April 2, 2010

SUITABILITY STANDARDS

The shares we are offering are suitable only as a long-term investment. Because there is no public market for the shares, an investment in our shares is considered illiquid and you will have difficulty selling your shares. In consideration of these factors, we require initial stockholders and subsequent purchasers to have either:

•	a net worth of at least $250,000; or

•	gross annual income of at least $70,000 and a net worth of at least $70,000.

In addition, we will not sell shares to investors in the states named below unless they meet special suitability standards.

Alabama – Investors must have a liquid net worth of at least 10 times their investment in us and other similar programs and meet one of the above suitability standards.

Iowa, Michigan, Ohio and Tennessee – Investors must have a net worth of at least 10 times their investment in us and our affiliates and meet one of the above suitability standards.

Kansas – It is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Kentucky, Massachusetts, Oregon and Pennsylvania – Investors must have a liquid net worth of at least 10 times their investment in us and meet one of the above suitability standards.

For purposes of determining suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.

Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisers recommending the purchase of shares in this offering must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives. See “Plan of Distribution — Suitability Standards” for a detailed discussion of the determinations regarding suitability that we require.

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You should rely only on the information contained in this prospectus or in any free writing prospectus prepared by us in connection with this offering or to which we have referred you. Neither we nor the dealer manager of this offering have authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

Except where the context suggests otherwise, the terms “we,” “us,” “our,” “the company” and “the Company” refer to Wells Real Estate Investment Trust II, Inc., together with its subsidiaries, including Wells Operating Partnership II, L.P.

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PROSPECTUS SUMMARY

This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section, before making a decision to invest in our common stock.

What is a REIT?

In general, a REIT is a company that:

•	combines the capital of many investors to acquire or provide financing for real estate properties;

•	allows individual investors to invest in a large-scale diversified real estate portfolio through the purchase of interests, typically shares, in the REIT;

•	is required to pay distributions to investors of at least 90% of its annual REIT taxable income (computed without regard to the dividends-paid deduction and excluding net capital gain); and

•

avoids the “double taxation” treatment of income that would normally result from investments in a corporation because a REIT does not generally pay federal corporate income taxes on its net income, provided certain income tax requirements are satisfied.

However, REITs are subject to numerous organizational and operational requirements. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

What is Wells Real Estate Investment Trust II, Inc.?

Wells Real Estate Investment Trust II, Inc. buys, owns and operates commercial real estate consisting primarily of high-quality, income-generating office and industrial properties leased to creditworthy companies and governmental entities. We may also invest in entities that make similar investments. As of December 31, 2009, we owned interests in 65 office properties, one industrial building and one hotel, which include 85 operational buildings, comprising approximately 20.6 million square feet of commercial space located in 23 states, the District of Columbia and Moscow, Russia.

We were incorporated in the State of Maryland on July 3, 2003 and, beginning with our first year of operations ended December 31, 2003, we have elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended. We intend to operate in such a manner so that we may continue to qualify for taxation as a REIT.

We have no paid employees and are externally advised by Wells Capital, Inc. Certain of our properties are managed by Wells Management Company, Inc., an affiliate of Wells Capital.

Our office is located at 6200 The Corners Parkway, Norcross, Georgia 30092-3365. Our telephone number outside the State of Georgia is 800-557-4830 (770-243-8282 in Georgia). Our fax

number is (770) 243-8198, and the e-mail address of our investor relations department is investor.services@wellsref.com.

We also maintain an Internet site at www.wellsreitII.com at which there is additional information about us and our affiliates. Unless specifically incorporated herein as described in the section entitled “Incorporation by Reference of Certain Documents,” the contents of our web site are not incorporated by reference in, or otherwise a part of, this prospectus.

What is your relationship to Piedmont Office Realty Trust, Inc., and what impact has its internalization transaction had on you?

Piedmont Office Realty Trust, Inc., formerly known as Wells Real Estate Investment Trust, Inc., which we refer to as Piedmont REIT, is a separate REIT from us that was also sponsored by Wells Real Estate Funds, Inc. Wells Real Estate Funds is our sponsor and the sole stockholder of Wells Capital (our advisor), Wells Investment Securities (our dealer manager) and Wells Management Company (“Wells Management,” one of our property managers). Prior to April 16, 2007, we and Piedmont REIT shared a common advisor, Wells Capital, and a common property manager, Wells Management. We also shared with Piedmont REIT all of the same executive officers and many of the same directors, except that we had separate presidents from February 2, 2007, which is the date that Piedmont REIT entered into the merger agreement relating to the internalization transaction described below.

On April 16, 2007, Piedmont REIT acquired entities affiliated with Wells Real Estate Funds. Piedmont REIT entered into the merger in order to internalize advisory, asset-management, property-management and other services previously provided to Piedmont REIT by Wells Real Estate Funds and its affiliates. As a result of the internalization transaction, 81 employees of Wells Real Estate Funds and its affiliates became employees of Piedmont REIT. A majority of those employees did not provide significant services to us. Following the internalization transaction, Wells Real Estate Funds and its affiliates employed 351 individuals. Wells Real Estate Funds and its affiliates have engaged successors to some of the personnel who had provided services to us and became employees of Piedmont REIT in the internalization transaction.

Some of the personnel acquired by Piedmont REIT in the internalization had primary responsibility for the management of certain of our properties. To ensure continuity of property management services, we amended our existing Master Property Management, Leasing, and Construction Agreement with Wells Management to eliminate the provision of certain property management services for those properties effective upon consummation of the Piedmont REIT internalization transaction. We also entered into a property management agreement with a subsidiary of Piedmont REIT to provide certain property management services to us for those properties. Currently, a subsidiary of Piedmont REIT manages 14 of our properties. The terms of our agreement with Piedmont REIT for property management services are substantially similar to the terms under which we engage Wells Management for property management services.

In connection with the Piedmont REIT internalization transaction, all three of our officers resigned from their officer positions with Piedmont REIT, four of our board members resigned from their positions as board members of Piedmont REIT, and two Piedmont REIT directors resigned from our board. On May 9, 2007, Leo F. Wells, III resigned as chairman of the board of directors of Piedmont REIT. As a result, we and Piedmont REIT share no common officers and no common directors. Piedmont REIT, our advisor, certain affiliates of Wells Real Estate Funds, Mr. Wells and certain of our officers and directors who formerly served as officers and directors of Piedmont REIT are involved in litigation in connection with Piedmont REIT’s internalization. The details of this litigation are disclosed in “Risk Factors” under the heading “Our operating performance could suffer if Wells Capital or its affiliates incur significant losses, including those losses that may result from litigation or from being the general partner of other entities or the guarantor of debt held by other entities.”

What are your investment objectives?

Our primary investment objectives are:

•	to provide current income for you through the payment of cash distributions; and

•	to preserve and return your capital contributions.

We also seek capital gain from our investments. See the “Investment Objectives and Criteria” section of this prospectus for a more complete description of our investment policies and charter-imposed investment restrictions.

Are there any risks involved in an investment in your shares?

An investment in our shares involves significant risk. You should read the “Risk Factors” section of this prospectus beginning on page 18. That section contains a detailed discussion of material risks that you should consider before you invest in the common stock we are selling with this prospectus. Some of the more significant risks relating to an investment in our shares include the following:

•

No public market currently exists for our shares of common stock and we have no current plans to list our shares on an exchange. If you are able to sell your shares, you would likely have to sell them at a substantial discount from their public offering price.

•

The offering price was not established on an independent basis and bears no relationship to the net value of our assets. The offering price is likely to be higher than the amount you would receive per share if we were to liquidate at this time because of the up-front fees that we pay in connection with the issuance of our shares as well as the recent reduction in the demand for real estate as a result of current disruptions in the credit markets and the economic slowdown.

•

If we raise substantial offering proceeds in a short period of time, we may not be able to invest all of the net offering proceeds promptly, which may cause our distributions and the long-term returns of our investors to be lower than they otherwise would.

•

We are dependent upon our advisor and our dealer manager to conduct our operations and this offering; thus, adverse changes in the financial health of our advisor or dealer manager or our relationship with them could cause our operations to suffer.

•	We will pay substantial fees and expenses to our advisor, its affiliates and participating broker-dealers, which payments increase the risk that you will not earn a profit on your investment.

•

Our advisor and its affiliates will face conflicts of interest, including significant conflicts created by our advisor’s compensation arrangements with us and other Wells-sponsored programs and conflicts in allocating time among us and these other programs.

•	Our failure to qualify as a REIT for federal income tax purposes would reduce the amount of income we have available for distribution and limit our ability to make distributions to our stockholders.

Who is your advisor?

Wells Capital is our advisor. Wells Capital was incorporated in the State of Georgia in 1984. As of December 31, 2009, Wells Capital had sponsored or advised public real estate programs that had raised approximately $11 billion from approximately 266,000 investors in 18 publicly offered real estate programs, including our program.

What will the advisor do?

Wells Capital, as our advisor, will manage our daily affairs and make recommendations on all property acquisitions to our board of directors. Leo F. Wells, III, Douglas P. Williams, Randall D. Fretz and E. Nelson Mills, acting through or on behalf of our advisor will make most of the decisions regarding our investments. We expect that a committee of our board of directors consisting of all of our independent directors will exercise its right to approve or reject all proposed property acquisitions. Wells Capital will also provide asset management, marketing, investor relations and other administrative services on our behalf.

How will Wells Capital select potential properties for acquisition?

Wells Capital will generally seek to acquire high-quality office and industrial buildings located in or near densely populated metropolitan markets leased to creditworthy companies and governmental entities. To find properties that best meet our selection criteria for investment, Wells Capital’s property acquisition team will study regional demographics and market conditions and interview local brokers to gain the practical knowledge that studies sometimes lack. An experienced commercial construction engineer will inspect the structural soundness and the operating systems of each building, and an environmental firm will investigate all environmental issues to ensure each property meets our quality specifications.

What conflicts of interest will your advisor face?

Wells Capital, as our advisor, will experience conflicts of interest in connection with the management of our business affairs, including the following:

•	Wells Capital must determine which investment opportunities to recommend to us or another Wells-sponsored program or joint venture.

•	Wells Capital may structure the terms of joint ventures between us and other Wells-sponsored programs.

•	Wells Capital must determine which property and leasing managers to retain and may retain Wells Management Company, Inc., an affiliate, to manage and lease some or all of our properties.

•	Wells Capital and its affiliates will have to allocate their time between us and other real estate programs and activities in which they are involved.

•

We may seek to become self-managed, which decision could lead to our acquisition of entities affiliated with Wells Capital at a substantial price. This possibility may provide incentives to our advisor or its management to pursue an internalization transaction rather than an alternative strategy, even if such alternative strategy might otherwise be in our stockholders’ best interests.

•

Wells Capital and its affiliates will receive fees in connection with transactions involving the purchase, management and sale of our properties, regardless of the quality of the property acquired or the services provided to us.

•	Wells Capital, Wells Investment Securities and its affiliates will also receive fees in connection with our public offerings of equity securities.

All of our officers and three of our directors will also face these conflicts because of their affiliation with Wells Capital. In addition, all of our executive officers and some of our directors serve in similar capacities for Wells Timberland REIT, Inc. (“Wells Timberland”) and Wells Real Estate Investment Trust III, Inc. (“Wells REIT III”). As of March 19, 2010, Wells REIT III has no operations or assets and has filed a registration statement for a best-efforts initial public offering with the SEC that has not yet been declared effective. See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate a number of these potential conflicts.

What is the ownership structure of the Wells entities that perform services for you?

The following chart shows the ownership structure of the various Wells entities that perform or are likely to perform important services for us.

What are the fees that you will pay to the advisor and its affiliates in connection with this offering?

Wells Capital and its affiliates will receive compensation and reimbursement for services relating to this offering and the investment and management of our assets. The most significant items of compensation are included in the table below. The selling commissions and dealer manager fee may vary for different categories of purchasers. See “Plan of Distribution.” This table assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees and assumes a $9.55 price for each share sold through our dividend reinvestment plan.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering (375,000,000 shares)
Offering Stage

Selling Commissions	7.0% of gross offering proceeds in the primary offering; no selling commissions are payable on shares sold under the dividend reinvestment plan; all selling commissions will be reallowed to participating broker-dealers.	$ 210,000,000

Dealer Manager Fee	2.5% of gross offering proceeds in the primary offering; no dealer manager fee is payable on shares sold under the dividend reinvestment plan; Wells Investment Securities will reallow a portion of its dealer manager fee to participating broker-dealers.	$ 75,000,000

Other Organization and Offering Expenses	Up to 2.0% of gross offering proceeds; however, if we raise the maximum offering amount, we expect that these other organization and offering expenses will not exceed 0.72% of our gross offering proceeds, or $26,742,000.	$ 26,742,000

Acquisition and Development Stage

Acquisition Fees	2.0% of gross offering proceeds.	$ 74,325,000

Operational Stage

Asset Management Fees

For asset management services in 2009, we generally paid a monthly fee equal to one-twelfth of 0.625% of the sum of the cost of all occupied properties we own plus the cost of investments in joint ventures until the monthly payment equals $2,708,333.33 (or $32.5 million annualized). The fee remains capped at that amount until the sum of the cost of all occupied properties we own plus the cost of investments in joint ventures equals at least $6.5 billion.

After the sum of the cost of all occupied properties we own plus the cost of investments in joint ventures equals at least $6.5 billion, a monthly fee equal to one-twelfth of 0.5% of the sum of the cost of all occupied properties we own plus the cost of investments in joint ventures. Notwithstanding the foregoing, the monthly fee related to the AT&T Lindbergh Center is currently one-twelfth of 0.5% of the cost of the property.

The amount paid in any three-month period may not exceed 0.25% of the average net asset value of those investments during the preceding three months. When calculating “average net asset value,” we deduct the amount of all of our outstanding debt from the aggregate cost of our assets.

The actual amounts are dependent upon the total equity and debt capital we raise and the results of our operations. For the fiscal year ended December 31, 2009, asset management fees totaled 29.8 million.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering (375,000,000 shares)
Property Management Fee	For property management services for a property, we pay Wells Management a market-based property management fee based on the gross monthly income of the property. For leasing agent services for a property, we pay Wells Management: (i) a one-time fee in an amount not to exceed one-month’s rent for the initial rent-up of a newly-constructed building; and (ii) a market-based commission based on the net rent payable. For construction management services for a property, we pay Wells Management that portion of lease concessions for tenant-directed improvements that are specified in the lease or lease renewal, subject to a limit of 5.0% of such lease concessions and a management fee.	Actual amounts are dependent upon the results of our operations. For the fiscal year ended December 31, 2009, property management fees paid to Wells Management were $4.1 million.

Operating Expenses	Reimbursement of our advisor’s cost of providing services to us other than personnel costs relating to services for which our advisor earns acquisition fees or real estate commissions.	Actual amounts are dependent upon the results of our operations. For the fiscal year ended December 31, 2009, these operating expenses were $15.2 million.

Liquidation/Listing Stage

Real Estate Commissions	Up to 1.0% of contract price of property sold for substantial assistance in connection with sale.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at this time.

Subordinated Participation in Net Sale Proceeds (payable only if we are not listed on an exchange)	10.0% of remaining net sale proceeds after return of capital plus payment to investors of an 8.0% cumulative, non-compounded return on the capital contributed by investors.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at this time.

Subordinated Incentive Listing Fee (payable only if we are listed on an exchange)	10.0% of the amount by which our adjusted market value plus distributions exceeds the aggregate capital contributed by investors plus an amount equal to an 8.0% cumulative, non-compounded return to investors.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at this time.

See “Management Compensation” and “Plan of Distribution” for a more detailed description of the fees and expenses payable to our advisor, our dealer manager and their affiliates.

How many real estate properties do you currently own?

As of December 31, 2009, we owned interests in 65 office properties, one industrial building and one hotel, which include 85 operational buildings, comprising approximately 20.6 million square feet of commercial space located in 23 states, the District of Columbia and Moscow, Russia. Of these properties, 63 are wholly owned and four are owned through consolidated joint ventures. As of December 31, 2009, our office and industrial properties were approximately 93.2% leased (office properties were approximately 96.0% leased). Information with respect to all of our properties is set forth under “Description of Real Estate Investments” in this prospectus.

We expect to use substantially all of the net proceeds from this offering to acquire and operate commercial real estate properties, including properties that are under construction, are newly constructed or have operating histories. Although we may invest in a wide variety of real estate, we will generally focus our acquisition efforts on high-quality, income-generating office and industrial properties leased to creditworthy companies and governmental entities. We may also invest in entities that make similar investments, including joint ventures. We have not yet identified the properties we will purchase with the proceeds of this offering.

What steps do you take to make sure you purchase environmentally compliant properties?

For acquisitions in the United States, we obtain a Phase I environmental assessment of each property we purchase. In addition, we will attempt to obtain a representation from the seller that, to its knowledge, the property is not contaminated with hazardous materials. With respect to international investments, we will seek to obtain an environmental assessment that is customary in the location where the property is being acquired.

What will be the terms of your leases?

We seek to secure leases with creditworthy tenants before or at the time we acquire a property. Generally, we are responsible for the replacement of specific structural components of a property such as the roof of the building or the parking lot. However, the majority of our leases include reimbursement provisions that require the tenant to pay, as additional rent, all or a portion of real estate taxes; sales and use taxes; special assessments; utilities, insurance and building repairs; and other building operation and management costs. Such reimbursement provisions mitigate the risks related to rising costs. We expect that our leases generally will have terms of five or more years, some of which may have renewal options.

How will Wells REIT II own its real estate properties?

We expect to own substantially all of our real estate properties through Wells Operating Partnership II, L.P. (“Wells OP II”), our operating partnership. Wells OP II was formed in July 2003 to acquire, own and operate properties on our behalf. We are the sole general partner of Wells OP II and, as of December 31, 2009, owned approximately 99.9% of the equity interests in Wells OP II. Wells Capital has purchased $200,000 of limited partner units in Wells OP II and is the sole limited partner of Wells OP II. As a result of this structure we are considered an “UPREIT.”

What is an “UPREIT”?

UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” The UPREIT structure is used because a sale of property directly to the REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the UPREIT in exchange for limited partnership units in the UPREIT and defer taxation of gain until the seller later sells or exchanges his UPREIT units. Using an UPREIT structure may give us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results. At present, we have no plans to acquire any specific properties in exchange for units of Wells OP II.

If I buy shares, will I receive distributions and how often?

To maintain our qualification as a REIT, we are required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction and excludes net capital gain and which does not necessarily equal net income as calculated in accordance with accounting principles generally accepted in the United States (“GAAP”)). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. We have not established a minimum distribution level.

How will you calculate the payment of distributions to stockholders?

We expect to calculate our quarterly dividends based upon daily record dates so that investors may be entitled to dividends immediately upon purchasing our shares.

May I reinvest my distributions in shares of Wells REIT II?

Yes. We have adopted an amended and restated dividend reinvestment plan. You may participate in our dividend reinvestment plan by checking the appropriate box on your Subscription Agreement or by filling out an enrollment form that we will provide to you at your request. The purchase price for shares purchased under this plan will be the higher of $9.55 or 95% of the estimated value of a share of our common stock, as estimated by our advisor or another firm we choose for that purpose. We intend to use our advisor’s estimate until at least 18 months after completion of our offering stage. We will view our offering stage as complete 18 months after the termination of a public offering of shares of our common stock if no subsequent public offering of our common stock commenced within such 18-month period. For purposes of the foregoing definition of our offering stage, an “offering” shall not include offerings on behalf of selling stockholders or offerings related to any dividend reinvestment plan, employee benefit plan, or the issuance of shares upon redemption of interests in Wells OP II. Our advisor has indicated that during this initial period it intends to use the most recent price paid to acquire a share in our offering (ignoring purchase price discounts for certain categories of purchasers) as its estimated per share value of our shares. However, this offering stage estimated value is likely to be higher than the price at which you could resell your shares because (1) our public offering involves the payment of underwriting compensation and other directed selling efforts, which payments and efforts are likely to produce a higher sales price than could otherwise be obtained, and (2) there is no public market for our shares. Moreover, this offering stage estimated value is likely to be higher than the amount you would receive per share if we were to liquidate during our offering stage because of the up-front fees that we pay in connection with the issuance of our shares. No selling commissions or dealer manager fees are payable on shares sold under our dividend reinvestment plan.

We may amend or terminate our dividend reinvestment plan at our discretion at any time provided that any amendment that adversely affects the rights or obligations of participants (as determined by the board) will only take effect upon 10 days’ written notice to participants. For more information regarding the dividend reinvestment plan, see “Description of Shares — Dividend Reinvestment Plan.”

Will the distributions I receive be taxable as ordinary income?

Yes and No. Generally, distributions that you receive, including distributions that are reinvested pursuant to our dividend reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Participants in our dividend reinvestment plan will also be treated for tax purposes as having received an additional distribution to the extent they purchase shares under our dividend reinvestment plan at a discount to fair market value. As a result, participants in our dividend reinvestment plan may have tax liability with respect to their share of our taxable income, but they will not receive cash distributions to pay such liability.

We expect that some portion of your distributions will not be subject to tax in the year in which they are received because depreciation expense reduces the amount of taxable income but does not reduce cash available for distribution. The portion of your distribution that is not subject to tax immediately is considered a return of capital for tax purposes and will reduce the tax basis of your investment. Distributions that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor. You should also review the section of the prospectus entitled “Federal Income Tax Considerations.”

How much money have you raised in your prior offerings?

We commenced our initial public offering of 785 million shares of common stock on December 1, 2003, which consisted of a 600 million-share primary offering and a 185 million-share offering under our dividend reinvestment plan. We stopped making offers under the primary offering on November 26, 2005. We raised gross offering proceeds of approximately $2.0 billion from the sale of approximately 197.1 million shares in our initial public offering, including shares sold under the dividend reinvestment plan after the primary offering terminated.

On November 10, 2005, we commenced a follow-on public offering of 300.6 million shares of common stock. Of these shares, we offered 300 million shares in a primary offering and 0.6 million shares under our dividend reinvestment plan. On April 14, 2006, we amended the registration statements for the follow-on public offering and our initial public offering in order to offer in a combined prospectus the 300.6 million shares registered under the follow-on offering and 174.4 million unsold shares related to the dividend reinvestment plan registered under the initial public offering. We stopped making offers under the combined follow-on offering on November 10, 2008. We raised gross offering proceeds of approximately $2.6 billion from the sale of approximately 257.6 million shares in our follow-on public offering.

We began accepting subscriptions in this offering on November 11, 2008. As of March 19, 2010, we had raised gross offering proceeds of approximately $0.9 billion from the sale of approximately 86.8 million shares in this offering, including the dividend reinvestment plan. As of March 19, 2010, approximately 288.2 million shares remain available for sale to the public in this offering, including the dividend reinvestment plan. As of March 19, 2010, we had received aggregate gross offering proceeds of approximately $5.4 billion from the sale of approximately 541.5 million shares in our public offerings. After incurring approximately $107.6 million in acquisition fees, approximately $487.7 million in selling commissions and dealer-manager fees, approximately $72.9 million in other organization and offering expenses, and funding common stock redemptions of approximately $333.2 million pursuant to the share redemption program, as of March 19, 2010, we had raised aggregate net offering proceeds available for investment in properties of approximately $4.4 billion, substantially all of which had been invested in real estate properties.

What will you do with the money raised in this offering?

We intend to use substantially all of the net proceeds from this offering to acquire and operate commercial real estate consisting primarily of high-quality, income-generating office and industrial properties leased to creditworthy companies and governmental entities. Depending primarily on the number of shares we sell in the primary offering of up to 300,000,000 shares of common stock, we estimate that no more than 87.69% of our primary offering proceeds, or $8.77 per share, will be available for investments, while the remainder will be used to pay offering expenses, including selling commissions and the dealer manager fee, and to pay a fee to our advisor for its services in connection with the selection, acquisition, development and construction of our real estate investments. Assuming a $9.55 purchase price for shares sold under our dividend reinvestment plan and depending on the number of shares sold in the 75,000,000 share dividend reinvestment plan offering, we estimate no more than 97.66% of the gross offering proceeds from our dividend reinvestment plan, or $9.33 per share, will be available for investments and the repurchase of shares under our share redemption program, while the remainder will be used to pay offering expenses.

Rather than using net proceeds to invest directly in real estate, we may use net proceeds to repay indebtedness and increase our borrowing capacity. Then, when we are ready to close on an acquisition, we might use debt proceeds or net offering proceeds, or a combination of both. Until we invest the proceeds of this offering in real estate, we may also invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn as high a return as we expect to earn on our real estate investments, and we may not be able to invest the proceeds in real estate promptly.

What kind of offering is this?

We are offering up to 375,000,000 shares of common stock on a “best efforts” basis. We are offering up to 300,000,000 shares of our common stock in our primary offering at $10 per share, with discounts available for certain categories of purchasers as described under “Plan of Distribution” below. We are also offering 75,000,000 shares of common stock under our dividend reinvestment plan at the higher of $9.55 or 95% of the estimated value of a share of our common stock, as estimated by our advisor or another firm we choose for that purpose.

How does a “best efforts” offering work?

When shares are offered on a “best efforts” basis, the dealer manager is only required to use its best efforts to sell the shares in the offering and has no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all or any of the shares that we are offering.

How long will this offering last?

Our 300,000,000 share primary offering is scheduled to terminate by October 1, 2010. Under rules promulgated by the SEC, in some circumstances we could continue the primary offering until as late as March 30, 2012. If we continue the primary offering beyond October 1, 2010, we will supplement this prospectus accordingly. We may continue to offer the 75,000,000 dividend reinvestment plan shares beyond these dates until we have sold all of these shares through the reinvestment of distributions. In some states, we may not be able to continue the offering for these periods without renewing the registration statement or filing a new registration statement. We may terminate this offering at any time.

Who can buy shares?

You can buy shares pursuant to this prospectus provided that you have either (1) a net worth of at least $70,000 and an annual gross income of at least $70,000, or (2) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings or personal automobiles. These minimum requirements may be higher in certain states, so you should carefully read the more detailed description under “Suitability Standards” immediately following the cover page of this prospectus.

Are there any special restrictions on the ownership or transfer of shares?

Yes. Our charter contains restrictions on the ownership of our shares that prevent any one person from owning more than 9.8% of our outstanding shares unless exempted by our board of directors. These restrictions are designed to enable us to comply with the ownership restrictions imposed on REITs by the Internal Revenue Code. See “Description of Shares — Restriction on Ownership of Shares.” Our charter also limits your ability to sell your shares to prospective purchasers unless (i) they meet suitability standards regarding income or net worth, which are described above at “Suitability Standards” immediately following the cover page of this prospectus, and (ii) the transfer complies with minimum purchase requirements, which are described below at “Plan of Distribution — Minimum Purchase Requirements.”

Are there any special considerations that apply to employee benefit plans subject to ERISA or other retirement plans that are investing in shares?

Yes. The section of this prospectus entitled “ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should read this section of the prospectus very carefully.

Is there any minimum investment required?

Yes. For your initial purchase of our shares you must generally invest at least $1,000. The minimum investment levels are higher in certain states, so you should carefully read the more detailed description under “Plan of Distribution — Minimum Purchase Requirements.” Once you have satisfied the applicable minimum purchase requirement, you may make purchases for less than the minimum investment. Except in the states of Maine, Minnesota, Nebraska, Ohio and Washington, if you have purchased units or shares from an affiliated Wells public real estate program you can make purchases for less than the minimum investment.

How do I subscribe for shares?

If you choose to purchase shares in this offering, you will need to fill out a Subscription Agreement, like the one contained in this prospectus as Appendix A, for a specific number of shares and pay for the shares at the time you subscribe.

If I buy shares in this offering, how may I later sell them?

At the time you purchase the shares, they will not be listed for trading on any national securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure that one will ever develop. In addition, our charter imposes restrictions on the ownership of our common stock, which will apply to potential purchasers of your stock. As a result, you may find it difficult to find a buyer for your shares and realize a return on your investment. See “Description of Shares — Restriction on Ownership of Shares.”

You may be able to sell your shares to us pursuant to our share redemption program, though there are numerous restrictions on your ability to sell your shares to us under the program. The share redemption program contains different rules for redemptions sought within two years of a stockholder’s death or “qualifying disability” (as defined in the “Description of Shares — Share Redemption Program” section of this prospectus). We refer to redemptions that do not occur within two years of a stockholder’s death or qualifying disability as “Ordinary Redemptions.” Ordinary Redemptions have been suspended until at least September 2010, and we make no assurances as to when Ordinary Redemptions will resume. As provided under the share redemption program, all Ordinary Redemption requests will be placed in a pool and honored on a pro rata basis once those redemptions resume.

Assuming no amendments to the share redemption program, at such time that Ordinary Redemptions resume, Ordinary Redemptions would be redeemable at the lesser of $9.10 per share, or 91% of the price at which we sold the share. The redemption price is expected to remain fixed until we complete our offering stage. We will view our offering stage as complete 18 months after the termination of a public offering of shares of our common stock if no subsequent public offering of our common stock commenced within such 18-month period. For purposes of the share redemption program, we define the completion of our offering stage in the same manner as described in this prospectus under “Description of Shares — Dividend Reinvestment Plan — Stock Purchases.” Thereafter, the redemption price for Ordinary Redemptions would equal 95% of our per-share value as estimated by Wells Capital or another firm chosen by our board of directors for that purpose.

Redemptions sought within two years of the death or “qualifying disability” of a stockholder do not require a one-year holding period, and the redemption price is the amount at which we sold the share until completion of the above-mentioned offering stage. At that time, the redemption price would be the higher of the amount paid to us for the shares or 100% of our estimated per-share value.

We will not make an Ordinary Redemption until one year after the issuance of the shares to be redeemed. Additional limits on redemptions are described below. To the extent we cannot honor all redemption requests in any period because of the limitations described below, we will honor redemption requests on a pro rata basis as follows:

•

First, if necessary, we will limit requests for Ordinary Redemptions (which are currently suspended) on a pro rata basis so that the amount paid for Ordinary Redemptions during the then-current calendar year would not exceed 50% of the net proceeds from sales under our dividend reinvestment plan during such calendar year. Requests precluded by this test would not be considered in the tests below.

•

Second, if necessary, we will limit requests for Ordinary Redemptions and those upon the “qualifying disability” of a stockholder on a pro rata basis so that the aggregate of such redemptions during any calendar year would not exceed 5% of the weighted-average number of shares outstanding in the prior calendar year. Requests precluded by this test would not be considered in the test below.

•

Finally, if necessary, we will limit all redemption requests, including those sought within two years of a stockholder’s death, on a pro rata basis so that the aggregate of such redemptions during any calendar year would not exceed 100% of the net proceeds from our dividend reinvestment plan during the calendar year.

Subject to the limitations described above, we will redeem shares on the last business day of each month. Requests for redemption must be received at least five business days before a month-end redemption date in order for us to repurchase the shares that month. If we cannot purchase all shares presented for redemption, we will honor redemption requests at the applicable month-end on a pro rata basis. We will deviate from pro rata purchases in two minor ways: (i) if a pro rata redemption would result in you owning less than half of the minimum amount required by applicable state law, then we would redeem all of your shares; and (ii) if a pro rata redemption would result in you owning more than half but less than all of the amount required by applicable state law, then we would not redeem any shares that would reduce your holdings below the minimum amount. In the event that you seek the redemption of all of your shares, there is no holding-period requirement for shares purchased pursuant to our dividend reinvestment plan.

Our board of directors may amend, suspend or terminate our share redemption program upon 30 days’ notice, except as described above with respect to amendments that would materially adversely affect the rights of redeeming heirs. For more information about the share redemption program, see “Description of Shares — Share Redemption Program.”

When will the company seek to list its shares of common stock?

We will seek to list our shares of common stock if and when our independent directors believe listing would be in the best interest of our stockholders. If we do not list our shares of common stock on a national securities exchange by October 2015, our charter requires that we either:

•	seek stockholder approval of an extension or amendment of this listing deadline; or

•	seek stockholder approval of the liquidation of the corporation.

If we sought and did not obtain stockholder approval of an extension or amendment to the listing deadline, we would then be required to seek stockholder approval of our liquidation. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and distribute our net proceeds to you.

What is the role of the board of directors?

We have a nine-member board of directors. Currently, six seats are filled by directors independent of Wells Capital. All of our officers and three of our directors are affiliated with Wells Capital. Our charter, which requires that a majority of our directors be independent of Wells Capital, creates a committee of our board consisting solely of all of our independent directors. This committee, which we call the conflicts committee, is responsible for reviewing the performance of Wells Capital and must approve other matters set forth in our charter. See “Conflicts of Interest — Certain Conflict Resolution Procedures.” Our directors are elected annually by the stockholders.

What is the experience of your officers and directors?

Our management team has extensive experience investing in and managing commercial real estate. Our executive officers include Leo F. Wells, III, Douglas P. Williams and Randall D. Fretz. Leo F. Wells, III, our President and one of our directors, is the founder of Wells Real Estate Funds and has been involved in real estate sales, management and brokerage services for over 30 years. Douglas P. Williams, our Executive Vice President, Secretary, Treasurer and one of our directors is a former accounting executive at OneSource, Inc., a supplier of janitorial and landscape services. Randall D. Fretz, our Senior Vice President, is a former President of US & Canada operations for Larson-Juhl, a world leader in custom art and picture-framing home décor. E. Nelson Mills is one of our directors and serves as a Senior Vice President of Wells Capital. Mr. Mills served as President and Chief Operating Officer of Williams Realty Advisors, LLC, advisor to a series of real estate investment funds. He has been involved in commercial real estate operations since 1998 and prior to that, a tax partner with KPMG.

Our independent directors include Charles R. Brown, Richard W. Carpenter, Bud Carter, John L. Dixon, George W. Sands and Neil H. Strickland. Charles R. Brown is chairman and former President of CRB Realty Associates, a private real estate consulting firm, and former President of Technology Park/Atlanta, Inc., where he was instrumental in developing Technology Park/Atlanta, a 600-acre office park. Richard W. Carpenter is former President and current Chairman of the Board of Southmark Properties, an Atlanta-based REIT investing in commercial properties. Bud Carter is a former broadcast news director and anchorman and a current Senior Vice President for Vistage International, an organization established to aid corporate presidents and CEOs. John L. Dixon is a former President and Director of Pacific Select Group, LLC and a former Chairman and Chief Executive Officer of Mutual Service Corporation, two broker-dealer companies owned or controlled by Pacific Life. George W. Sands is a former Partner of KPMG LLP, where he served as Southeast Area Managing Partner for the firm’s auditing and advisory practice, Atlanta Office Managing Partner and SEC Reviewing Partner. Neil H. Strickland is a founder and currently the Senior Operation Executive of Strickland General Agency, Inc., a property and casualty general insurance agency concentrating on commercial customers.

See the “Management — Executive Officers and Directors” section of this prospectus for a more detailed description of the experience of each of our officers and directors.

Will I be notified of how the company and my investment are performing?

Yes, we will provide you with periodic updates on the performance of the company and your investment in us, including:

•	Four quarterly dividend reports;

•	An annual report; and

•	An annual IRS Form 1099-DIV, if required.

We will provide this information to you via U.S. mail or other courier. However, with your permission, we may furnish this information to you by electronic delivery, including, with respect to our annual report, by notice of the posting of our annual report on our Web site, which is www.wellsreitII.com. We will also include on this Web site access to our quarterly reports on Form 10-Q, our current reports on Form 8-K, our proxy statement and other filings we make with the SEC, which filings will provide you with periodic updates on the Company’s performance and the performance of your investment.

When will I get my detailed tax information?

Your Form 1099-DIV tax information, if required, will be mailed by January 31 of each year.

Who can help answer my questions?

If you have more questions about the offering, or if you would like additional copies of this prospectus, you should contact your registered representative or contact our dealer manager:

Wells Investment Securities, Inc.

6200 The Corners Parkway

Norcross, Georgia 30092-3365

Attn: Investor Services

Telephone: (800) 557-4830 or (770) 243-8282

Fax: (770) 243-8198

E-mail: investor.services@wellsref.com

www.wellsref.com

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock. The risks discussed in this prospectus can adversely affect our business, operating results, prospects and financial condition. This could cause the value of our common stock to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

Risks Related to Current Economic Conditions

If we are unable to find suitable investments or pay too much for properties, we may not be able to achieve our investment objectives and the returns on our investments will be lower than they otherwise would be.

We are competing for real estate investments with other REITs, real estate limited partnerships, pension funds and their advisors, bank and insurance company investment accounts, individuals, and other entities. In 2009, real estate market fundamentals underlying the U.S. office markets continued to deteriorate and debt markets continued to be constrained, thus, leading to a transaction volume that was significantly lower in 2009 as compared to earlier years. The shortage of high-quality assets trading has resulted in investors that have built up their cash positions and are ready to invest. The greater the number of entities and resources competing for high-quality office properties, the higher the acquisition prices of these properties will be, which could reduce our profitability and our ability to pay distributions. We cannot be sure that Wells Capital will be successful in obtaining suitable investments on financially attractive terms or that, if Wells Capital makes investments on our behalf, our objectives will be achieved. The more money we raise in our ongoing public offering, the greater our challenge will be to invest all of the net proceeds of that offering on attractive terms. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to make distributions to our stockholders.

Current economic conditions may cause the creditworthiness of our tenants to deteriorate and market rental rates to decline.

During 2008 and 2009, current economic conditions have adversely affected the financial condition and liquidity of many businesses. Should such economic conditions continue for a prolonged period of time, our tenants’ ability to honor their contractual obligations may suffer. Further, it may become increasingly difficult to achieve future rental rates comparable to the rental rates of our currently in-place leases as we seek to release space and/or to renew existing leases.

Our operational office and industrial properties were approximately 93.2% leased (office properties were approximately 96.0% leased) at December 31, 2009, and provisions for uncollectible tenant receivables, net of recoveries, were approximately 0.7% of total revenues for the 12 months then ended. As a percentage of 2009 annualized gross base rent, approximately 5% of leases expire in 2010, 9% of leases expire in 2011, and 8% of leases expire in 2012. No assurances can be given that current economic conditions will not have a material adverse effect on our ability to re-lease space at favorable rates or on our ability to maintain our current occupancy rate and our low provisions for uncollectible tenant receivables.

Current economic conditions may create challenges for us in refinancing our existing debt or in seeking additional third-party loans.

Current economic conditions, including declines in real estate transaction volumes and market values as well as the constriction of the availability of debt capital, may create near-term challenges for us as we seek to refinance our acquisition line of credit (the “Wachovia Line of Credit”), which matures on May 7, 2010. As of February 28, 2010, the Wachovia Line of Credit had been fully repaid and the maximum capacity of $245 million was available. In the event that economic conditions deteriorate, we may face additional challenges in securing or refinancing other third-party borrowings in the future.

Current economic conditions may cause market rental rates and property values to decline.

Current economic conditions, the availability and cost of credit, turmoil in the mortgage market, and declining real estate markets have contributed to increased volatility, lower real estate values, and diminished expectations for real estate markets and the economy going forward. Many economists are predicting economic conditions in the United States for 2010 to remain relatively weak, along with continued high levels of unemployment and vacancy rates at commercial properties, as the “jobless recovery” persists through most of the year. Should such current economic conditions continue for a prolonged period of time, the value of our commercial real estate assets and the market rental rates that we are able to achieve may decline significantly. In the near term, we believe that we are well positioned to withstand this downturn due to our minimal exposure to immediate lease rollover, a strong tenant credit base, and low leverage levels relative to our competitors; however, no assurances can be given that current economic conditions and the effects of the credit crisis will not have a material adverse effect on our business, financial condition, and results of operations.

Risks Related to an Investment in Us

There is no public trading market for your shares; therefore, it will be difficult for you to sell your shares.

There is no current public market for our shares and we currently have no plans to list our shares on a national securities exchange. You may not sell your shares unless the buyer meets the applicable suitability and minimum purchase requirements. Our charter also prohibits the ownership of more than 9.8% of our stock, unless exempted by our board of directors, which may inhibit large investors from desiring to purchase your shares. Moreover, our share redemption program has been suspended for “Ordinary Redemptions” (i.e., redemptions other than those made within two years of a stockholder’s death or “qualifying disability”), and we can provide no assurance as to when, if ever, Ordinary Redemptions may resume. Even if we resume making Ordinary Redemptions, the program includes numerous restrictions that limit your ability to sell your shares to us, and our board of directors may amend, suspend or terminate our share redemption program upon 30 days’ notice, with the exception of amendments that would materially adversely affect the rights of redeeming heirs. We describe these restrictions in detail under “Description of Shares — Share Redemption Program.” Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you would likely have to sell them at a substantial discount to their public offering price. It is also likely that your shares would not be accepted as the primary collateral for a loan. You should purchase our shares only as a long-term investment because of the illiquid nature of the shares.

If we raise substantial offering proceeds in a short period of time, we may not be able to invest all of the net offering proceeds promptly, which may cause our distributions and your investment returns to be lower than they otherwise would.

We could suffer from delays in locating suitable investments. The more money we raise in this offering, the more difficult it will be to invest the net offering proceeds promptly. Therefore, the large size of this offering increases the risk of delays in investing our net offering proceeds. Our reliance on our advisor to locate suitable investments for us at times when the management of our advisor is simultaneously seeking to locate suitable investments for other affiliated programs could also delay the investment of the proceeds of this offering. Delays we encounter in the selection, acquisition and development of income-producing properties would likely limit our ability to pay distributions to our stockholders and reduce our stockholders’ overall returns. In particular, when we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the payment of cash distributions attributable to those particular properties. You should expect to wait several months after the closing of a property acquisition before we are in a position to pay cash distributions attributable to such property.

We have not yet identified the properties that we will purchase with the proceeds of this offering, which makes your investment more speculative.

We have not yet identified the investments that we will make with the proceeds of this offering. Our ability to identify well-performing properties and achieve our investment objectives depends upon the performance of Wells Capital, our advisor, in the acquisition of our investments and the determination of any financing arrangements. The large size of this offering increases the challenges that Wells Capital will face in investing our net offering proceeds promptly in attractive properties, and the continuing high demand for the type of properties we desire to purchase increases the risk that we may pay too much for the properties that we do purchase. Because of the illiquid nature of our shares, even if we disclose information about our potential investments before we make them, it will be difficult for you to sell your shares promptly or at all.

We may be unable to pay or maintain cash distributions or increase distributions over time, and, until we have invested the proceeds of this offering and our properties are generating sufficient cash flow, we may have difficulty funding our distributions solely from cash flow from operations, which could reduce the funds we have available for investment and your overall return.

There are many factors that can affect the availability and timing of distributions to stockholders. In the future, we expect to fund distributions principally from cash flow from operations, adjusted for certain costs that were incurred for the purpose of generating future earnings, including acquisition costs; however, while we are in our offering stage and until our properties are generating sufficient cash flow, we may fund our distributions from borrowings or the net proceeds from this offering. If we fund distributions from financings or the net proceeds from this offering, we will have less funds available for the acquisition of properties, and your overall return may be reduced. Further, to the extent distributions exceed cash flow from operations, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize capital gain. The distributions paid to our stockholders in 2008 and 2009 were funded with current-period or prior-period accumulated net cash flow from operating activities adjusted for acquisition-related costs. We can give you no assurance that we will be able to pay or maintain cash distributions or increase distributions over time.

Our loss of or inability to obtain key personnel could delay or hinder implementation of our investment strategies, which could limit our ability to make distributions and decrease the value of your investment.

Our success depends to a significant degree upon the contributions of Leo F. Wells, III, Douglas P. Williams and Randall D. Fretz, each of whom would be difficult to replace. We do not have employment agreements with Messrs. Wells, Williams or Fretz, nor do Wells Capital or its affiliates, and we cannot guarantee that such persons will remain affiliated with us, Wells Capital or its affiliates. If any of these key personnel were to cease their affiliation with us, Wells Capital or its affiliates, we may be unable to find suitable replacement personnel, and our operating results could suffer as a result. We do not intend to maintain key person life insurance on any person. We believe that our future success depends, in large part, upon our advisor’s and our property managers’ ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and our advisor and any property managers we retain may be unsuccessful in attracting and retaining such skilled personnel. Further, we have established and intend to establish strategic relationships with firms that have special expertise in certain services or as to real properties in certain geographic regions. Maintaining such relationships will be important for us to effectively compete with other investors for properties in such regions. We may be unsuccessful in attracting and retaining such relationships. If we lose or are unable to obtain the services of highly skilled personnel or do not establish or maintain appropriate strategic relationships, our ability to implement our investment strategies could be delayed or hindered.

Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter provides that no independent director shall be liable to us or our stockholders for monetary damages and that we will generally indemnify them for losses unless they are grossly negligent or engage in willful misconduct. As a result, you and we may have more limited rights against our independent directors than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, officers, employees and agents) in some cases, which would decrease the cash otherwise available for distributions to you.

Risks Related to Conflicts of Interest

Wells Capital and possibly Wells Management will face conflicts of interest relating to the purchase and leasing of properties, and such conflicts may not be resolved in our favor, i.e., our advisor may offer us less attractive investment opportunities or we may lease to less attractive tenants, lowering your overall return.

We rely on our advisor to identify suitable investment opportunities. Other Wells-sponsored programs also rely on Wells Capital for investment opportunities. Many investment opportunities would be suitable for us as well as other Wells programs. If Wells Capital directs an investment opportunity to a Wells-sponsored program, it is to offer the investment opportunity to the program for which the opportunity, in the discretion of Wells Capital, is most suitable. Likewise, we rely on Wells Management to attract and retain creditworthy tenants for some of our properties. Other Wells-sponsored programs rely on Wells Management for the same tasks. If Wells Management directs creditworthy prospective tenants to another Wells-sponsored program where it could direct such tenants to our properties, our tenant base may have more inherent risk than might otherwise be the case. Our charter disclaims any interest in an investment opportunity known to Wells Capital that Wells Capital has not recommended to us. Wells Capital could direct attractive investment opportunities to other entities or even make such investments for its own account. Wells Management could direct attractive tenants to other entities. Such events could result in our investing in properties that provide less attractive returns or leasing properties to tenants that are more likely to default under their leases, thus reducing the level of distributions we may be able to pay you.

Wells Capital will face conflicts of interest relating to joint ventures that we may form with affiliates of Wells Capital, which conflicts could result in a disproportionate benefit to the other venture partners at our expense.

We may enter into joint venture agreements with other Wells programs for the acquisition, development or improvement of properties. Wells Capital may have conflicts of interest in determining which Wells program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, Wells Capital may face a conflict in structuring the terms of the relationship between our interests and the interests of the affiliated co-venturer and in managing the joint venture. Since Wells Capital and its affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. Co-venturers may thus benefit to our and your detriment.

Wells Capital, its affiliates and our officers will face competing demands on their time, and this may cause our operations and your investment to suffer.

We rely on Wells Capital and its affiliates for the day-to-day operation of our business. Wells Capital and its affiliates, including our officers, have interests in other Wells programs and engage in other business activities. As a result, they will have conflicts of interest in allocating their time among us and other Wells programs and activities in which they are involved. During times of intense activity in other programs and ventures, there is a risk that they may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. Our reliance on our advisor to locate suitable investments for us at times when the management of our advisor is simultaneously seeking to locate suitable investments for other affiliated programs could delay the investment of the proceeds of our ongoing public offering. Delays we encounter in the selection, acquisition, and development of income-producing properties would reduce the returns on our investments and limit our ability to make distributions to our stockholders.

Our officers and some of our directors face conflicts of interest related to the positions they hold with Wells Capital and its affiliates, which could hinder our ability to successfully implement our business strategy and to generate returns to you.

Our executive officers and some of our directors are also officers and directors of our advisor, our dealer manager and other affiliated entities. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could hinder the implementation of our business strategy and our investment and leasing opportunities. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to you and to maintain or increase the value of our assets.

Wells Capital and its affiliates, including our officers and some of our directors, will face conflicts of interest caused by compensation arrangements with us and other Wells-sponsored programs, which could result in actions that are not in the long-term best interest of our stockholders.

Wells Capital and its affiliates will receive substantial fees from us. These fees could influence our advisor’s advice to us, as well as the judgment of the affiliates of Wells Capital who serve as our officers or directors. Among other matters, the compensation arrangements could affect their judgment with respect to:

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the continuation, renewal or enforcement of our agreements with Wells Capital and its affiliates, including the advisory agreement, the dealer manager agreement and the property management, leasing and construction management agreement;

•	public offerings of equity by us, which entitle Wells Investment Securities to dealer manager fees and entitle Wells Capital to increased acquisition and asset management fees;

•	property sales, which entitle Wells Capital to real estate commissions and possible success-based sale fees;

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property acquisitions from other Wells-sponsored programs, which might entitle Wells Capital to real estate commissions and possible success-based sale fees in connection with its services for the seller;

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property acquisitions from third parties, which utilize proceeds from our public offerings, thereby increasing the likelihood of continued equity offerings and related fee income for Wells Investment Securities and Wells Capital;

•	whether and when we seek to become self-managed, which decision could lead to our acquisition of entities affiliated with Wells Capital at a substantial price;

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whether and when we seek to list our common stock on a national securities exchange, which listing could entitle Wells Capital to a success-based listing fee but could also hinder its sales efforts for other programs if the price at which our shares trade is lower than the price at which we offered shares to the public; and

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whether and when we seek to sell the company or its assets, which sale could entitle Wells Capital to a success-based fee but could also hinder its sales efforts for other programs if the sales price for the company or its assets resulted in proceeds less than the amount needed to preserve our stockholders’ capital.

The acquisition fees paid to Wells Capital and management and leasing fees paid to its affiliate, Wells Management, will be paid irrespective of the quality of their acquisition or property-management services during the term of the related agreement. Moreover, Wells Capital and Wells Management will have considerable discretion with respect to the terms and timing of acquisition, disposition and leasing transactions. Considerations relating to their compensation from other programs could result in decisions that are not in the best interests of our stockholders, which could hurt our ability to pay you distributions or result in a decline in the value of your investment.

Our directors’ and officers’ loyalties to other Wells-sponsored programs could influence their judgment, resulting in actions that are not in our stockholders’ best interest or that result in a disproportionate benefit to another Wells-sponsored program at our expense.

Some of our directors and officers are also directors or officers of other Wells-sponsored programs. Specifically, three of our directors (including one of our independent directors) and all three of our officers are also directors or officers of two other Wells-sponsored real estate programs. The loyalties of our directors and officers serving on another board may influence the judgment of our board when considering issues for us that also may affect other Wells-sponsored programs, such as the following:

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We could enter into transactions with other Wells-sponsored programs, such as property sales or acquisitions, joint ventures or financing arrangements. Decisions of the board or the conflicts committee regarding the terms of those transactions may be influenced by the board’s or committee’s loyalties to other Wells-sponsored programs.

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A decision of the board or the conflicts committee regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with an offering of other Wells-sponsored programs.

•	A decision of the board or the conflicts committee regarding the timing of property sales could be influenced by concerns that the sales would compete with those of other Wells-sponsored programs.

See “Conflicts of Interest — Our Advisor’s Interest in Other Wells Real Estate Programs — General.”

Risks Related to This Offering and Our Corporate Structure

Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8% of our outstanding common stock. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with terms and conditions that could have priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock.

You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a stockholder.

Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under Maryland General Corporation Law and our charter, our stockholders have a right to vote only on limited matters. Our board’s broad discretion in setting policies and our stockholders’ inability to exert control over those policies increases the uncertainty and risks you face as a stockholder.

You may not be able to sell your shares under the share redemption program and, if you are able to sell your shares under the program, you may not be able to recover the amount of your investment in our shares.

Our board of directors has adopted a share redemption program, but there are significant conditions and limitations that limit your ability to sell your shares under the program. In addition, our board of directors may amend, suspend or terminate our share redemption program upon 30 days’ notice and without stockholder approval, except with respect to amendments that would materially adversely affect the rights of redeeming heirs. Currently, we have suspended honoring “Ordinary Redemptions” (i.e., redemptions other than those made within two years of a stockholder’s death or “qualifying disability”) at least through September 2010, and we make no assurances as to when such redemptions may resume.

Except with respect to redemptions sought within two years of a stockholder’s death or qualifying disability, you would have to hold your shares for at least one year in order to participate in our share redemption program. The share redemption program, as amended effective April 24, 2010, also limits the number of shares that we may redeem under the program as follows:

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First, if necessary, we will limit requests for Ordinary Redemptions (which are currently suspended) on a pro rata basis so that the amount paid for Ordinary Redemptions during the then-current calendar year would not exceed 50% of the net proceeds from sales under our dividend reinvestment plan during such calendar year. Requests precluded by this test would not be considered in the tests below.

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Second, if necessary, we will limit requests for Ordinary Redemptions and those upon the qualifying disability of a stockholder on a pro rata basis so that the aggregate of such redemptions during any calendar year would not exceed 5% of the weighted-average number of shares outstanding in the prior calendar year. Requests precluded by this test would not be considered in the test below.

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Finally, if necessary, we will limit all redemption requests, including those sought within two years of a stockholder’s death, on a pro rata basis so that the aggregate of such redemptions during any calendar year would not exceed 100% of the net proceeds from our dividend reinvestment plan during the calendar year.

The limits described above may prevent us from accommodating all redemption requests made in any year. Initially, we will effect Ordinary Redemptions under the share redemption program at 91% of the price at which we sold the share. For example, we will pay $9.10 to redeem a share issued at $10.00. This initial redemption price will remain fixed until we complete our offering stage. For purposes of the share redemption program, we define the completion of our offering stage in the same manner as described in this prospectus under “Description of Shares — Dividend Reinvestment Plan — Stock Purchases.” Thereafter, we will redeem shares at a price equal to 95% of the estimated per share value of the shares, as estimated by our advisor or another firm we choose for that purpose. With respect to redemptions sought within two years of the death or “qualifying disability” of a stockholder, the redemption price is the amount at which we sold the share until completion of the above-mentioned offering stage. Thereafter, the redemption price would be the higher of the amount paid to us for the shares or 100% of our estimated per-share value.

These restrictions would severely limit your ability to sell your shares to us should you require liquidity and would limit your ability to recover the value you invested. See “Description of Shares — Share Redemption Program” for more information about the share redemption program.

The offering price was not established on an independent basis; the actual value of your investment may be substantially less than what you pay.

The offering price of the shares, which is the same offering price as in our initial and second public offerings, bears no relationship to our book or asset values or to any other established criteria for valuing shares. The board of directors considered the following factors in determining the offering price:

•	the offering price in our prior public offerings;

•	the range of offering prices of comparable unlisted REITs; and

•	the recommendation of our dealer manager.

However, the offering price is likely to be higher than the price at which you could resell your shares because (1) our public offering involves the payment of underwriting compensation and other directed selling efforts, which payments and efforts are likely to produce a higher sales price than could otherwise be obtained, and (2) there is no public market for our shares. Moreover, the offering price is likely to be higher than the amount you would receive per share if we were to liquidate at this time because of the up-front fees that we pay in connection with the issuance of our shares as well as the recent reduction in the demand for real estate as a result of the recent credit market disruptions and economic slowdown.

Because the dealer manager is one of our affiliates, you will not have the benefit of an independent review of us or the prospectus customarily undertaken in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty you face as a stockholder.

The dealer manager, Wells Investment Securities, is one of our affiliates and will not make an independent review of us or this offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by the dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer.

Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.

Existing stockholders and potential investors in this offering do not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue 1,000,000,000 shares of capital stock, of which 900,000,000 shares are designated as common stock and 100,000,000 are designated as preferred stock. Our board of directors may increase the number of authorized shares of capital stock without stockholder approval. After your purchase in this offering, our board may elect to (1) sell additional shares in this or future public offerings; (2) issue equity interests in private offerings; (3) issue shares of our common stock upon the exercise of the options we may grant to our independent directors or to Wells Capital or Wells Management employees; (4) issue shares to our advisor, its successors or assigns, in payment of an outstanding fee obligation or as consideration in a related-party transaction; or (5) issue shares of our common stock to sellers of properties we acquire in connection with an exchange of limited partnership interests of Wells OP II. To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted. Further, depending upon the terms of such transactions, most notably the offering price per share, which may be less than the price paid per share in any offering under this prospectus, and the value of our properties, existing stockholders may also experience a dilution in the book value of their investment in us.

Payment of compensation to Wells Capital and its affiliates will reduce cash available for investment and distribution and increases the risk that you will not be able to recover the amount of your investment in our shares.

Wells Capital and its affiliates will perform services for us in connection with the offer and sale of our shares, the selection and acquisition of our investments, the management and leasing of our properties and the administration of our other investments. We will pay them substantial up-front fees for some of these services, which will result in immediate dilution to the value of your investment and will reduce the amount of cash available for investment in properties or distribution to stockholders. Largely as a result of these substantial fees, we expect that for each share sold in our currently ongoing primary offering of up to 300.0 million shares of common stock as little as $8.65 per share will be available for the purchase of real estate, depending primarily upon the number of shares we sell.

We will also pay significant fees to Wells Capital and its affiliates during our operational stage. Those fees include obligations to reimburse Wells Capital and its affiliates for expenses they incur in connection with their providing services to us, including certain personnel services.

We may also pay significant fees during our listing/liquidation stage. Although most of the fees payable during our listing/liquidation stage are contingent on our investors first enjoying agreed-upon investment returns, affiliates of Wells Capital could also receive significant payments even without our reaching the investment-return thresholds should we seek to become self-managed. Due to the apparent preference of the public market for self-managed companies, a decision to list our shares on a national securities exchange might well be preceded by a decision to become self-managed. And given our advisor’s familiarity with our assets and operations, we might prefer to become self-managed by acquiring entities affiliated with our advisor. Such an internalization transaction could result in significant payments to affiliates of our advisor irrespective of whether you enjoyed the returns on which we have conditioned other back-end compensation.

These fees and other potential payments increase the risk that the amount available for distribution to common stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares in this offering. Substantial consideration paid to our advisor and its affiliates also increases the risk that you will not be able to resell your shares at a profit, even if our shares are listed on a national securities exchange. See “Management Compensation.”

If we are unable to fund the future capital needs of our properties, cash distributions to our stockholders and the value of our investments could decline.

When tenants do not renew their leases or otherwise vacate their space, we will often need to expend substantial funds for tenant improvements to the vacated space in order to attract replacement tenants. In addition, although we expect that our leases with tenants will require tenants to pay routine property maintenance costs, we will likely be responsible for any major structural repairs, such as repairs to the foundation, exterior walls and rooftops.

We will use substantially all of this offering’s gross proceeds to buy real estate and pay various fees and expenses. We do not intend to reserve significant proceeds from this offering for future capital needs. Accordingly, if we need significant capital in the future to improve or maintain our properties or for any other reason, we will have to obtain financing from sources such as cash flow from operations, borrowings, property sales or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure the necessary funding for capital improvements, our investments may generate lower cash flows or decline in value, or both, which would limit our ability to make distributions to our stockholders and could reduce the value of your investment.

You may be more likely to sustain a loss on your investment because our sponsors do not have as strong an economic incentive to avoid losses as do promoters who have made significant equity investments in their company.

As of February 28, 2010, our sponsors had invested only approximately $1.8 million in us, primarily by our advisor purchasing 20,000 units of limited partnership interest in our operating partnership for $10.00 per unit before our initial public offering, and by our three officers purchasing shares of common stock for $9.05 per share in our initial public offering. Therefore, if we are successful in raising enough proceeds from our ongoing public offering to be able to reimburse our promoters for the significant organization and offering expenses of this offering, our promoters have little exposure to loss, especially if our shares are worth more than $9.05 per share upon the disposition of our properties. Without this exposure, our investors may be at a greater risk of loss because our promoters do not have as much to lose from a decrease in the value of our shares as do those promoters who make more significant equity investments in their companies.

Our operating performance could suffer if Wells Capital or its affiliates incur significant losses, including those losses that may result from litigation or from being the general partner of other entities or the guarantor of debt held by other entities.

We are dependent on Wells Capital, our advisor, and its affiliates to select investments and conduct our operations. Thus, adverse changes to our relationship with or the financial health of Wells Capital and its affiliates, including changes arising from litigation or as a result of having to perform under guarantees, could hinder their ability to successfully manage our operations and our portfolio of investments.

In addition, as a general partner to many Wells-sponsored programs, Wells Capital may have contingent liability for the obligations of such partnerships. Enforcement of such obligations against Wells Capital could result in a substantial reduction of its net worth. If such liabilities affected the level of services that Wells Capital or its affiliates could provide, our operations and financial performance could suffer.

On March 12, 2007, a stockholder of Piedmont Office Realty Trust, Inc. (“Piedmont REIT”) filed a putative class action and derivative complaint, presently styled In re Wells Real Estate Investment Trust, Inc. Securities Litigation, in the United States District Court for the District of Maryland against, among others, Piedmont REIT; Leo F. Wells, III, our President and the Chairman of our Board of Directors; Wells Capital, our advisor; Wells Management, our property manager; certain affiliates of WREF; the directors of Piedmont REIT; and certain individuals who formerly served as officers or directors of Piedmont REIT prior to the closing of the internalization transaction on April 16, 2007. The complaint alleged, among other things, violations of the federal proxy rules and breaches of fiduciary duty arising from the Piedmont REIT internalization transaction and the related proxy statement filed with the SEC on February 26, 2007, as amended. The complaint sought, among other things, unspecified monetary damages and nullification of the Piedmont REIT internalization transaction. On April 9, 2007, the District Court denied the plaintiff’s motion for an order enjoining the internalization transaction. On April 17, 2007, the Court granted the defendants’ motion to transfer venue to the United States District Court for the Northern District of Georgia, and the case was docketed in the Northern District of Georgia on April 24, 2007. On June 7, 2007, the Court granted a motion to designate the class lead plaintiff and class co-lead counsel. On June 27, 2007, the plaintiff filed an amended complaint, which attempted to assert class action claims on behalf of those persons who received and were entitled to vote on the Piedmont REIT proxy statement filed with the SEC on February 26, 2007, and derivative claims on behalf of Piedmont REIT. On July 9, 2007, the Court denied the plaintiff’s motion for expedited discovery related to an anticipated motion for a preliminary injunction. On August 13, 2007, the defendants filed a motion to dismiss the amended complaint. On March 31, 2008, the Court granted in part the defendants’ motion to dismiss the amended complaint. The Court dismissed five of the seven counts of the amended complaint in their entirety. The Court dismissed the remaining two counts with the exception of allegations regarding the failure to disclose in the Piedmont REIT proxy statement details of certain expressions of interest in acquiring Piedmont REIT. On April 21, 2008, the plaintiff filed a second amended complaint, which alleges violations of the federal proxy rules based upon allegations that the proxy statement to obtain approval for the Piedmont REIT internalization transaction omitted details of certain expressions of interest in acquiring Piedmont REIT. The second amended complaint seeks, among other things, unspecified monetary damages, to nullify and rescind the internalization transaction, and to cancel and rescind any stock issued to the defendants as consideration for the internalization transaction. On May 12, 2008, the defendants answered and raised certain defenses to the second amended complaint. On June 23, 2008, the plaintiff filed a motion for class certification. On September 16, 2009, the Court granted the plaintiff’s motion for class certification. On September 20, 2009, the defendants filed a petition for permission to appeal immediately the Court’s order granting the motion for class certification with the Eleventh Circuit Court of Appeals. The petition for permission to appeal was denied on October 30, 2009. On April 13, 2009, the plaintiff moved for leave to amend the second amended complaint to add additional defendants. The Court denied the plaintiff’s motion for leave to amend on June 23, 2009. On December 4, 2009, the parties filed motions for summary judgment. The parties filed their responses to the motions for summary judgment on January 29, 2010. The parties’ respective replies to the motions for summary judgment were filed on February 19, 2010. The motions for summary judgment are currently pending before the court. Mr. Wells, Wells Capital, and Wells Management believe that the allegations contained in the complaint are without merit and intend to vigorously defend this action. Any financial loss incurred by Wells Capital, Wells Management, or their affiliates could hinder their ability to successfully manage our operations and our portfolio of investments.

General Risks Related to Investments in Real Estate

Changes in general economic conditions and regulatory matters germane to the real estate industry may cause our operating results to suffer and the value of our real estate properties to decline.

Our operating results will be subject to risks generally incident to the ownership of real estate, including:

•	changes in general or local economic conditions;

•	changes in supply of or demand for similar or competing properties in an area;

•	changes in interest rates and availability of permanent mortgage funds, which may render the sale of a property difficult or unattractive;

•	changes in tax, real estate, environmental and zoning laws; and

•	periods of high interest rates and tight money supply.

These and other reasons may prevent us from being profitable or from realizing growth or maintaining the value of our real estate properties, which would reduce the value of your investment.

Properties that have significant vacancies could be difficult to sell, which could diminish the return on your investment.

Our properties’ market values depend principally upon the value of the properties’ leases. A property may incur vacancies either by the default of tenants under their leases or the expiration of tenant leases. If vacancies occur and continue for a prolonged period of time, it may become difficult to locate suitable buyers, and property resale values may suffer, which could further reduce your return.

We depend on tenants for our revenue, and lease defaults or terminations could reduce our net income and limit our ability to make distributions to our stockholders.

The success of our investments materially depends on the financial stability of our tenants. A default or termination by a significant tenant on its lease payments to us would cause us to lose the revenue associated with such lease and require us to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. If a tenant defaults on or terminates a significant lease, we may be unable to lease the property for the rent previously received or sell the property without incurring a loss. These events could cause us to reduce the amount of distributions to stockholders.

Our inability to sell a property when we plan to do so could limit our ability to pay cash distributions to you.

General economic conditions, availability of financing, interest rates and other factors, including supply and demand, all of which are beyond our control, affect the real estate market. We may be unable to sell a property for the price, on the terms or within the time frame that we want. That inability could reduce our cash flow and cause our results of operations to suffer, limiting our ability to make distributions to you.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce our net income and the return on your investment.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorist acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase coverage against terrorism as a condition of providing mortgage loans. Such insurance policies may not be available at a reasonable cost, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate coverage for such losses. If any of our properties incur a casualty loss that is not fully insured, the value of that asset will be reduced by such uninsured loss. In addition, other than any working capital reserves or other reserves that we may establish, or our existing line of credit, we do not have sources of funding specifically designated for funding repairs or reconstruction of any uninsured damaged property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to stockholders.

Our operating results may suffer because of potential development and construction delays and resultant increased costs and risks.

We may use proceeds from this offering to acquire and develop properties, including unimproved real properties, upon which we will construct improvements. We will be subject to uncertainties associated with rezoning for development, environmental concerns of governmental entities and/or community groups, and our builders’ ability to build in conformity with plans, specifications, budgeted costs and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completing construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a purchase price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

Actions of our joint venture partners could reduce the returns on our joint venture investments and decrease your overall return.

As of December 31, 2009, we owned interests in four of our properties through joint venture arrangements in which we hold the controlling interest. Should we elect to acquire, develop or improve additional properties through joint venture arrangements, such future investments may involve risks not otherwise present with other methods of investment in real estate, including, for example:

•	the possibility that our co-venturer in an investment might become bankrupt;

•	that such co-venturer may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals; or

•	that such co-venturer may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce your returns.

Costs of complying with governmental laws and regulations may reduce our net income and the cash available for distributions to our stockholders.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings.

Compliance with new laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply, and which may subject us to liability in the form of fines or damages for noncompliance. Any material expenditures, fines or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.

Discovery of previously undetected environmentally hazardous conditions may decrease our revenues and limit our ability to make distributions.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost to remove or remediate hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could reduce the amounts available for distribution to you.

If we sell properties and provide financing to purchasers, defaults by the purchasers would decrease our cash flows and limit our ability to make distributions to you.

In some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk that the purchaser may default, which could negatively impact our cash distributions to stockholders. Even in the absence of a purchaser default, the distribution of the proceeds of sales to our stockholders, or the reinvestment of proceeds in other assets, will be delayed until the promissory notes or other property we may accept upon a sale are actually paid, sold, refinanced or otherwise disposed.

Risks Associated with Debt Financing

We have incurred and are likely to continue to incur mortgage and other indebtedness, which may increase our business risks.

As of February 28, 2010, our total indebtedness was approximately $0.9 billion, which consisted of $873.0 million outstanding under mortgage loans with fixed interest rates, or with interest rates that are effectively fixed when considered in connection with an interest rate swap agreement; $63.4 million outstanding under a variable-rate mortgage loan; and $12.6 million outstanding on the fixed-rate Bank Zenit loan. We are likely to incur additional indebtedness to acquire properties, to fund property improvements and other capital expenditures, to redeem shares under our share redemption program, to pay our distributions, and for other purposes.

Significant borrowings by us increase the risks of an investment in us. If there is a shortfall between the cash flow from properties and the cash flow needed to service our indebtedness, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but we would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt on behalf of the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity.

If any mortgages or other indebtedness contain cross-collateralization or cross-default provisions, a default on a single loan could affect multiple properties. Our Wachovia Line of Credit includes a cross-default provision that provides that a payment default under any recourse obligation of $10 million or more or any nonrecourse obligation of $20 million or more by us, Wells OP II, or any of our subsidiaries constitutes a default under the line of credit. If any of our properties are foreclosed on due to a default, our ability to pay cash distributions to our stockholders will be limited.

High mortgage interest rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our net income and the amount of cash distributions we can make.

If mortgage debt is unavailable at reasonable interest rates, we may not be able to finance the purchase of properties. If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans become due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance the properties, our income could be reduced. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing more stock or by borrowing more money.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage or replace Wells Capital as our advisor. These or other limitations may limit our flexibility and our ability to achieve our operating plans.

Increases in interest rates could increase the amount of our debt payments and limit our ability to pay distributions to our stockholders.

We expect to incur additional indebtedness in the future, which may include mortgages, term loans or borrowings under a credit facility. Increases in interest rates will increase interest costs on our variable-interest debt instruments, which would reduce our cash flows and our ability to pay distributions. In addition, if we need to repay existing debt during periods of higher interest rates, we might sell one or more of our investments in order to repay the debt, which sale at that time might not permit realization of the maximum return on such investments.

We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and could decrease the value of your investment.

Our policies do not limit us from incurring additional debt until debt would exceed 100% of our net assets, which is equivalent to 50% of the cost of our tangible assets, though we may exceed this limit under some circumstances. High debt levels would cause us to incur higher interest charges, would result in higher debt service payments and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

International Business Risks

We are subject to additional risks from our international investments.

We purchased the Dvintsev Business Center – Tower B, located in Moscow, Russia, during 2009. We may also purchase additional properties located outside the United States. These investments may be affected by factors particular to the laws and business practices of the jurisdictions in which the properties are located. These laws and business practices may expose us to risks that are different from and in addition to those commonly found in the United States. Foreign investments include the following risks:

•	the burden of complying with a wide variety of foreign laws, including:

•	changing governmental rules and policies, including changes in land use and zoning laws, more stringent environmental laws or changes in such laws; and

•

existing or new laws relating to the foreign ownership of real property or mortgages and laws restricting the ability of foreign persons or companies to remove profits earned from activities within the country to the person’s or company’s country of origin;

•	the potential for expropriation;

•	possible currency transfer restrictions;

•	imposition of adverse or confiscatory taxes;

•	changes in real estate and other tax rates and changes in other operating expenses in particular countries;

•	possible challenges to the anticipated tax treatment of the structures that allow us to acquire and hold investments;

•	adverse market conditions caused by terrorism, civil unrest, and changes in national or local governmental or economic conditions;

•

the willingness of domestic or foreign lenders to make mortgage loans in certain countries and changes in the availability, cost, and terms of mortgage funds resulting from varying national economic policies;

•	general political and economic instability in certain regions;

•	the potential difficulty of enforcing obligations in other countries;

•	our willingness, or inability as a result of the United States Foreign Corrupt Practices Act, to comply with local business customs in certain regions; and

•	our advisor’s limited experience and expertise in foreign countries relative to its experience and expertise in the United States.

Investments in properties outside the United States may subject us to foreign currency risks, which may adversely affect distributions to our stockholders.

Investments outside the United States may be subject to foreign currency risk due to potential fluctuations in exchange rates between foreign currencies and the U.S. dollar. As a result, changes in exchange rates of any such foreign currency to U.S. dollars may affect our revenues, operating margins and distributions and may also affect the book value of our assets and the amount of stockholders’ equity. Our ability to hedge such currency risk may be limited or cost prohibitive in certain countries.

Certain foreign currency gains may threaten our REIT status, and foreign currency losses may reduce the income received from our foreign investments. Further, bank accounts held in a foreign currency, which are not considered cash or cash equivalents, may threaten our status as a REIT.

Foreign currency gains may threaten our REIT status, and foreign currency losses may reduce the income received from our foreign investments.

Foreign currency gains that we derive from certain of our investments will be treated as qualifying income for purposes of the REIT income tests if such gains are derived with respect to underlying income that itself qualifies for purposes of the REIT income tests, such as interest on loans that are secured by mortgages on real property. Other foreign currency gains, however, will be treated as income that does not qualify under the 95% or 75% gross income tests, unless certain technical requirements are met. No assurance can be given that these technical requirements will be met in the case of any foreign currency gains that we recognize directly or through pass-through subsidiaries, or that those technical requirements will not adversely affect our ability to satisfy the REIT qualification requirements. Although we may hedge our foreign currency risk subject to the REIT income qualification tests, we may not be able to do so successfully and may incur losses on these investments as a result of exchange rate fluctuations.

Foreign taxes we incur will not be creditable to or otherwise pass through to our stockholders.

Taxes that we pay in foreign jurisdictions may not be passed through to, or be used by our stockholders as a foreign tax credit or otherwise.

Federal Income Tax Risks

Failure to qualify as a REIT would reduce our net income and cash available for distributions.

Our qualification as a REIT depends upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets, and other tests imposed by the Internal Revenue Code. If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates and/or penalties. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends-paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

Recharacterization of sale-leaseback transactions may cause us to lose our REIT status, which would reduce the return on your investment.

We may purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease,” thereby allowing us to be treated as the owner of the property for federal income tax purposes, we can give you no assurance that the Internal Revenue Service will not challenge such characterization. In the event that any such sale-leaseback transaction is challenged and recharacterized as a financing transaction or loan for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction was so recharacterized, we might fail to satisfy the REIT qualification asset tests or income tests and, consequently, lose our REIT status. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our dividend reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, you will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the shares of common stock received. See “Description of Shares — Dividend Reinvestment Plan — Tax Consequences of Participation.”

Even if we remain qualified as a REIT for federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to you.

Even if we remain qualified as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property. For example:

•

In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income to our stockholders (which is determined without regard to the dividends-paid deduction or net capital gain). To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on the undistributed income.

•

We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

•

If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay a tax on that income at the highest corporate income tax rate.

•

If we sell a property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax.

•

We may perform additional, non-customary services for tenants of our buildings through our taxable REIT subsidiary, including real estate or non-real estate related services; however, any earnings related to such services are subject to federal and state income taxes.

To maintain our REIT status, we may be forced to borrow funds during unfavorable market conditions to make distributions to our stockholders, which could increase our operating costs and decrease the value of your investment.

To qualify as a REIT, we must distribute to our stockholders each year 90% of our REIT taxable income (which is determined without regard to the dividends-paid deduction or net capital gain). At times, we may not have sufficient funds to satisfy these distribution requirements and may need to borrow funds to maintain our REIT status and avoid the payment of income and excise taxes. These borrowing needs could result from (i) differences in timing between the actual receipt of cash and inclusion of income for federal income tax purposes; (ii) the effect of non-deductible capital expenditures; (iii) the creation of reserves; or (iv) required debt or amortization payments. We may need to borrow funds at times when market conditions are unfavorable. Such borrowings could increase our costs and reduce the value of our common stock.

To maintain our REIT status, we may be forced to forego otherwise attractive opportunities, which could delay or hinder our ability to meet our investment objectives and lower the return on your investment.

To qualify as a REIT, we must satisfy tests on an ongoing basis concerning, among other things, the sources of our income, the nature of our assets and the amounts we distribute to our stockholders. We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Because of the ownership structure of our hotel property, we face potential adverse effects from changes to the applicable tax laws.

We own one hotel property. However, under the Internal Revenue Code, REITs are not allowed to operate hotels directly or indirectly. Accordingly, we lease our hotel property to our taxable REIT subsidiary, or TRS. As lessor, we are entitled to a percentage of the gross receipts from the operation of the hotel property. Marriott Hotel Services, Inc. manages the hotel under the Marriott® name pursuant to a management contract with the TRS as lessee. While the TRS structure allows the economic benefits of ownership to flow to us, the TRS is subject to tax on its income from the operations of the hotel at the federal and state level. In addition, the TRS is subject to detailed tax regulations that affect how it may be capitalized and operated. If the tax laws applicable to our TRS are changed, we may be forced to modify the structure for owning our hotel property or sell our hotel property, which may adversely affect our cash flows. In addition, the Internal Revenue Service, the United States Treasury Department and Congress frequently review federal income tax legislation, and we cannot predict whether, when or to what extent new federal tax laws, regulations, interpretations or rulings will be adopted. Any of such actions may prospectively or retroactively modify the tax treatment of the TRS and, therefore, may adversely affect our after-tax returns from our hotel property.

Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial, and administrative changes have been made in the provisions of federal and state income tax laws applicable to investments similar to an investment in our shares. Additional changes to tax laws are likely to continue to occur in the future, and we cannot assure you that any such changes will not adversely affect the taxation of our stockholders. Any such changes could have an adverse effect on an investment in shares or on the market value or the resale potential of our properties. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your ownership of shares and the status of legislative, regulatory, or administrative developments and proposals and their potential effect on ownership of shares.

Risks Related to Investments by Tax-Exempt Entities and Benefit Plans Subject to ERISA

If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, you could be subject to criminal and civil penalties.

There are special considerations that apply to employee benefit plans subject to ERISA (such as profit-sharing, section 401(K) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Internal Revenue Code (such as an IRA) that are investing in our shares. If you are investing the assets of such a plan or account in our common stock, you should satisfy yourself that:

•	your investment is consistent with your fiduciary and other obligations under ERISA and the Internal Revenue Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s or account’s investment policy;

•	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

•	your investment in our shares, for which no trading market may exist, is consistent with the liquidity needs of the plan or IRA;

•	your investment will not produce an unacceptable amount of “unrelated business taxable income” for the plan or IRA;

•	you will be able to comply with the requirements under ERISA and the Internal Revenue Code to value the assets of the plan or IRA annually; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

With respect to the annual valuation requirements described above, we expect to provide an estimated value for our shares annually. Until 18 months have passed without a sale in a public offering of our common stock, not including any offerings on behalf of selling stockholders or offerings related to any dividend reinvestment plan, employee benefit plan, or the issuance of shares upon redemption of interests in Wells OP II, we expect to use the gross offering price of a share of the common stock in our most recent offering as the per share estimated value thereof.

This estimated value is not likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your shares. Accordingly, we can make no assurances that such estimated value will satisfy the applicable annual valuation requirements under ERISA and the Internal Revenue Code. The Department of Labor or the Internal Revenue Service may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our common shares. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties, and can subject the fiduciary to claims for damages or for equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. In the case of a prohibited transaction involving an IRA owner, the IRA may be disqualified and all of the assets of the IRA may be deemed distributed and subjected to tax. ERISA plan fiduciaries and IRA custodians should consult with counsel before making an investment in our common shares.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus other than historical facts may be considered forward-looking statements. Such statements include, in particular, statements about our plans, strategies and prospects and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We make no representations or warranties (express or implied) about the accuracy of any such forward-looking statements and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Any such forward-looking statements are subject to unknown risks, uncertainties and other factors and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations, make distributions to stockholders, and maintain the value of our real estate properties, may be significantly hindered. See “Risk Factors” herein for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition.

ESTIMATED USE OF PROCEEDS

The following tables set forth information about how we intend to use the gross proceeds raised in this offering assuming that we sell a midrange point of 187,500,000 shares of common stock and the maximum of 375,000,000 shares of common stock. Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Depending primarily on the number of shares we sell in the primary offering of up to 300,000,000 shares of common stock, we estimate that no more than 87.69% of our primary offering proceeds, or $8.77 per share, will be available for investments, while the remainder will be used to pay offering expenses, including selling commissions and the dealer manager fee, and to pay a fee to our advisor for its services in connection with the selection, acquisition, development and construction of our real estate investments. Assuming a $9.55 purchase price for shares sold under our dividend reinvestment plan and depending on the number of shares sold in the 75,000,000 dividend reinvestment plan offering, we estimate no more than 97.66% of the gross offering proceeds from our dividend reinvestment plan, or $9.33 per share, will be available for investments and the repurchase of shares under our share redemption program, while the remainder will be used to pay offering expenses.

	187,500,000 Shares
	Primary Offering (150,000,000 shares) ($10.00/share)		Div. Reinv. Plan (37,500,000 shares) ($9.55/share)
	$	%	$	%
Gross Offering Proceeds	1,500,000,000	100.00	358,125,000	100.00
Selling Commissions	105,000,000	7.00	0	0.00
Dealer Manager Fee	37,500,000	2.50	0	0.00
Other Organization and Offering Expenses (1)	15,502,091	1.03	2,450,000	0.68
Acquisition Fees (2)	30,000,000	2.00	7,162,500	2.00
Initial Working Capital Reserve (3)	0	0.00	0	0.00
Amount Available for Investment (4)(5)	1,311,997,909	87.47	348,512,500	97.32

	375,000,000 Shares
	Primary Offering (300,000,000 shares) ($10.00/share)		Div. Reinv. Plan (75,000,000 shares) ($9.55/share)
	$	%	$	%
Gross Offering Proceeds	3,000,000,000	100.00	716,250,000	100.00
Selling Commissions	210,000,000	7.00	0	0.00
Dealer Manager Fee	75,000,000	2.50	0	0.00
Other Organization and Offering Expenses (1)	24,292,000	0.81	2,450,000	0.34
Acquisition Fees (2)	60,000,000	2.00	14,325,000	2.00
Initial Working Capital Reserve (3)	0	0.00	0	0.00
Amount Available for Investment (4)(5)	2,630,708,000	87.69	699,475,000	97.66

(1)

Includes all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, reimbursing the due diligence expenses of broker-dealers, and amounts to reimburse Wells Capital for the salaries of its employees and other costs in connection with preparing supplemental sales materials, holding bona fide training and education meetings and attending retail seminars conducted by broker-dealers. Wells Capital has agreed to reimburse us to the extent organization and offering expenses incurred by us, other than selling commissions and the dealer manager fee, exceed 2.0% of aggregate gross offering proceeds.

(2)	We will pay Wells Capital, as our advisor, acquisition fees of 2.0% of gross offering proceeds for its services in connection with the selection, purchase, development and construction of real estate. We will pay Wells Capital the acquisition fee amount upon receipt of the offering proceeds rather than at the time a property is acquired. In addition to this acquisition fee, we may also incur customary third-party acquisition expenses in connection with the acquisition (or attempted acquisition) of a property. See note 4 below.

(3)	Because we expect that the vast majority of leases for the properties acquired by us will provide for tenant reimbursement of operating expenses, we do not anticipate that a permanent reserve for maintenance and repairs of real estate properties will be established. We expect to meet all of our working capital needs out of cash flow from operations. However, to the extent that we have insufficient funds to meet our needs for working capital, we may establish reserves from gross offering proceeds.

(4)	Amount available for investment will include customary third-party acquisition expenses, such as legal fees and expenses, costs of appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition of real estate. We estimate that these third-party costs would average 0.5% of the contract purchase prices of property acquisitions.

(5)	We expect that at least 50% of the proceeds from the sale of shares under our dividend reinvestment plan will be used to repurchase shares of our common stock under the share redemption program. See “Description of Shares — Share Redemption Program.”

Rather than using net proceeds to invest directly in real estate, we may use net proceeds to repay indebtedness and increase our borrowing capacity. Then, when we are ready to close on an acquisition, we might use debt proceeds or net offering proceeds, or a combination of both.

Until required in connection with the acquisition and development of properties, the net proceeds of the offering and, thereafter, our working capital reserves, may be invested in short-term, highly liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors. The board is responsible for the management and control of our affairs. The board has retained Wells Capital to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the board’s supervision. Because of the numerous conflicts of interest created by the relationships among us, Wells Capital and various Wells affiliates, many of the responsibilities of the board have been delegated to a committee composed solely of all of our independent directors. See “Conflicts of Interest.”

We have a nine-member board of directors. Our board may change the size of the board, but not to fewer than three board seats. Our charter provides that a majority of the directors must be independent directors. We currently have six independent directors. An “independent director” is a person who is not one of our officers or employees or an officer or employee of Wells Capital or its affiliates and has not been so for the previous two years. Serving as a director of, or having an ownership interest in, another Wells-sponsored program will not, by itself, preclude independent director status.

Each director will serve until the next annual meeting of stockholders and until his successor has been duly elected and qualified. Although the number of directors may be increased or decreased, a decrease shall not have the effect of shortening the term of any incumbent director. Any director may resign at any time or may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Unless filled by a vote of the stockholders as permitted by the Maryland General Corporation Law, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director shall be filled by a vote of a majority of the remaining directors. As provided in our charter, nominations of individuals to fill the vacancy of a board seat previously filled by an independent director will be made by the remaining independent directors.

Our directors and officers are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties may require. In addition to meetings of the various committees of the board, which committees we describe below, we expect to hold seven regular board meetings each year. We do not expect that our directors will be required to devote a substantial portion of their time in discharging their duties. Our board is empowered to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity.

Our general investment and borrowing policies are set forth in this prospectus. Our directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders. We will follow the policies on investments and borrowings set forth in this prospectus unless they are modified by our directors.

Corporate Governance Guidelines Relating to Election of Directors

Our directors are elected by a plurality of the votes cast. Under this voting standard, the director nominees with the most votes are elected to the board seats to be filled. In uncontested elections, the number of nominees equals the number of board seats to be filled; therefore, in uncontested elections, a nominee need only receive a single “for” vote to be elected. In uncontested elections, abstentions and “withhold” votes should have no effect on the outcome of the election (although they do count toward the establishment of a quorum).

In order to enhance your ability to influence the composition of the board of directors in an uncontested election, our Corporate Governance Guidelines require each candidate nominated by the board of directors to agree to offer to resign should he or she receive fewer “for” votes than “withhold” votes in an uncontested election. If a director must offer to resign because of “withhold” vote totals, the conflicts committee of our board of directors must accept or reject the offer of resignation within 90 days following certification of the stockholder vote. If the conflicts committee accepts the offer, then the resignation will be effective upon acceptance. If the conflicts committee rejects an offer, it must disclose the reasons for doing so.

Any director who tenders his or her resignation pursuant to this provision of our Corporate Governance Guidelines may not participate in any conflicts committee action regarding whether to accept his or her offer of resignation or whether to accept any other director’s resignation. However, if the non-participation of resigning directors would leave fewer than three directors participating in the decision, then all conflicts committee members may participate other than the director whose resignation is at issue.

The offer of resignation may also be accepted at a stockholder meeting duly called for the express purpose of accepting such resignation and electing a successor to fill the vacancy created thereby. Unless previously accepted by the conflicts committee, such resignation will be effective immediately prior to the stockholders’ election of a successor at such meeting.

A copy of our Corporate Governance Guidelines is available on our web site at http://wellsreitII.com/information/governance.jsp.

Committees of the Board of Directors

Many of the powers of the board of directors may be delegated to one or more committees. Our charter requires that each committee consist of at least a majority of independent directors.

Audit Committee

Our bylaws require that the audit committee of the board of directors consist solely of independent directors. The audit committee selects the independent public accountants to audit our annual financial statements, reviews with the independent public accountants the plans and results of the audit engagement, approves the audit and non-audit services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. Our audit committee consists of George W. Sands (Chairman), Charles R. Brown and Neil H. Strickland, all of whom are independent directors. Mr. Sands serves as our audit committee financial expert.

Conflicts Committee

In order to reduce or eliminate certain potential conflicts of interest, our charter creates a conflicts committee of our board of directors composed solely of all of our independent directors, that is, all of our directors who are not affiliated with our advisor. Serving on the board of, or owning an interest in, another Wells-sponsored program will not, by itself, preclude a director from serving on the conflicts committee. The conflicts committee, which has retained its own legal advisor and is also authorized to retain its own financial advisor, is empowered to act on any matter permitted under Maryland law if the matter at issue is such that the exercise of independent judgment by Wells Capital affiliates could reasonably be compromised. Those conflict-of-interest matters that cannot be delegated to a committee under Maryland law must be acted upon by both the board of directors and the conflicts committee. See “Conflicts of Interest — Certain Conflict Resolution Procedures.”

Our conflicts committee will also discharge the board’s responsibilities relating to compensation of our executives. Subject to our charter limitations, the conflicts committee will administer the granting of stock options to selected employees of Wells Capital and Wells Management based upon recommendations from Wells Capital and Wells Management, and set the terms and conditions of such options in accordance with the Stock Option Plan. To date, no stock options have been issued under the Stock Option Plan. The conflicts committee will also have authority to amend the Stock Option Plan or create other incentive compensation and equity-based plans. The conflicts committee is also responsible for administering the terms of the Independent Director Stock Option Plan. In connection with the registration of the shares of this offering in certain jurisdictions we have suspended our Independent Director Stock Option Plan, and we do not expect to issue additional options to our independent directors until our shares of common stock are listed on a national securities exchange. The members of our Conflicts Committee are Neil H. Strickland (Chairman), Charles R. Brown, Richard W. Carpenter, Bud Carter, John L. Dixon and George W. Sands, all of whom are independent directors.

Nominating and Corporate Governance Committee

The primary functions of the nominating and corporate governance committee are: (1) identifying individuals qualified to serve on the board of directors and recommending that the board of directors select a slate of director nominees for election by the stockholders at the annual meeting; (2) developing and recommending to the board of directors a set of corporate governance policies and principles and periodically re-evaluating such policies and guidelines for the purpose of suggesting amendments to them if appropriate; and (3) overseeing an annual evaluation of the board of directors and each of the committees of the board of directors. The members of the nominating and corporate governance committee are Neil H. Strickland (Chairman), Richard W. Carpenter and Bud Carter, all of whom are independent directors.

Asset Management Committee

The primary functions of the asset management committee are to review and advise the board of directors on investment criteria and acquisition policies, the general economic environment in various real estate markets, existing or prospective properties or tenants and portfolio diversification goals. The members of the asset management committee are Charles R. Brown (Chairman), Richard W. Carpenter and Bud Carter, all of whom are independent directors.

Finance and Planning Committee

The primary function of the finance and planning committee is to review and advise the board of directors on our overall financial performance, which includes issues related to net proceeds raised, fees and expenses, operating earnings, distributions, capital structure and budgetary and reporting processes. The members of the finance and planning committee are Richard W. Carpenter (Chairman), Charles R. Brown and George W. Sands, all of whom are independent directors.

Stockholder Relations, Communication and Development Committee

The primary function of the stockholder relations, communication and development committee is to advise the board of directors on various stockholder issues including market conditions, issues relating to net proceeds raised from stockholders and communications with stockholders. The members of the stockholder relations, communication and development committee are Bud Carter (Chairman), John L. Dixon and Neil H. Strickland, all of whom are independent directors.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors.

Name	Age (as of February 28, 2010 )	Positions
Leo F. Wells, III	66	President and Director
Douglas P. Williams	59	Executive Vice President, Secretary, Treasurer and Director
Randall D. Fretz	57	Senior Vice President
Charles R. Brown	71	Director(1)
Richard W. Carpenter	73	Director(1)
Bud Carter	71	Director(1)
John L. Dixon	67	Director(1)
E. Nelson Mills	49	Director(2)
George W. Sands	64	Director(1)(3)
Neil H. Strickland	74	Director(1)

(1)	Denotes director is not affiliated with our advisor, Wells Capital.

(2)	Mr. Mills served as an independent director until March 29, 2010 and on that date became affiliated with Wells Capital.

(3)	Mr. Sands became an independent director on April 1, 2010.

Leo F. Wells, III is our President and one of our directors. Since 2005, Mr. Wells has served as the President and from 2005 to 2007 as a director of Wells Timberland REIT, Inc. (“Wells Timberland REIT”), which, like us, is a public program sponsored by Wells Real Estate Funds, Inc., and not listed on a securities exchange. Since 2007, he has served as the President and since 2009 as a director of Wells Real Estate Investment Trust III, Inc. (“Wells REIT III”), which currently has no operations or assets and has filed a registration statement for a best-efforts initial public offering with the SEC that has not yet been declared effective. He also is the sole stockholder, sole director, President and Treasurer of Wells Real Estate Funds, which he founded in 1984. Wells Real Estate Funds directly or indirectly owns Wells Capital, Wells Management, Wells Investment Securities, Wells & Associates, Inc., Wells Development Corporation and Wells Asset Management, Inc. He also is the President, Treasurer and sole director of Wells Capital; Wells Management; Wells Development Corporation, a company organized in 1997 to develop real estate properties; and Wells Asset Management, Inc., a company organized in 1997, which serves as an investment adviser to the Wells Family of Real Estate Funds. Mr. Wells is the President and a trustee of the Wells Family of Real Estate Funds, an open-end management company organized as an Ohio business trust. He is the President, Treasurer and a director of Wells & Associates, Inc., a real estate brokerage and investment company formed in 1976 and incorporated in 1978. From 1998 to 2007, Mr. Wells served as President and Chairman of the Board of Piedmont Office Realty Trust, Inc. (“Piedmont REIT”), formerly known as Wells Real Estate Investment Trust, Inc., a public REIT sponsored by Wells

Real Estate Funds until April 16, 2007, when Piedmont REIT acquired entities affiliated with Wells Real Estate Funds and became a self-advised REIT. From 2006 to 2008, Mr. Wells was the President and a director of Institutional REIT, Inc. (“Institutional REIT”), a prior public program sponsored by Wells Real Estate Funds.

Mr. Wells was a real estate salesman and property manager from 1970 to 1973 for Roy D. Warren & Company, an Atlanta-based real estate company, and he was associated from 1973 to 1976 with Sax Gaskin Real Estate Company, during which time he became a Life Member of the Atlanta Board of Realtors Million Dollar Club. From 1980 to February 1985 he served as Vice President of Hill-Johnson, Inc., a Georgia corporation engaged in the construction business. Mr. Wells holds a Bachelor of Business Administration degree in economics from the University of Georgia. Mr. Wells is a member of the Financial Planning Association (FPA).

On August 26, 2003, Mr. Wells and WIS entered into a Letter of Acceptance, Waiver, and Consent (“AWC”) with the National Association of Securities Dealers, Inc. (“NASD”) relating to alleged rule violations. The AWC set forth the NASD’s findings that WIS and Mr. Wells had violated conduct rules relating to the provision of noncash compensation of more than $100 to associated persons of NASD member firms in connection with their attendance at the annual educational and due diligence conferences sponsored by WIS in 2001 and 2002. Without admitting or denying the allegations and findings against them, WIS and Mr. Wells consented in the AWC to various findings by the NASD, which are summarized in the following paragraph:

In 2001 and 2002, Wells Investment Securities sponsored conferences attended by registered representatives who sold its real estate investment products. Wells Investment Securities also paid for certain expenses of guests of the registered representatives who attended the conferences. In 2001, Wells Investment Securities paid the costs of travel to the conference and meals for many of the guests, and paid the costs of playing golf for some of the registered representatives and their guests. Wells Investment Securities later invoiced registered representatives for the cost of golf and for travel expenses of guests, but was not fully reimbursed for such. In 2002, Wells Investment Securities paid for meals for the guests. Wells Investment Securities also conditioned most of the 2001 conference invitations on attainment by the registered representatives of a predetermined sales goal for Wells Investment Securities products. This conduct violated the prohibitions against payment and receipt of noncash compensation in connection with the sales of these products contained in NASD’s Conduct Rules 2710, 2810, and 3060. In addition, Wells Investment Securities and Mr. Wells failed to adhere to all of the terms of their written undertaking, made in March 2001, not to engage in the conduct described above, thereby failing to observe high standards of commercial honor and just and equitable principles of trade in violation of NASD Conduct Rule 2110.

WIS consented to a censure, and Mr. Wells consented to suspension from acting in a principal capacity with an NASD member firm for one year. WIS and Mr. Wells also agreed to the imposition of a joint and several fine in the amount of $150,000. Mr. Wells’ one-year suspension from acting in a principal capacity ended on October 6, 2004.

Among the most important factors that led to the board of directors’ recommendation that Mr. Wells serve as our director are Mr. Wells’ leadership skills, integrity, judgment, knowledge of our company and our advisor, commercial real estate expertise, knowledge of the retail securities brokerage industry, and public company director experience.

Douglas P. Williams is our Executive Vice President, Secretary and Treasurer and one of our directors. Mr. Williams also is Executive Vice President, Secretary and Treasurer of Wells Timberland since 2005 and served as a director of Wells Timberland from 2005 to 2007. Since 2007, he also has served as the Executive Vice President, Secretary, Treasurer and a director of Wells REIT III. He also is a Senior Vice President of our advisor and a Vice President, Chief Financial Officer, Treasurer, and a director of WIS. Mr. Williams also serves as a Vice President of Wells Real Estate Funds, Inc. and Wells Management and a Vice President and Secretary of Wells Asset Management, Inc. Mr. Williams served as Executive Vice President, Secretary, and Treasurer and a director of Piedmont REIT from 2000 to 2007 and of Institutional REIT from 2006 to 2008.

From 1996 to 1999, Mr. Williams served as Vice President and Controller of OneSource, Inc., a leading supplier of janitorial and landscape services, where he was responsible for corporate-wide accounting activities and financial analysis. Mr. Williams was employed by ECC International Inc., a supplier to the paper industry and to the paint, rubber and plastic industries, from 1982 to 1995. While at ECC, Mr. Williams served in a number of key accounting positions, including: Corporate Accounting Manager, U.S. Operations; Division Controller, Americas Region; and Corporate Controller, America/Pacific Division. Prior to joining ECC and for one year after leaving ECC, Mr. Williams was employed by Lithonia Lighting, a manufacturer of lighting fixtures, as a Cost and General Accounting Manager and Director of Planning and Control. Mr. Williams started his professional career as an auditor for a predecessor firm of KPMG LLP. Mr. Williams is a member of the American Institute of Certified Public Accountants and the Georgia Society of Certified Public Accountants and is licensed with FINRA as a financial and operations principal (Series 27 and 63). Mr. Williams received a Bachelor of Arts degree from Dartmouth College and a Masters of Business Administration degree from the Amos Tuck School of Graduate Business Administration at Dartmouth College.

Among the most important factors that led to the board of directors’ recommendation that Mr. Williams serve as our director are Mr. Williams’ integrity, judgment, leadership skills, accounting and financial management expertise, familiarity with our company and our advisor, commercial real estate expertise, knowledge of the retail securities brokerage industry, and public company director experience.

Randall D. Fretz has been our Senior Vice President since 2003 and is a Senior Vice President of Wells Capital. He also is the Chief of Staff and a Vice President of Wells Real Estate Funds, a Senior Vice President of Wells Timberland and Wells REIT III, a Vice President of Wells Management and a director of Wells Investment Securities. Mr. Fretz served as Vice President of Piedmont REIT from 2002 to 2007 and as Senior Vice President of Institutional REIT from 2006 to 2008. Mr. Fretz is primarily responsible for corporate strategy and planning and advising and coordinating the executive officers of Wells Capital on corporate matters and special projects. Prior to joining Wells Capital in 2002, Mr. Fretz served for seven years as President of U.S. and Canada operations for Larson-Juhl, a world leader in custom art and picture-framing home decor. Mr. Fretz was previously a Division Director at Bausch & Lomb, a manufacturer of optical equipment and products, and also held various senior positions at Tandem International and Lever Brothers. Mr. Fretz holds a bachelor degree in each of Sociology and Physical Education from McMaster University in Hamilton, Ontario. He also earned a Masters of Business Administration degree from the Ivey School of Business in London, Ontario.

Charles R. Brown is one of our independent directors. From 2006 to 2008, Mr. Brown served as a director of Institutional REIT. He has been involved in real estate activities for over 40 years. From 1971 to 1976, he served as Director of Marketing and Project Manager for Atlanta Center, one of the South’s largest multi-use complexes. Atlanta Center is a two-million square-foot project in the central business district of Atlanta and includes a Hilton Hotel, a bank and office and retail establishments. From 1976 to 1997, Mr. Brown was President of Technology Park/Atlanta, Inc., where he was instrumental in developing Technology Park/Atlanta, a 600-acre office park in Peachtree Corners north of Atlanta, which was selected for the Governor’s Award for its contribution to community economic development.

Mr. Brown is Chairman of CRB Realty Associates, a private real estate consulting firm. He previously has been president and vice chairman of Atlantic Station, LLC, where he was involved in the planning and development of Atlantic Station, a redevelopment project of the former steel mill of Atlantic Steel in Atlanta, Georgia. He also has represented one of the partnerships developing an office building constituting part of the Atlantic Station project.

Mr. Brown is a past President of the Georgia Tech Foundation, past Chairman of the Gwinnett County Chamber of Commerce and the Georgia Chamber of Commerce and past Vice Chairman of the Georgia Governor’s Development Council. He also served on the board of directors of the Georgia Department of Technical and Adult Education. He is a graduate of the Georgia Institute of Technology where he received a Bachelor of Science degree in Building Construction from the College of Architecture.

Among the most important factors that led to the board of directors’ recommendation that Mr. Brown serve as our director are Mr. Brown’s integrity, judgment, leadership skills, extensive commercial real estate expertise, familiarity with our company, public company director experience, and independence from management and our advisor.

Richard W. Carpenter is one of our independent directors. From 1998 to 2007, Mr. Carpenter served as an independent director of Piedmont REIT and as an independent trustee of the Wells Family of Real Estate Funds from 1998 to 2008. He served as General Vice President of Real Estate Finance of The Citizens and Southern National Bank from 1975 to 1979, during which time his duties included the establishment and supervision of the United Kingdom Pension Fund, U.K.-American Properties, Inc., which was established primarily for investment in commercial real estate within the United States.

Mr. Carpenter is a managing partner of Carpenter Properties, L.P., a real estate limited partnership and a Director and Chairman of the Independent Directors Committee of MidCountry Financial Corp. He retired as President and director of Commonwealth Oil Refining Company, Inc. and Realmark Holdings in 2001.

Mr. Carpenter previously served as Vice Chairman of the board of directors of both First Liberty Financial Corp. and Liberty Savings Bank, F.S.B. and Chairman of the Audit Committee of First Liberty Financial Corp. He has been a member of the National Association of Real Estate Investment Trusts and formerly served as President and Chairman of the Board of Southmark Properties, an Atlanta-based REIT, which invested in commercial properties. Mr. Carpenter is a past Chairman of the American Bankers Association Housing and Real Estate Finance Division Executive Committee. Mr. Carpenter holds a Bachelor of Science degree from Florida State University, where he was named the outstanding alumnus of the School of Business in 1973.

Among the most important factors that led to the board of directors’ recommendation that Mr. Carpenter serve as our director are Mr. Carpenter’s integrity, judgment, leadership skills, extensive banking expertise, extensive commercial real estate expertise, public company director experience, familiarity with our company and independence from management and our advisor

Bud Carter is one of our independent directors. From 1998 to 2007, Mr. Carter served as an independent director of Piedmont REIT and as an independent trustee of the Wells Family of Real Estate

Funds from 1998 until 2008. For more than 20 years, Mr. Carter was an award-winning broadcast news director and anchorman for several radio and television stations in the Midwest. Later, from 1975 to 1980, Mr. Carter served as General Manager of WTAZ-FM, a radio station in Peoria, Illinois and served as Publisher and Editor of The Peoria Press, a weekly business and political journal. From 1981 until 1989, Mr. Carter was an owner and General Manager of Transitions, Inc., a corporate outplacement company in Atlanta, Georgia.

Mr. Carter currently chairs three monthly peer groups for Vistage International (formerly The Executive Committee), a leadership organization that offers members monthly peer workshops, one-on-one business coaching, speaker presentations and a library of online content for business executives. Mr. Carter was recruited in 1987 to be the chairman of the organization’s first peer group in Atlanta. Mr. Carter serves on the board of directors of Creative Storage Systems, Inc., The Springs Newspapers, and The Rockbridge Commercial Bank; earlier board service includes The DiversiTech Corporation and WaveBase9. He is a graduate of the University of Missouri, where he earned degrees in Liberal Arts and Journalism.

Among the most important factors that led to the board of directors’ recommendation that Mr. Carter serve as our director are Mr. Carter’s integrity, judgment, leadership, broad experience in working with CEOs and other business leaders, familiarity with our company, public company director experience, and independence from management and our advisor.

John L. Dixon is one of our independent directors. Mr. Dixon has over 40 years experience in the financial services industry and has spent the majority of his professional career serving in various executive roles for broker-dealer companies controlled or wholly owned by Pacific Life. Mr. Dixon’s affiliation with Pacific Life began in 1984 as Vice President, Financial Planning with Lowry Financial Service Corporation, which became a wholly owned subsidiary of Pacific Life. During his 23-year tenure with Pacific Life, Mr. Dixon held numerous positions, and prior to his retirement from Pacific Life in June 2007, Mr. Dixon was President and Director of Pacific Select Group, LLC; Chairman and Chief Executive Officer of Mutual Service Corporation; Director of Waterstone Financial Group; Director of United Planners Financial Services; Director of Associated Financial Group, Inc. and Manager of M.L. Stern & Co. LLC. Upon his retirement from Pacific Life, Mr. Dixon assumed an interim position with LPL Financial to assist in the transition of Pacific Life firms acquired by LPL Financial. Mr. Dixon retired from full-time employment in June 2008.

During his financial services career, Mr. Dixon participated in many industry service organizations. He is a founding director of the Financial Planning Association (formerly the Institute of Certified Financial Planners) and previously served two terms as a director with the Institute of Certified Financial Planners from 1976 to 1977 and 2001 to 2003. From 1994 to 2003, Mr. Dixon served as a Trustee of the National Endowment for Financial Education where he was a member of the Investment Committee, the Executive Committee and served as Chairman of the Board of Trustees. Mr. Dixon received a four-year Certificate of Christian Education from Prairie Bible Institute in Alberta, Canada. He is a graduate of American College where he earned Masters of Science degrees in Financial Services and Management.

Among the most important factors that led to the board of directors’ recommendation that Mr. Dixon serve as our director are Mr. Dixon’s integrity, judgment, leadership, knowledge of the securities brokerage industry, familiarity with our company, and independence from management and our advisor.

E. Nelson Mills is one of our directors, and from April 2007 to March 29, 2010, served as one of our independent directors. On March 29, 2010, Mr. Mills became a Senior Vice President of Wells Capital. Mr. Mills is expected to devote a majority of his time to us on behalf of Wells Capital.

From February 2006 to March 29, 2010, Mr. Mills served as an independent director of Wells Timberland and continues to serve on its board of directors. From 2006 to 2008, Mr. Mills also served as an independent director of Institutional REIT. Mr. Mills served as the president and chief operating officer of Williams Realty Advisors, LLC from 2005 to 2009. While at Williams Realty Advisors, Mr. Mills was responsible for investment and financial strategy and is in charge of the design, formation and operation of a series of real estate investment funds.

Prior to joining Williams in December 2004, Mr. Mills was a financial consultant to Timbervest, LLC, an investment manager specializing in timberland investments. From September 2000 to April 2004, Mr. Mills served as chief financial officer of Lend Lease Real Estate Investments (US), Inc., an investment manager specializing in the acquisition and management of commercial real estate, and from August 1998 to August 2000 served as a senior vice president of Lend Lease with responsibility for tax planning and administration and the supervision of various merger and acquisition activities. Prior to joining Lend Lease, Mr. Mills was a tax partner with KPMG LLP.

Mr. Mills received a Bachelor of Science degree in Business Administration from the University of Tennessee and a Masters of Business Administration degree from the University of Georgia. Mr. Mills also is a Certified Public Accountant.

Among the most important factors that led to the board of directors’ recommendation that Mr. Mills serve as our director are Mr. Mills’ integrity, judgment, leadership, accounting and financial management expertise, commercial real estate expertise, familiarity with our company and public company director experience.

George W. Sands has served as one of our independent directors and as an independent director of Wells Timberland since April 1, 2010. From 1970 to 2006, Mr. Sands served as a partner with KPMG LLP and its predecessor firms, Peat Marwick Mitchell and Peat Marwick Main. While at KPMG, Mr. Sands served as the Southeast Area Managing Partner for the firm’s Audit and Advisory Practice from 1998 until his retirement in 2006. During his career at KPMG, Mr. Sands also served as Southeast Area Managing Partner of Manufacturing, Retailing and Distribution, Atlanta Office Managing Partner, and Securities and Exchange Reviewing Partner. He was a member of the KPMG’s National Audit Leadership Team and a Trustee on the KPMG Foundation Board of Directors.

Since 1995, Mr. Sands has served on the Board of Directors of The Atlanta Convention and Visitors Bureau and the Advisory Board of The Atlanta Alliance on Developmental Disabilities. Mr. Sands is a member of The Rotary Club of Atlanta, where he has served as Treasurer. Mr. Sands also has served as a member of the Boards of the Metro Atlanta Chamber of Commerce and the Georgia Chamber of Commerce.

Mr. Sands received a Bachelor of Business Administration degree from the University of Georgia. He has been a member of the School of Accounting Advisory Council at University of Georgia. He is a retired Certified Public Accountant in the State of Georgia. Mr. Sands also served as an officer in the United States Army, including a tour of duty in the Republic of South Vietnam.

Among the most important factors that led to the board of directors’ recommendation that Mr. Sands serve as our director are Mr. Sands’ integrity, judgment, leadership, significant knowledge of public accounting, audit and financial management experience and independence from management and our advisor.

Neil H. Strickland is one of our independent directors. From 1998 to 2007, Mr. Strickland served as an independent director of Piedmont REIT and he also serves as an independent trustee of the

Wells Family of Real Estate Funds. He was employed by Loyalty Group Insurance (which subsequently merged with America Fore Loyalty Group and is now known as The Continental Group) as an automobile insurance underwriter. From 1957 to 1961, Mr. Strickland served as Assistant Supervisor of the Casualty Large Lines Retrospective Rating Department. From 1961 to 1964, Mr. Strickland served as Branch Manager of Wolverine Insurance Company, a full-service property and casualty service company, where he had full responsibility for underwriting of insurance and office administration in the State of Georgia. In 1964, Mr. Strickland and a nonactive partner started Superior Insurance Service, Inc., a property and casualty wholesale general insurance agency. Mr. Strickland served as President and was responsible for the underwriting and all other operations of the agency. In 1967, Mr. Strickland sold his interest in Superior Insurance Service, Inc. and started Strickland General Agency, Inc., a property and casualty general insurance agency concentrating on commercial customers. Mr. Strickland is currently the Senior Operations Executive of Strickland General Agency, Inc. and devotes most of his time to long-term planning, policy development and senior administration.

Mr. Strickland is a Director of First Covenant Bank located in Woodstock, Georgia. He is a past President of the Norcross Kiwanis Club and served as both Vice President and President of the Georgia Surplus Lines Association. He also served as President and a director of the National Association of Professional Surplus Lines Offices. Mr. Strickland is a past director of First Capital Bank, a community bank, and from November 2004 to November 2005 served as a director of CNB Holdings, Inc., a publicly traded bank, both located in Georgia. Mr. Strickland attended Georgia State University where he majored in business administration. He received his L.L.B. degree from Atlanta Law School.

Among the most important factors that led to the board of directors’ recommendation that Mr. Strickland serve as our director are Mr. Strickland’s integrity, judgment, leadership, insurance industry expertise, public company director experience, familiarity with our company, and independence from management and our advisor.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

Our charter limits the liability of our directors and officers to us and our stockholders for monetary damages and requires us to indemnify our directors, officers, Wells Capital and its affiliates for losses they may incur by reason of their service in that capacity if all of the following conditions are met:

•	the party seeking exculpation or indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interest;

•	the party seeking exculpation or indemnification was acting on our behalf or performing services for us;

•	in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct by the independent director;

•

in the case of a non-independent director, Wells Capital or one of its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification or exculpation; and

•	the indemnification is recoverable only out of our net assets and not from the stockholders.

The SEC and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, Wells Capital or its affiliates or broker-dealers for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Our charter further provides that the advancement of funds to our directors and to Wells Capital and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are satisfied:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;

•

the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves the advancement; and

•

the person seeking the advancement undertakes to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

We also purchase and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

The Advisor

Our advisor is Wells Capital. Wells Capital has contractual and fiduciary responsibilities to us and our stockholders. Some of our officers and directors are also officers and directors of Wells Capital.

The directors and executive officers of Wells Capital are as follows:

Name	Age (as of February 28, 2010)	Positions
Leo F. Wells, III	66	President, Treasurer and sole director
Douglas P. Williams	59	Senior Vice President and Assistant Secretary
Stephen G. Franklin	62	Senior Vice President
Randall D. Fretz	57	Senior Vice President
Jess E. Jarratt	53	Senior Vice President
Donald R. Henry	49	Senior Vice President
E. Nelson Mills	49	Senior Vice President

The backgrounds of Messrs. Wells, Williams, Fretz and Mills are described in the “Management — Executive Officers and Directors” section of this prospectus. Below is a brief description of the other executive officers of Wells Capital.

Stephen G. Franklin, Ph.D., is a Senior Vice President of Wells Capital. Franklin is responsible for new business and market development and the coordination of financial advisor relations. Mr. Franklin also serves as Chief New Business Development Officer of Wells Real Estate Funds, Inc. and as a director of Wells Investment Securities, Inc. Prior to joining Wells Capital in 1999, Mr. Franklin served as President of Global Access Learning, an international executive education and management development firm. From 1997 to 1999, Mr. Franklin served as President, Chief Academic Officer and Director of EduTrek International, a publicly traded provider of international post-secondary education that owns American InterContinental University, with campuses in Atlanta, Ft. Lauderdale, Los Angeles, Washington, D.C., London and Dubai. While at EduTrek, he was instrumental in developing the Masters and Bachelors of Information Technology, International MBA and Adult Evening BBA programs. Prior to joining EduTrek, Mr. Franklin was Associate Dean of the Goizueta Business School at Emory University and a former tenured Associate Professor of Business Administration. He served on the founding Executive MBA faculty and has taught graduate, undergraduate and executive courses in management and organizational behavior, human resources management and entrepreneurship. He also is co-founder and Director of the Center for Healthcare Leadership at the Emory University School of Medicine. Mr. Franklin was a frequent guest lecturer at universities throughout North America, Europe and South Africa.

In 1984, Mr. Franklin took a sabbatical from Emory University and became Executive Vice President and a principal stockholder of Financial Service Corporation (“FSC”), an independent financial planning broker-dealer. Mr. Franklin and the other stockholders of FSC later sold their interests in FSC to Mutual of New York Life Insurance Company

Jess E. Jarratt is a Senior Vice President of Wells Capital and President of Wells Timberland Management Organization, LLC, a wholly owned subsidiary of Wells Capital, which serves as the advisor to Wells Timberland. He also is a director of Wells Timberland. Mr. Jarratt joined Wells in March 2007. Mr. Jarratt is responsible for directing and managing all aspects of timberland operations for Wells including timberland acquisitions and dispositions, portfolio and property management and timberland financing. From February 2006 through February 2007, Mr. Jarratt served as Managing Director of SunTrust Robinson Humphrey’s Structured Real Estate Group. From July 2001 through January 2006, Mr. Jarratt was Managing Director for SunTrust Robinson Humphrey’s Capital Markets Origination group where he originated and structured large, multi-capital transactions across SunTrust’s Corporate Banking unit. From July 1995 through July 2001, Mr. Jarratt was Group Vice President of

SunTrust’s AgriFood Group which he founded and grew into a group of 20 professionals and over $1 billion in assets. From 1988 through July 1995, Mr. Jarratt was Vice President of Rabobank International, a multinational Dutch bank where he led corporate lending activities to U.S. agribusiness companies and timberland and forest products companies. In addition, Mr. Jarratt is a Certified Management Accountant (CMA) and has completed the Harvard Business School Executive Agribusiness Program. Mr. Jarratt is a member of the Institute of Management Accounting. He received a Bachelor of Science degree in Forestry from Texas A&M University and a Master of Business Administration degree from the University of North Texas.

Donald R. Henry is a Senior Vice President of Wells Capital, a position he has held since February 2007. Mr. Henry oversees a team of professionals whose responsibilities include performing due diligence on acquisition targets, developing and implementing long-term investment strategies for properties under management, executing value-add strategies and positioning properties for sale. He also is Managing Director, Asset Management of Wells Real Estate Funds, Inc. Prior to joining Wells Real Estate Funds in 2002, Mr. Henry was a Principal, Portfolio Management with Lend Lease Real Estate Investments Inc., where he was responsible for public and corporate pension funds with $800 million in managed assets. In this capacity, he designed and implemented investment and leverage strategies based on client investment objectives and capital/real estate market fundamentals. From 1995 to 1999, Mr. Henry was Vice President, Asset Management/Retail Group for Lend Lease, where he asset-managed seven regional malls with a combined value of $430 million. He was directly responsible for overseeing the property management, leasing, marketing, legal and construction functions of each property. He began his career with Deloitte & Touche LLP, where he was a senior manager in the firm’s emerging business services group. Mr. Henry has a Bachelor of Arts in Psychology (magna cum laude) from Oglethorpe University in Atlanta.

In addition to the directors and executive officers listed above, Wells Capital employs personnel who have extensive experience in selecting and managing commercial properties similar to the properties we seek to acquire.

The Advisory Agreement

Under the terms of the advisory agreement, Wells Capital will use its reasonable efforts to present to us investment opportunities to provide us with a continuing and suitable investment program consistent with the investment policies and objectives adopted by our board of directors. The advisory agreement calls for Wells Capital to provide for our day-to-day management and to retain property managers, subject to the authority of our board of directors, and to perform other duties including the following:

•	find, present and recommend to us real estate investment opportunities consistent with our investment policies and objectives;

•	structure the terms and conditions of our real estate acquisitions, sales or joint ventures;

•	acquire properties on our behalf in compliance with our investment objectives and policies;

•	at the direction of our management, prepare filings made under the Securities Act of 1933 and periodic reports and other filings made under the Securities Exchange Act of 1934;

•	arrange for financing and refinancing of properties;

•	enter into leases and service contracts for our properties;

•	oversee the performance of our property managers;

•	review and analyze the properties’ operating and capital budgets;

•	generate an annual budget for us;

•	review and analyze financial information for each property and the overall portfolio;

•

formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of properties; and

•	engage our agents.

We have incurred acquisition fees payable to our advisor equal to 2.0% of gross proceeds from our public offerings of common stock for services in connection with the selection, purchase, development or construction of real property. We incur such acquisition fees upon receipt of proceeds from the sale of shares. Acquisition fees for the year ended December 31, 2009 totaled approximately $13.2 million, all of which has been or will be paid to our advisor.

Our advisor bears substantially all of our organization and offering costs other than our payment of selling commissions and dealer manager fees. We reimburse our advisor for up to 2.0% of our gross offering proceeds for organization and offering costs, including legal, accounting, printing and other accountable offering costs. During the year ended December 31, 2009, we incurred approximately $9.0 million of organization and offering expenses, all of which has been or will be reimbursed to our advisor, and which represents substantially all of the organization and offering expenses (other than selling commissions and dealer manager fees) incurred during the period.

Our current advisory agreement effects a phased-in reduction of the asset management fee we pay our advisor. For asset management services in 2009, we generally paid monthly asset management fees equal to one-twelfth of 0.625% of the cost of all of our properties (other than those that fail to meet specified occupancy thresholds) and our investments in joint ventures. This fee structure will continue until the monthly payment equals $2,708,333.33 (or $32.5 million annualized). The monthly payment remains capped at that amount until the cost of all of our properties (other than those that fail to meet specified occupancy thresholds) and our investments in joint ventures is at least $6.5 billion, after which the monthly asset management fee will equal one-twelfth of 0.5% of the cost of all of our properties (other than those that fail to meet specified occupancy thresholds) and our investments in joint ventures. (However, the asset management fee related to the Lindbergh Center Buildings, which were acquired July 1, 2008, was immediately 0.5%.) The amount of asset management fees paid in any three-month period is limited to 0.25% of the average of the preceding three months’ net asset value calculations. Asset management fees incurred from January 1, 2009 through December 31, 2009 totaled approximately $29.8 million, all of which has been or will be paid to our advisor.

Additionally, we reimburse our advisor for all costs and expenses it incurs in fulfilling its asset-management and administrative duties, which may include wages, salaries, taxes, insurance, benefits, information technology, legal and travel and other out-of-pocket expenses of employees engaged in ongoing management, administration, operations and marketing functions on our behalf. We do not, however, reimburse our advisor for personnel costs in connection with services for which our advisor receives acquisition fees or real estate commissions. We reimburse Wells Capital and Wells Management for our share of personnel and other costs associated with these services, excluding the cost of acquisition and disposition services for which we pay Wells Capital a separate fee. Administrative reimbursements incurred during the year ended December 31, 2009 totaled approximately $15.2 million, all of which has been or will be reimbursed to our advisor and Wells Management.

The fees payable to Wells Capital under the advisory agreement are described in detail at “Management Compensation” below. The term of our advisory agreement runs through July 31, 2010 and is subject to an unlimited number of successive one-year renewals upon the mutual consent of Wells Capital and us. Additionally, either party may terminate the advisory agreement without penalty upon 60 days’ written notice.

Wells Capital and its affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, Wells Capital must devote sufficient resources to our administration to discharge its obligations. Wells Capital may assign the advisory agreement to an affiliate upon our approval. We may assign or transfer the advisory agreement to a successor entity.

On July 22, 2009, we amended and restated the advisory agreement effective for a one-year period from August 1, 2009 through July 31, 2010. The amended and restated advisory agreement is substantially the same as the previous advisory agreement. We agreed with Wells Capital to the following amendments:

•

The conditions under which Wells Capital would receive a disposition fee were clarified by providing a bright-line test. The previous advisory agreement provided that we would pay Wells Capital a disposition fee on asset sales but excluded a large portfolio sale or sale of the company itself. A large portfolio sale accomplished through the systematic liquidation of the portfolio in a large number of transactions would entitle Wells Capital to the disposition fee. The amended and restated advisory agreement addresses how to distinguish between a portfolio sale accomplished in a small number of transactions (but not all at once and which would not entitle Wells Capital to a disposition fee) and one accomplished through a larger number of transactions (the latter of which would entitle Wells Capital to a disposition fee). The amended and restated advisory agreement provides that a liquidation of all or substantially all of our assets effected in a transaction or series of transactions with three or fewer buyers or their affiliates that are closed in a period of a year or less would not entitle Wells Capital to earn a disposition fee.

•

In the previous advisory agreement, debt not used for investment purposes was excluded from calculating the net asset value (on the theory that Wells Capital had no control over such debt, for example the board of directors could decide to issue debt to finance the repurchase of shares). The revised definition includes such debt in the calculation of net asset value. Net asset value is used in calculating the limitation on asset management fees, and including all such debt puts a stricter limit on the amount of asset management fees.

•

The previous advisory agreement excluded a property in the calculation of the asset management fee if it had been “economically vacant.” The amended and restated advisory agreement excludes a property if over 30% of its leasable square feet does not have third-party tenant leases in place, or if it has not generated at least 70% of its potential rental revenue based on full occupancy (other than as a result of tenant improvements or leasing concessions). The change to the definition of vacant property was intended to provide a bright-line test to determine whether a property should be included in the calculation of the asset management fee.

Initial Investment by Our Advisor

Wells Capital has purchased 20,000 limited partnership units of Wells OP II, our operating partnership, for $200,000 and 100 shares of our common stock for $1,000. The units constitute 100% of the limited partner units outstanding at this time. Wells Capital may not sell any of these units during the period it serves as our advisor. Although Wells Capital and its affiliates are not prohibited from acquiring additional shares of our common stock, Wells Capital currently has no options or warrants to acquire any shares. Wells Capital has agreed to abstain from voting any shares it acquires in any vote for the election of directors or any vote regarding the approval or termination of any contract with Wells Capital or any of its affiliates.

Affiliated Companies

Property Manager

As of December 31, 2009, we had engaged Wells Management to manage 36 of our 67 properties, and we expect to engage Wells Management for these services for some of the other properties we may acquire. Wells Management is a wholly owned subsidiary of Wells Real Estate Funds, Inc., and Mr. Wells is the sole director of Wells Management. The executive officers of Wells Management are as follows:

Name	Age (as of February 28, 2010)	Positions
Leo F. Wells, III	66	President, Treasurer and Sole Director
M. Scott Meadows	46	Senior Vice President

The background of Mr. Wells is described in the “Management — Executive Officers and Directors” section of this prospectus. Below is a brief description of the other executive officer of Wells Management.

M. Scott Meadows is a Senior Vice President of Wells Management. He is primarily responsible for the real estate operations for Wells Management. Prior to joining Wells Management in 1996, Mr. Meadows served as Senior Property Manager for The Griffin Company, a full-service commercial real estate firm in Atlanta, where he was responsible for managing a 500,000-square-foot office and retail portfolio. Mr. Meadows previously managed real estate as a Property Manager for Sea Pines Plantation Company. He graduated from the University of Georgia with a B.B.A. in management. Mr. Meadows is a Georgia real estate broker and holds a Real Property Administrator designation from the Building Owners and Managers Institute International and a Certified Property Manager designation from the Institute of Real Estate Management.

In consideration for supervising the management, leasing, and construction of certain of our properties, we pay the following fees to Wells Management:

•	For each property for which Wells Management provides property management services, we pay Wells Management a market-based property management fee based on the gross monthly income of the property.

•

For each property for which Wells Management provides leasing agent services, Wells Management is entitled to: (i) a one-time fee in an amount not to exceed one month’s rent for the initial rent-up of a newly constructed building; (ii) a market-based commission based on the net rent payable during the term of a new lease; (iii) a market-based commission based on the net rent payable during the term of any renewal or extension of any tenant lease; and (iv) a market-based commission based on the net rent payable with respect to expansion space for the remaining portion of the initial lease term.

•

For each property for which Wells Management provides construction management services, Wells Management is entitled to receive from us that portion of lease concessions for tenant-directed improvements that are specified in the lease or lease renewal, subject to a limit of 5% of such lease concessions and a management fee to be determined for other construction management activities.

Between January 1, 2009 and December 31, 2009, Wells Management had earned approximately $4.1 million from us in property management, leasing and construction fees. The property management, leasing and construction management agreement has a term of one year (subject to the right of either party to terminate upon 60 days’ written notice); however, the agreement will be automatically extended for an additional one-year period at the end of each year unless either party gives 60 days’ written notice of its intention to terminate the agreement. On November 24, 2009, our property management, leasing and construction management agreement with Wells Management automatically renewed for another one-year term.

With respect to properties for which Wells Management provides services, Wells Management will continue to hire, direct and establish policies for employees who will have direct responsibility for a property’s operations, including resident managers and assistant managers, as well as building and maintenance personnel. Some or all of the other employees may be employed on a part-time basis and may also be employed by one or more of our other affiliates. The principal office of Wells Management is located at 6200 The Corners Parkway, Norcross, Georgia 30092-3365.

Dealer Manager

Wells Investment Securities, Inc., our dealer manager, is a member firm of the Financial Industry Regulatory Authority (“FINRA”), (formerly the National Association of Securities Dealers “NASD”). Wells Investment Securities was organized in May 1984 for the purpose of participating in and facilitating the distribution of securities of Wells programs.

Wells Investment Securities will provide wholesaling, sales promotion and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell shares at the retail level.

Wells Real Estate Funds, Inc. is the sole stockholder of Wells Investment Securities. The current directors and executive officers of Wells Investment Securities are:

Name	Age (as of February 28, 2010)	Positions
Thomas E. Larkin	52	Chief Executive Officer and Director
John F. Kleinsteuber	45	President
Douglas P. Williams	59	Vice President, CFO, Treasurer and Director
Randall D. Fretz	57	Director

The backgrounds of Messrs. Williams and Fretz are described in the “Management — Executive Officers and Directors” section of this prospectus. Below is a brief description of the other executive officer of Wells Investment Securities.

Thomas E. Larkin is Chief Executive Officer and a director of Wells Investment Securities. Mr. Larkin joined Wells in 2003 and directs the national sales effort. Prior to joining Wells, Mr. Larkin was an Executive Vice President of Ronald Blue & Co., where he was responsible for supervising approximately 80 financial professionals. In this capacity, he significantly increased both corporate revenue and assets under management. Mr. Larkin began his career at Ronald Blue in 1994 as a Branch Manager and Recruiter and progressively held positions of greater responsibility in sales management during his tenure with the Company. From 1986 to 1994, Mr. Larkin was with Advanced Cardiovascular Systems Inc., where he served as Sales Representative, Southeastern Sales Manager, and eventually Director of Sales. Mr. Larkin received his Bachelor of Science degree in biology from Valparaiso University.

John F. Kleinsteuber serves as President for Wells Investment Securities, Inc. and Vice President of Compliance for Wells Capital, Inc. In these roles Mr. Kleinsteuber directs the efforts of the Wells’ Compliance team to develop, implement, monitor and test policies and procedures in line with regulatory and corporate guidelines. Prior to joining Wells Capital in 2003, Mr. Kleinsteuber worked in compliance at one of the largest independent broker-dealers with responsibility for reviewing sales practice complaints, regulatory reporting, and business trades. Mr. Kleinsteuber began his professional career in 2000 as a registered representative with Morgan Stanley Dean Witter, Inc. His leadership and management skills were developed during his ten year tenure as manager of an Atlanta area country club as well as during his five years in the United States Army and the Georgia National Guard. Mr. Kleinsteuber received his Bachelor of Science degree in mathematics from Georgia State University.

In connection with our public offerings, during the year ended December 31, 2009, Wells Investment Securities earned selling commissions, net of discounts, of $34.1 million, of which approximately 100% was reallowed to participating broker-dealers. During this period, Wells Investment Securities also earned dealer manager fees, net of discounts, of approximately $12.2 million, of which approximately $6.7 million was reallowed to participating broker-dealers. For a description of the fees and expenses payable to our dealer manager, see “Management Compensation” and “Plan of Distribution.”

Employees of Affiliated Companies

We have no direct employees. The employees of Wells Capital and Wells Management provide services to us related to asset management, accounting, investor relations, and all other administrative services. The related expenses are allocated among us and the other programs for which Wells Capital and Wells Management provide similar services based on time spent on each entity by personnel. We reimburse Wells Capital and Wells Management for our share of personnel and other costs associated with these services, excluding the cost of acquisition and disposition services for which we pay Wells Capital a separate fee. Our allocable share of these administrative reimbursements totaled approximately $15.2 million, $13.6 million and $8.8 million for the years ended December 31 2009, 2008, and 2007, respectively, and are included in general and administrative expenses in the consolidated statements of operations incorporated herein by reference.

Management Decisions

The primary responsibility for the management decisions of Wells Capital and its affiliates, including the selection of investment properties to be recommended to our board of directors, the negotiation for these investments and asset-management decisions, will reside in Leo F. Wells, III, Douglas P. Williams, Donald R. Henry, Randall D. Fretz and E. Nelson Mills. We expect that proposed transactions will often be discussed by the board of directors in advance of a final board vote. During these discussions, independent directors can offer ideas for ways in which deals can be changed to make them acceptable. The conflicts committee is empowered to approve or reject all acquisitions of real estate. We expect that the conflicts committee will condition our acquisition of any property on the committee’s prior approval.

Related-Party Transactions

There are no currently proposed material transactions with management and their affiliates other than those covered by the terms of the agreements described above with our advisor, our dealer manager and our affiliated property manager.

MANAGEMENT COMPENSATION

We have no paid employees. Wells Capital, our advisor, and its affiliates will manage our day-to-day affairs. The following table summarizes all of the compensation and fees we will pay to Wells Capital and its affiliates, including amounts to reimburse their costs in providing services. The selling commissions and dealer manager fee may vary for different categories of purchasers. See “Plan of Distribution.” This table assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees and a $9.55 purchase price for shares sold under our dividend reinvestment plan.

Form of Compensation and Entity Receiving	Determination of Amount	Estimated Amount for Maximum Offering (1)
	Organization and Offering Stage

Selling Commissions – Wells Investment Securities (2)	7.0% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers, except that no selling commissions are payable on shares sold under the dividend reinvestment plan. Wells Investment Securities, our dealer manager, will reallow 100% of commissions earned to participating broker-dealers.	$210,000,000

Dealer Manager Fee – Wells Investment Securities (2)	2.5% of gross offering proceeds before reallowance to participating broker-dealers, except that no dealer manager fee is payable on shares sold under our dividend reinvestment plan. Wells Investment Securities will reallow a portion of its dealer manager fee to participating broker-dealers. See “Plan of Distribution.”	$75,000,000

Reimbursement of Organization and Offering Expenses – Wells Investment Securities and Wells Capital (3)	Up to 2.0% of gross offering proceeds; however, if we raise the maximum offering amount, we expect that these other organization and offering expenses will not exceed 0.72% of our gross offering proceeds, or $26,742,000. Wells Capital will incur or pay our organization and offering expenses (excluding selling commissions and the dealer manager fee). We will then reimburse Wells Capital for these amounts up to 2.0% of aggregate gross offering proceeds.	$26,742,000

	Acquisition and Development Stage

Acquisition Fees – Wells Capital (4)	2.0% of gross offering proceeds for services in connection with the selection, purchase, development or construction of real property.	$74,325,000

Form of Compensation and Entity Receiving	Determination of Amount	Estimated Amount for Maximum Offering (1)
Operational Stage

Asset Management Fee – Wells Capital (5)

For asset management services in 2009, we generally paid a monthly fee equal to one-twelfth of 0.625% of the sum of the cost of all occupied properties we own plus the cost of investments in joint ventures until the monthly payment equals $2,708,333.33 (or $32.5 million annualized). The fee remains capped at that amount until the sum of the cost of all occupied properties we own plus the cost of investments in joint ventures equals at least $6.5 billion.

After the sum of the cost of all occupied properties we own plus the cost of investments in joint ventures equals at least $6.5 billion, a monthly fee equal to one-twelfth of 0.5% of the sum of the cost of all occupied properties we own plus the cost of investments in joint ventures. However, the fee related to the AT&T Lindbergh Center will immediately be 0.5%.

The amount paid in any three-month period may not exceed 0.25% of the average net asset value of those investments during the preceding three months. When calculating “average net asset value,” we deduct the amount of all of our outstanding debt from the aggregate cost of our assets.

Actual amounts are dependent upon the total equity and debt capital we raise and results of operations. For the year ended December 31, 2009, asset management fees totaled $29.8 million.

Property Management – Wells Management (5)(6)	For supervising the management, leasing and/or construction of certain of our properties, we pay fees to Wells Management equal to what other management companies generally charge for similar services. For property management services for a property, we pay Wells Management a market-based property management fee based on the gross monthly income of the property. For leasing agent services for a property, we pay Wells Management: (i) a one-time fee in an amount not to exceed one-month’s rent for the initial rent-up of a newly-constructed building; and (ii) a market-based commission based on the net rent payable. For construction management services for a property, we pay Wells Management that portion of lease concessions for tenant-directed improvements that are specified in the lease or lease renewal, subject to a limit of 5.0% of such lease concessions and a management fee to be determined for other construction management activities.	Actual amounts are dependent upon results of operations. For the year ended December 31, 2009, property management fees to Wells Management were $4.1 million.

Other Operating Expenses – Wells Capital (5)	We will reimburse the expenses incurred by Wells Capital in connection with its provision of services to us, including related personnel and IT costs. We will not reimburse for personnel costs in connection with services for which Wells Capital receives acquisition fees or real estate commissions.	Actual amounts are dependent upon results of operations. For the year ended December 31, 2009, these operating expenses were $15.2 million.

Form of Compensation and Entity Receiving	Determination of Amount	Estimated Amount for Maximum Offering (1)
Liquidation/Listing Stage

Real Estate Commissions – Wells Capital or its Affiliates (7)	For substantial assistance in connection with the sale of properties, we will pay Wells Capital or its affiliates an amount equal to 1.0% of the contract price of each property sold; provided, however, in no event may the real estate commissions paid to Wells Capital, its affiliates and unaffiliated third parties exceed 6.0% of the contract sales price.	Actual amounts are dependent upon results of operations and therefore cannot be determined at this time.

Subordinated Participation in Net Sale Proceeds – Wells Capital (8)	After investors in our offerings have received a return of their invested capital and an 8.0% per year cumulative, noncompounded return on their invested capital, then Wells Capital is entitled to receive 10.0% of remaining net sale proceeds. This fee is payable only if we are not listed on an exchange.	Actual amounts are dependent upon results of operations and therefore cannot be determined at this time.

Subordinated Incentive Listing Fee – Wells Capital (8)(9)	Upon listing of our common stock on a national securities exchange, Wells Capital is entitled to receive a fee equal to 10.0% of the amount by which (1) the market value of our outstanding stock plus distributions paid by us prior to listing, exceeds (2) the sum of the total amount of capital raised from investors and the amount of cash flow necessary to generate an 8.0% per year cumulative, noncompounded return to investors.	Actual amounts are dependent upon results of operations and therefore cannot be determined at this time.

(1)	The estimated maximum dollar amounts are based on the sale of the maximum of 375,000,000 shares to the public, which include 300,000,000 shares through our primary offering and 75,000,000 shares through our dividend reinvestment plan.

(2)	Selling commissions and, in some cases, all or a portion of the dealer manager fee will not be charged with regard to shares sold to or for the account of certain categories of purchasers. See “Plan of Distribution.”

(3)	These organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, due diligence expense reimbursements to broker-dealers, and amounts to reimburse Wells Capital for the salaries of its employees and other costs in connection with preparing supplemental sales materials, the cost of bona fide training and education meetings held by us (including the travel, meal and lodging costs of registered representatives of broker-dealers) and attendance fees and cost reimbursement for employees of our affiliates to attend retail seminars conducted by broker-dealers. The portion of these organization and offering expenses for which we (as opposed to Wells Capital) would be responsible could not be increased above 2.0% of our gross offering proceeds without entering into a new or an amended advisory agreement, which under our charter would require the approval of a majority of our independent directors.

(4)	We will pay Wells Capital the acquisition fee amount upon receipt of the offering proceeds rather than at the time a property is acquired. However, if either party terminates or fails to renew the advisory agreement, Wells Capital must return acquisition fees not yet allocated to one of our investments. In addition, we will reimburse Wells Capital for amounts it pays to third parties in connection with the selection, acquisition or development of a property, whether or not acquired. The acquisition fees payable to our advisor could exceed 2.0% of gross offering proceeds only if we agreed to a new or amended advisory agreement. Under our charter, such an agreement would require the approval of a majority of our independent directors. Our charter also limits our ability to purchase property if the total of all acquisition fees and expenses relating to the purchase exceeds 6.0% of the contract purchase price.

(5)	Wells Capital must reimburse us the amount by which our aggregate annual total operating expenses exceed the greater of 2.0% of our average invested assets or 25.0% of our net income unless the conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain from the sale of our assets; and (f) acquisition fees, acquisition expenses (including expenses relating to potential acquisitions that we do not close), real estate commissions on the resale of property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

(6)	Our organizational documents do not impose a specific cap on property management fees. Our charter requires that the management fee we pay to Wells Management be no less favorable to us than a fee we could obtain from a third-party property manager. The property management, leasing, and construction management agreement has a term of one year (subject to the right of either party to terminate upon 60 days’ written notice); however, the agreement will be automatically extended for an additional one-year period at the end of each year unless either party gives 60 days’ written notice of its intention to terminate the agreement. The current term of the agreement expires on November 24, 2010. All decisions regarding the renewal or amendment of the agreement will be made by the conflicts committee of our board of directors.

(7)	Although we are most likely to pay real estate commissions to Wells Capital or an affiliate in the event of our liquidation, these fees may also be earned during our operational stage.

(8)	Upon termination of the Advisory Agreement, Wells Capital may be entitled to a similar fee if Wells Capital would have been entitled to a subordinated participation in net sale proceeds had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination. Under our charter, we could not increase these success-based fees without the approval of a majority of our independent directors, and any increase in the subordinated participation in net sale proceeds would have to be reasonable. Our charter provides that such incentive fee is “presumptively reasonable” if it does not exceed 15.0% of the balance of such net proceeds remaining after investors have received a return of their net capital contributions and a 6.0% per year cumulative, noncompounded return.

Wells Capital cannot earn both the subordinated participation in net sale proceeds and the subordinated incentive listing fee. Any portion of the subordinated participation in net sale proceeds that Wells Capital receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing fee.

(9)

The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed on a stock exchange. We have the option to pay the subordinated incentive listing fee in the form of stock, cash, a promissory note or any combination thereof. The subordinated incentive listing fee is subject to the limit on total operating expenses as described in footnote (5). In the event the subordinated incentive listing fee is earned by Wells Capital, any previous payments of the subordinated participation in net sale proceeds will offset the amounts due pursuant to the subordinated incentive listing fee, and we will not be required to pay Wells Capital any further subordinated participation in net sale proceeds.

Due to the public market’s preference for self-managed companies, a decision to list our shares on a national securities exchange might well be preceded by a decision to become self-managed. Given our advisor’s familiarity with our assets and operations, we might prefer to become self-managed by acquiring entities affiliated with our advisor. Such an internalization transaction could result in significant payments to affiliates of our advisor irrespective of whether you enjoyed the returns on which we have conditioned other back-end incentive compensation.

If we remained externally managed after listing, we would seek to negotiate in good faith with Wells Capital a fee structure appropriate for an entity with a perpetual life. The conflicts committee of our board of directors would have to approve any new fee structure negotiated with Wells Capital. In negotiating a new fee structure, the conflicts committee must consider all of the factors its members deem relevant, including but not limited to:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•	the success of Wells Capital in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by Wells Capital through their relationship with us;

•	the quality and extent of service and advice furnished by Wells Capital;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio in relationship to the investments generated by Wells Capital for the account of other clients.

Fees Earned by and Expenses Reimbursable to Our Advisor and its Affiliates

Summarized below are the fees earned by and expenses reimbursable to our advisor and its affiliates for the years ended December 31, 2009 and 2008 (in thousands):

Types of Fees and Expenses	December 31, 2009	December 31, 2008
Commissions, net of discounts(1)	$34,102	$46,501
Asset management fees	29,806	31,039
Acquisition fees	13,154	16,432
Administrative reimbursements, net(2)	12,369	11,081
Dealer-manager fees, net of discounts(1)	12,247	17,261
Other offering costs	9,016	9,927
Property management fees	3,776	3,586
Construction fees	340	359

Total	$114,810	$136,186

(1)	Substantially all commissions were re-allowed to participating broker/dealers.

(2)	Administrative reimbursements are presented net of reimbursements from tenants of approximately $2.8 million and $2.5 million for the years ended December 31, 2009 and 2008, respectively.

Our advisor and its affiliates earned no disposition fees, incentive fees, listing fees, or leasing commissions during the years ended December 31, 2009 and 2008.

The detail of amounts due to (from) the advisor and its affiliates is provided below as of December 31, 2009 and 2008 (in thousands):

Detail of Amounts	December 31, 2009	December 31, 2008
Asset management fees	$2,418	$2,396
Administrative reimbursements	1,893	2,206
Other offering costs	1,104	2,215
Property management fees	333	333
Commissions	251	606
Acquisition fees	195	1,386
Dealer-manager fees	(198)	528

Total	$5,996	$9,670

STOCK OWNERSHIP

The following table shows, as of February 28, 2010, the amount of our common stock beneficially owned (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (2) our directors, (3) our executive officers, and (4) all of our directors and executive officers as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percentage
Leo F. Wells, III (3)	175,853	*
Douglas P. Williams	1,105	*
Randall D. Fretz	3,198	*
Charles R. Brown (4)	7,605	*
Richard W. Carpenter (4)	7,500	*
Bud Carter (4)(5)	44,553	*
John L. Dixon	12,002	*
E. Nelson Mills (6)	3,366	*
George W. Sands (7)	0	*
Neil H. Strickland (4)	6,500	*

All officers and directors as a group (8)	261,682	*

*	Less than 1% of the outstanding common stock.

(1)	Address of each named beneficial owner is c/o Wells Real Estate Investment Trust II, Inc., 6200 The Corners Parkway, Norcross, Georgia 30092-3365.

(2)	None of the shares are pledged as security.

(3)	Includes 2,334 shares owned by Mr. Wells’s spouse.

(4)	Includes options to purchase up to 6,500 shares of common stock, which are exercisable within 60 days of February 28, 2010.

(5)	Includes 26,341 shares owned by Mr. Carter’s spouse.

(6)	Includes options to purchase up to 2,500 shares of common stock, which are exercisable within 60 days of February 28, 2010.

(7)	On April 1, 2010, Mr. Sands became one of our independent directors.

(8)	Includes options to purchase an aggregate of up to 28,500 shares of common stock, which are exercisable within 60 days of February 28, 2010.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with Wells Capital and its affiliates, some of whom serve as our officers and directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we adopted to mitigate some of the risks posed by these conflicts.

Our Advisor’s Interests in Other Wells Real Estate Programs

General

Wells Capital and its affiliates are general partners and advisors of other Wells programs, including programs that have investment objectives similar to ours, and we expect that they will organize other such partnerships and programs in the future. Wells Capital and such affiliates have legal and financial obligations with respect to these programs that are similar to their obligations to us.

Wells Capital and its affiliates have sponsored the following 18 other public real estate programs with substantially similar investment objectives as ours:

1.	Wells Real Estate Fund I,

2.	Wells Real Estate Fund II,

3.	Wells Real Estate Fund II-OW,

4.	Wells Real Estate Fund III, L.P.,

5.	Wells Real Estate Fund IV, L.P.,

6.	Wells Real Estate Fund V, L.P.,

7.	Wells Real Estate Fund VI, L.P.,

8.	Wells Real Estate Fund VII, L.P.,

9.	Wells Real Estate Fund VIII, L.P.,

10.	Wells Real Estate Fund IX, L.P.,

11.	Wells Real Estate Fund X, L.P.,

12.	Wells Real Estate Fund XI, L.P.,

13.	Wells Real Estate Fund XII, L.P.,

14.	Wells Real Estate Fund XIII, L.P.,

15.	Wells Real Estate Fund XIV, L.P.,

16.	Piedmont Office Realty Trust, Inc. (f/k/a Wells Real Estate Investment Trust, Inc.),

17.	Wells Mid-Horizon Value-Added Fund I, LLC, and

18.	Wells Timberland REIT, Inc.

Wells Timberland is a Maryland corporation also sponsored by our advisor. Wells Timberland was formed primarily for the purpose of acquiring timberland properties and, therefore, has targeted investments substantially different than ours. Wells Mid-Horizon Value-Added Fund I, LLC is a public real estate program, but did not conduct a public offering.

Allocation of Investment Opportunities

We rely on our advisor to identify suitable investment opportunities. Other Wells-sponsored programs, especially those then raising offering proceeds, also rely on Wells Capital for investment opportunities. Many investment opportunities would be suitable for us as well as other Wells programs. If Wells Capital directs an investment opportunity to a Wells-sponsored program, it will offer the investment opportunity to the program for which the opportunity, in the discretion of Wells Capital, is most suitable. As a result, Wells Capital could direct attractive investment opportunities to other entities or even purchase them for its own account. Our charter disclaims any interest in an investment opportunity known to Wells Capital that Wells Capital has not recommended to us. See “Certain Conflict Resolution Procedures.”

Joint Ventures with Affiliates of Wells Capital

We may enter into joint venture agreements with other Wells programs for the acquisition, development or improvement of properties. See “Investment Objectives and Criteria — Joint Venture Investments.” Wells Capital and its affiliates may have conflicts of interest in determining which Wells program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, Wells Capital may face a conflict in structuring the terms of the relationship between our interests and the interests of the affiliated co-venturer and in managing the joint venture. Because Wells Capital and its affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. See “Risk Factors — Risks Related to Conflicts of Interest.”

Competition for Tenants and Others

Conflicts of interest exist when we own properties in the same geographic areas as those owned by other Wells-sponsored programs. In those cases, a conflict could arise in the leasing of properties if we and another Wells program were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another Wells program were to attempt to sell similar properties at the same time. See “Risk Factors — Risks Related to Conflicts of Interest.” Conflicts of interest may also exist at such time as we or any of our affiliates managing property on our behalf seek to employ developers, contractors, building managers or other third parties. Wells Capital will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. Wells Capital will also seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all properties in need of their services. However, Wells Capital and its affiliates cannot fully avoid these conflicts because they may establish differing terms for resales or leasing of the various properties or differing compensation arrangements for employees at different properties.

Allocation of Advisor’s Time

We rely on Wells Capital and its affiliates for the day-to-day operation of our business. As a result of their interests in other Wells programs and the fact that they have also engaged and will continue to engage in other business activities, Wells Capital and its affiliates will have conflicts of interest in allocating their time between us and other Wells programs and activities in which they are involved. However, Wells Capital believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the Wells programs and ventures in which they are involved.

Receipt of Fees and Other Compensation by Wells Capital and its Affiliates

Wells Capital and its affiliates will receive substantial fees from us. These compensation arrangements could influence our advisor’s advice to us, as well as the judgment of the affiliates of Wells Capital who serve as our officers or directors. Among other matters, the compensation arrangements could affect their judgment with respect to:

•

the continuation, renewal or enforcement of our agreements with Wells Capital and its affiliates, including the advisory agreement, the dealer manager agreement and the property management, leasing and construction management agreement with Wells Management;

•	public offerings of equity by us, which entitle Wells Investment Securities to dealer manager fees and entitle Wells Capital to increased acquisition and asset-management fees;

•	property sales, which entitle Wells Capital to real estate commissions and possible success-based sale fees;

•

property acquisitions from other Wells-sponsored programs, which might entitle Wells Capital to real estate commissions and possible success-based sale fees in connection with its services for the seller;

•

property acquisitions from third parties, which utilize proceeds from our public offerings, thereby increasing the likelihood of continued equity offerings and related fee income for Wells Investment Securities and Wells Capital;

•	whether and when we seek to become self-managed, which decision could lead to our acquisition of entities affiliated with Wells Capital at a substantial price;

•

whether and when we seek to list our common shares on a national securities exchange, which listing could entitle Wells Capital to a success-based listing fee but could also adversely affect its sales efforts for other programs depending on the price at which the shares trade; and

•

whether and when we seek to sell the company or its assets, which sale could entitle Wells Capital to a success-based fee but could also adversely affect its sales efforts for other programs depending upon the sales price for the company or its assets.

The advisory fees paid to Wells Capital and the management and leasing fees we pay to Wells Management will be paid irrespective of the quality of their acquisition or property-management services during the term of the related agreement. See “Certain Conflict Resolution Procedures.”

Our Board’s Loyalties to other Wells-Sponsored Programs

Some of our directors and officers are also directors or officers of other Wells-sponsored programs. Specifically, one of our directors and three of our officers are also directors or officers, respectively, of Wells Timberland. The loyalties of our directors and officers serving on another board may influence the judgment of our board when considering issues for us that also may affect other Wells-sponsored programs, such as the following:

•

We could enter into transactions with other Wells-sponsored programs, such as property sales or acquisitions, joint ventures or financing arrangements. Decisions of the board or the conflicts committee regarding the terms of those transactions may be influenced by its loyalties to other Wells-sponsored programs.

•

A decision of the board or the conflicts committee regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with an offering of other Wells-sponsored programs.

•	A decision of the board or the conflicts committee regarding the timing of property sales could be influenced by concerns that the sales would compete with those of other Wells-sponsored programs.

Our advisor also sponsors Wells Timberland and one of our independent directors is an independent director of Wells Timberland, but the Wells Timberland program differs materially by seeking to invest in timberland properties rather than high-quality office and industrial properties.

Our Executive Officers and Some of Our Directors are Affiliates of Our Advisor and Our Advisor’s Affiliates

Our executive officers and some of our directors are also officers and/or directors of:

•	Wells Capital, our advisor and the general partner of the various real estate programs sponsored by Wells Capital (described above);

•	Wells Management, one of our property managers; and

•	Wells Investment Securities, our dealer manager.

As a result, their loyalties to these various entities could influence their judgment, resulting in actions that are not in our best interest.

Certain Relationships with our Independent Directors

In determining that Messrs. Brown, Carpenter, Carter, Dixon, Mills and Strickland were independent under our charter and the standards of the NYSE, the board of directors considered the transactions, relationships and arrangements noted below. Mr. Strickland serves as an independent trustee of the Wells Family of Real Estate Funds. From 1998 to 2008, Messrs. Carpenter and Carter served as independent trustees to the Wells Family of Real Estate Funds. From 2006 to 2008, Messrs. Brown and Mills served as independent directors of Institutional REIT, which was sponsored by Wells Real Estate Funds. Mr. Mills serves as a director of Wells Timberland REIT, Inc. and was designated as an independent director of Wells Timberland REIT, Inc. until becoming a Senior Vice President of Wells Capital on March 29, 2010.

Mr. Carter currently chairs three monthly peer groups for Vistage International, a leadership organization that offers members monthly peer workshops, one-on-one business coaching, speaker presentations, social networking and a library of online content for business executives. Messrs. Wells and Fretz are each members of separate peer groups chaired by Mr. Carter. Mr. Carter also meets privately each month with each member of the groups attended by Messrs. Wells and Fretz. In addition, an officer of Wells Management is a member of a third peer group chaired by Mr. Carter. Each group consists of up to 18 members. Wells Capital pays the fees associated with the participation of the Wells officers in the peer groups. These amounts are not reimbursed by our company. Wells Capital paid Vistage International the following amounts with respect to the foregoing participation for each of the last three years: $29,460 for 2007, $29,460 for 2008 and $30,660 for 2009. Mr. Carter’s compensation from Vistage International is a percentage of each enrollee’s monthly dues. In each of the last three years, the total amount that Mr. Carter received from Vistage International related to the participation of the three Wells officers represented less than 5% of Mr. Carter’s total compensation from Vistage International in that year. Mr. Carter has no equity interest in Vistage International.

Prior to joining our board of directors in 2008, Mr. Dixon served as an officer of Mutual Service Corporation and Associated Securities, Inc., two broker-dealer firms that have executed agreements with WIS to sell our securities and other products sponsored by our affiliates. The compensation amounts paid by WIS to the broker-dealer firms pursuant to these agreements were $2,212,930 in 2007 and $1,365,350 in 2008.

Affiliated Dealer Manager

Since Wells Investment Securities, our dealer manager, is an affiliate of Wells Capital, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

Affiliated Property Manager

We have engaged Wells Management, an affiliate of our advisor, to provide property-management services to some of the properties we have purchased, and we may engage Wells Management to provide these services to properties that we purchase with the proceeds of this offering. To the extent we retain Wells Management, we will not have the benefit of independent property management. See “Management — Affiliated Companies.”

Certain Conflict Resolution Procedures

Conflicts Committee

In order to reduce or eliminate certain potential conflicts of interest, our charter creates a conflicts committee of our board of directors composed solely of all of our independent directors. Serving on the board of, or owning an interest in, another Wells-sponsored program will not, by itself, preclude a director from serving on the conflicts committee. The conflicts committee, which has retained its own legal advisor and has on occasion retained its own financial advisor, is empowered to act on any matter permitted under Maryland law if the matter at issue is such that the exercise of independent judgment by Wells Capital affiliates could reasonably be compromised.

Those conflict of interest matters that the board cannot delegate to a committee under Maryland law must be acted upon by both the board of directors and the conflicts committee. Among the matters we expect the conflicts committee to act upon are:

•

the continuation, renewal or enforcement of our agreements with Wells Capital and its affiliates, including the advisory agreement, the dealer manager agreement and the property management, leasing and construction management agreement;

•	public offerings of securities;

•	property sales;

•	property acquisitions;

•	transactions with affiliates;

•	compensation of our officers and directors who are affiliated with our advisor;

•	whether and when we seek to list our shares of common stock on a national securities exchange;

•	whether and when we seek to become self-managed, which decision could lead to our acquisition of entities affiliated with Wells Capital at a substantial price; and

•	whether and when we seek to sell the company or its assets.

Other Charter Provisions Relating to Conflicts of Interest

In addition to the creation of the conflicts committee, our charter contains many other restrictions relating to conflicts of interest including the following:

Advisor Compensation. The conflicts committee evaluates at least annually whether the compensation that we contract to pay to Wells Capital and its affiliates is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by the charter. The conflicts committee supervises the performance of Wells Capital and its affiliates and the compensation we pay to them to determine that the provisions of our compensation arrangements are being carried out. The conflicts committee bases this evaluation on the factors set forth below as well as any other factors deemed relevant by the conflicts committee:

•	the amount of the fees paid to Wells Capital and its affiliates in relation to the size, composition and performance of our investments;

•	the success of Wells Capital in generating appropriate investment opportunities;

•	the rates charged to other REITs and others by advisors performing similar services;

•	additional revenues realized by Wells Capital and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by Wells Capital and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by Wells Capital for its own account and for its other clients.

Under our charter, we can only pay our advisor a real estate commission in connection with the sale of a property if it provides a substantial amount of the services in the effort to sell the property and the commission does not exceed 3% of the sales price of the property. Although our charter limits this commission to 3% of the property sales price, our advisory agreement provides for a 1% fee. Any increase in this 1% fee would require the approval of a majority of the members of our conflicts committee. Moreover, our charter also provides that the commission, when added to all other real estate commissions paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6% of the sales price of the property.

Our charter also requires any incentive fee we may pay our advisor or an entity affiliated with our advisor in connection with the liquidation of our portfolio to be reasonable. An incentive fee is presumed reasonable if it does not exceed 15% of the balance of the net proceeds remaining after payment to common stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the common stock, plus an amount equal to 6% of the original issue price of the common stock per year cumulative. Our advisory agreement provides for a lower incentive fee and a higher threshold for its payment than that required by our charter. Under the advisory agreement, the incentive fee equals 10% of the balance of the net proceeds remaining after payment to common stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the common stock, plus an amount equal to 8% of the original issue price of the common stock per year cumulative. Any increase in the incentive fee or lowering of the threshold for its payment would require the approval of a majority of the members of the conflicts committee.

Our charter also limits the amount of acquisition fees and acquisition expenses we can incur to a total of 6% of the contract purchase price for the property or, in the case of a mortgage loan, to 6% of the funds advanced. This limit may only be exceeded if the conflicts committee approves (by majority vote) the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us. Although our charter permits combined acquisition fees and expenses to equal 6% of the purchase price, our advisory agreement limits the acquisition fee to 2.0% of our gross offering proceeds. Any increase in the acquisition fee stipulated in the advisory agreement would require the approval of a majority of the members of the conflicts committee.

Term of Advisory Agreement. Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that a particular advisor may be retained. The conflicts committee or our advisor may terminate our advisory agreement with Wells Capital without cause or penalty on 60 days’ written notice. For information regarding the termination fee that may be payable to our advisor upon termination of the advisory agreement, see note (8) to the compensation table under “Management Compensation.”

Our Acquisitions. We will not purchase or lease properties in which Wells Capital, our directors or officers or any of their affiliates has an interest without a determination by a majority of the conflicts committee that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the affiliated seller or lessor unless there is substantial justification for the excess amount. In no event will we acquire any such property at an amount in excess of its current appraised value as determined by an independent expert selected by our independent directors not otherwise interested in the transaction.

Mortgage Loans Involving Affiliates. Our charter prohibits us from investing in or making mortgage loans in which the transaction is with Wells Capital or our directors or officers or any of their affiliates unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of Wells Capital, our directors or officers or any of their affiliates.

Other Transactions Involving Affiliates. A majority of the conflicts committee must conclude that all other transactions, including joint ventures, between us and Wells Capital, our officers or directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Limitation on Operating Expenses. Wells Capital must reimburse us the amount by which our aggregate annual total operating expenses exceed the greater of 2% of our average invested assets or 25% of our net income unless the conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under generally accepted accounting principles, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain from the sale of our assets; and (f) acquisition fees, acquisition expenses, real estate commissions on the resale of property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

Issuance of Options and Warrants to Certain Affiliates. Until our shares of common stock are listed on a national securities exchange, we will not issue options or warrants to purchase our capital stock to Wells Capital, our directors or officers or any of their affiliates, except on the same terms as such options or warrants are sold to the general public. We may not issue options or warrants at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the conflicts committee has a market value less than the value of such option or warrant on the date of grant. Any options or warrants we issue to Wells Capital, our director or officers or any of their affiliates shall not exceed an amount equal to 10% of our outstanding capital stock on the date of grant.

Repurchase of Our Shares. Our charter prohibits us from paying a fee to Wells Capital or our directors or officers or any of their affiliates in connection with our repurchase of our capital stock.

Loans. We will not make any loans to Wells Capital or to our directors or officers or any of their affiliates. In addition, we will not borrow from these affiliates unless a majority of the conflicts committee approves the transaction as being fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or Wells Capital or its affiliates.

Reports to Stockholders. Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

•	financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to Wells Capital and any affiliate of Wells Capital by us or third parties doing business with us during the year;

•	our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the conflicts committee that our policies are in the best interest of our common stockholders and the basis for such determination; and

•

separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, and the conflicts committee is specifically charged with a duty to examine and comment in the report on the fairness of the transactions.

Voting of Shares Owned by Affiliates. Before becoming a stockholder, Wells Capital or a director or officer or any of their affiliates must agree not to vote their shares regarding (i) the removal of any of these affiliates or (ii) any transaction between them and us.

Ratification of Charter Provisions. Our board of directors and the conflicts committee have reviewed and ratified our charter by the vote of a majority of their respective members, as required by our charter.

Allocation of Investment Opportunities

When Wells Capital presents an investment opportunity to a Wells-sponsored program, it will offer the opportunity to the program for which the investment opportunity is most suitable. This determination is made by Wells Capital. However, our advisory agreement with Wells Capital requires that Wells Capital make this determination in a manner that is fair without favoring any other Wells-sponsored program. In determining the Wells-sponsored program for which an investment opportunity would be most suitable, Wells Capital will consider the following factors:

•	the size of the investment and property value;

•	the program’s primary investment strategy;

•

the effect of the acquisition both on diversification of each program’s investments by type of commercial property and geographic area and on diversification targets including tenants, industry and lease expirations of its properties;

•	the credit quality of the tenants; and

•	the existence of special factors, such as whether the property is adjacent to another property owned by a program.

In the event that an investment opportunity becomes available that is equally suitable for us and one or more other Wells programs, then Wells Capital will utilize a rotation process to offer the investment opportunity to the entity that has had the longest period of time elapse since it was offered an investment opportunity. If a subsequent event or development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of Wells Capital, to be more appropriate for another Wells program, Wells Capital may offer the investment to another Wells program.

Our advisory agreement with Wells Capital requires that Wells Capital periodically inform the conflicts committee of the investment opportunities it has offered to other Wells programs so that the conflicts committee can evaluate whether we are receiving our fair share of opportunities. Wells Capital is to inform the conflicts committee of such investment opportunities quarterly. Wells Capital’s success in generating investment opportunities for us and its fair allocation of opportunities among Wells programs are important criteria in the conflicts committee’s determination to continue or renew our arrangements with Wells Capital and its affiliates. The conflicts committee has a duty to ensure that Wells Capital fairly applies its method for allocating investment opportunities among the Wells-sponsored programs.

INVESTMENT OBJECTIVES AND CRITERIA

General

We invest in commercial real estate properties. Our primary investment objectives are:

•	to provide current income for you through the payment of cash distributions; and

•	to preserve and return your capital contribution.

We also seek capital gain from our investments.

We may return all or a portion of your capital contribution in connection with a sale of the company or the properties we will acquire. Alternatively, you may be able to obtain a return on all or a portion of your capital contribution in connection with the sale of your shares.

We will seek to list our shares of common stock when our independent directors believe listing would be in the best interest of our stockholders. If we do not list our shares of common stock on a national securities exchange by October 2015, our charter requires that we either:

•	seek stockholder approval of an extension or amendment of this listing deadline; or

•	seek stockholder approval of the liquidation of the corporation.

If we sought and did not obtain stockholder approval of an extension or amendment to the listing deadline, we would then be required to seek stockholder approval of our liquidation. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate, and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and distribute our net proceeds to you.

Our board may revise our investment policies, which we describe in more detail below, without the concurrence of our stockholders. Our conflicts committee will review our investment policies at least annually to determine that our policies are in the best interest of our stockholders. Our charter requires that the conflicts committee include the basis for its determination in its minutes and in an annual report delivered to our stockholders.

Acquisition and Investment Policies

Primary Investment Focus

We intend to invest primarily in high-quality, income-generating office and industrial properties, leased or preleased to creditworthy companies and governmental entities. We will invest in properties at all stages of development, from those under construction to those with established operating histories. For a discussion of the properties we have purchased as of the date of this prospectus, see “Description of Real Estate Investments.”

Wells Capital has developed specific standards for determining the creditworthiness of potential tenants of our properties. Although authorized to enter into leases with any type of tenant, we anticipate that a majority of our tenants will be large corporations or entities or tenants whose lease obligations are guaranteed by a large corporation or entity. In an attempt to limit or avoid speculative purchases, Wells

Capital generally will seek to secure, on our behalf, leases with tenants at or prior to the closing of our acquisitions of properties.

Although we are not limited as to the geographic area where we may invest in properties and conduct our operations, we principally invest in properties located within the continental United States. Generally, we will hold fee title or a long-term leasehold estate in the properties we acquire.

Other Possible Investments

Although we expect that most of our property acquisitions will be of the type described above, we may make other investments. For example, we may purchase warehouse and distribution facilities, hotels, shopping centers, business and industrial parks, manufacturing facilities, undeveloped land or options to purchase a particular property. We may also purchase mortgage loans. In fact, we can invest in whatever types of interests in real estate that we believe are in our best interest, including investments outside the United States. Moreover, we are not limited in the number, size or location of properties we may acquire or on the percentage of net proceeds of this offering that we may invest in a single property.

Although we can purchase any type of interest in real estate, our charter does limit certain types of investments. Under our charter we may not:

•

invest more than 10% of our total assets in unimproved property or mortgage loans on unimproved property, which we define as property not acquired for the purpose of producing rental or other operating income or on which there is no development or construction in progress or planned to commence within one year;

•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•

make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property, which aggregate amount includes all interest on the loans, would exceed an amount equal to 85% of the appraised value of such property as determined by an appraisal unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•

invest in commodities or commodity futures contracts, except for futures contracts used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title; or

•	invest in equity securities unless a majority of the conflicts committee approves such investment as being fair, competitive and commercially reasonable.

We do not currently intend to make loans to other persons (other than mortgage loans as described below) but if our board of directors determines that it would be in our best interest to do so, we are not prohibited from doing so. We do not intend to underwrite securities of other issuers or to engage in the purchase and sale of any types of investments other than interests in real estate.

Investment Decisions

Wells Capital will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our properties, subject to the approval of our conflicts committee. Our conflicts committee reviews our investment policies at least annually to determine whether these policies continue to be in the best interest of our stockholders.

In pursuing our investment objectives and making investment decisions for us, Wells Capital will consider relevant real estate property and financial factors, including the creditworthiness of major tenants, the location of the property, its suitability for any development contemplated or in progress, its income-producing capacity, the prospects for long-term appreciation, liquidity and tax considerations. Moreover, to the extent feasible, Wells Capital will strive to invest in a diversified portfolio of properties for us based on geography, type of property and industry group of tenants, although the number and mix of properties we acquire will largely depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and the amount of proceeds we raise in this offering.

To find properties that best meet our selection criteria for investment, Wells Capital’s property acquisition team will study regional demographics and market conditions and interview local brokers to gain the practical knowledge that these studies sometimes lack. An experienced commercial construction engineer will inspect the structural soundness and the operating systems of each building, and an environmental firm will investigate all environmental issues to ensure each property meets our quality specifications.

Conditions to Closing Our Acquisitions

Generally, we will condition our obligation to close the purchase of any investment on the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	surveys;

•	evidence of marketable title, subject to such liens and encumbrances as are acceptable to Wells Capital;

•	title and liability insurance policies; and

•	financial statements covering recent operations of properties having operating histories.

Moreover, we will not close the purchase of any property unless and until we obtain an environmental assessment (Phase I review at a minimum) for each property purchased and are generally satisfied with the environmental status of the property.

Development and Construction of Properties

We may invest substantially all of the proceeds available for investment in properties on which improvements are to be constructed or completed. Because development of real estate properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables, we may help ensure performance by the builders of properties that are under construction at the price contracted by obtaining either an adequate completion bond or performance bond. As an alternative to a completion bond or performance bond, we may rely upon the substantial net worth of the contractor or developer or a personal guarantee, accompanied by financial statements showing a substantial net worth, provided by an affiliate of the person entering into the construction or development contract.

Moreover, we may directly employ one or more project managers to plan, supervise and implement the development of any unimproved properties that we may acquire. In such event, such persons would be compensated directly by us.

Tenant Improvements

We anticipate that tenant improvements required at the time of our acquisition of a property will be funded from our offering proceeds. However, at such time as a tenant of one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. We do not anticipate reserving a portion of the proceeds from this offering for such tenant improvements. We may not have access to funds required in the future for tenant improvements and tenant refurbishments, which could adversely affect our ability to attract new tenants to lease vacated space.

Terms of Leases

The terms and conditions of any future lease we enter into with our tenants may vary substantially from those we describe in this prospectus. Generally, we are responsible for the replacement of specific structural components of a property such as the roof of the building or the parking lot. However, the majority of our leases include reimbursement provisions that require the tenant to pay, as additional rent, all or a portion of real estate taxes; sales and use taxes; special assessments; utilities, insurance and building repairs; and other building operation and management costs. Such reimbursement provisions mitigate the risks related to rising costs. We expect that our leases will generally have terms of five or more years, some of which may have renewal options.

We may purchase properties and lease them back to the sellers of such properties. Such sale-leaseback transactions carry certain risks, as discussed more fully under “Risk Factors — Federal Income Tax Risks — Recharacterization of sale-leaseback transactions may cause us to lose our REIT status, which would reduce the return on your investment.”

We may also enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that if, during a stated period, the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

Joint Venture Investments

We have entered into joint ventures for the acquisition, development or improvement of properties and we will likely acquire additional properties through joint venture arrangements with some of the proceeds of this offering. We may enter joint ventures and other co-ownership arrangements or participations with third parties and with other Wells programs for the purpose of developing, owning and operating real properties. In determining whether to invest in a particular joint venture, Wells Capital will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our real estate property investments. We may only enter into joint ventures with other Wells programs if our conflicts committee approves the transaction as being fair and reasonable to us.

Our policy is to invest in joint ventures primarily when we will have a right of first refusal to purchase the co-venturer’s interest in the joint venture if the co-venturer elects to sell such interest. In the event that the co-venturer elects to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer’s interest in the property held by the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property.

Borrowing Policies

Our charter limits our borrowings to 100% of our net assets, which is equivalent to 50% of the cost (before deducting depreciation or other non-cash reserves) of all our tangible assets, unless any excess borrowing is approved by a majority of the conflicts committee and is disclosed to our stockholders in our next quarterly report with an explanation from the conflicts committee of the justification for the excess borrowing. There is no limitation on the amount we may borrow for the purchase of any single property.

We intend to maintain amounts outstanding under long-term debt arrangements or lines of credit so that we will have more funds available for investment in properties, which will allow us to acquire a more diversified portfolio. However, the percentage of debt financing will be dependent upon various factors to be considered in the sole discretion of our board of directors, including, but not limited to, our ability to raise equity proceeds from the sale of our common stock in this and future offerings, our ability to pay distributions, the availability of properties meeting our investment criteria, the availability of debt and changes in the cost of debt financing.

Our use of leverage increases the risk of default on mortgage payments and a resulting foreclosure of a particular property. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be limited. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time. Wells Capital will seek to obtain financing on our behalf on the most favorable terms available. Lenders may have recourse to assets not securing the repayment of indebtedness.

Wells Capital will refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in dividend distributions from proceeds of the refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate.

As of December 31, 2009 our debt-to-real-estate asset ratio, that is, the ratio of total debt to total purchase price of real estate assets plus cash and cash equivalents, was approximately 18.5%. As of February 28, 2010, we had total outstanding indebtedness of approximately $0.9 billion, including $873.0 million outstanding under mortgage loans with fixed interest rates, or with interest rates that are effectively fixed when considered in connection with an interest rate swap agreement; $63.4 million outstanding under a variable-rate mortgage loan; and $12.6 million outstanding under a fixed-rate Bank

Zenit loan. As of December 31, 2009, we held cash and cash equivalents of $102.7 million and we had no amounts outstanding under our Wachovia Line of Credit.

As of February 28, 2010, the Wachovia Line of Credit had been fully repaid and had available borrowing capacity of $245 million. The Wachovia Line of Credit matures on May 7, 2010. Negotiations for a replacement line of credit are currently under way with our prospective lenders. We believe that we will be able to secure a replacement line of credit with capacity adequate to meet our scheduled purchase and debt obligations at current-market terms. However, we acknowledge that the U.S. credit markets remain uncertain and, as such, we can make no assurances that a replacement line of credit will be executed at terms favorable or desirable to us. In the event that our capital needs to fund future real estate acquisition opportunities exceed the net equity proceeds available for investment, plus the maximum borrowing capacity allowed under a replacement line of credit, we would explore other sources of capital, including but not limited to, property-specific mortgage loans.

We may place additional long-term mortgage debt on existing assets or assets acquired in the future. The decision to place this mortgage debt will be based on market conditions and capital needs at the time.

We may repay borrowings under our credit facility or under long-term mortgage debt with proceeds from the sale of properties, operating cash flow, long-term mortgage debt or with proceeds from this offering.

Disposition Policies

We intend to hold each property we acquire for an extended period. However, circumstances might arise that could result in the early sale of some properties. We expect our conflicts committee to make the determination with respect to whether we should sell or dispose of a particular property based on its determination that the sale of the property would be in the best interest of our stockholders.

The determination of whether a particular property should be sold or otherwise disposed of before the end of the expected holding period for the property will be made after consideration of relevant factors (including prevailing economic conditions, the performance or projected performance and appreciation of the property and current tenant creditworthiness) with a view to achieving maximum capital appreciation. We cannot assure you that this objective will be realized. The selling price of a property that is net leased will be determined in large part by the amount of rent payable under the lease. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing economic conditions.

We may reinvest the proceeds of property sales in investments that satisfy our investment objectives; however, if we do not list our shares of common stock on a national securities exchange by October 2015, our charter requires that we either:

•	seek stockholder approval of an extension or amendment of this listing deadline; or

•	seek stockholder approval of the liquidation of the corporation.

If we sought and did not obtain stockholder approval of an extension or amendment to the listing deadline, we would then be required to seek stockholder approval of our liquidation. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate, and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and distribute our net proceeds to you. We will continue in existence until all properties are sold and our other assets are liquidated.

Prior Program Liquidity Events

Our sponsor, or one of its affiliates, has previously sponsored 19 public programs, including 15 public limited partnerships and one limited liability company (collectively, the “public partnerships”) and three corporations (including us) that qualify or intend to qualify as a REIT. With respect to the 16 public partnerships, each stated in the prospectus for its initial public or private offering a date by which the program must terminate and dissolve unless its partnership agreement was amended to extend the termination/dissolution date of the program. Each of these public partnerships also stated in its prospectus a time period by which the program anticipated selling its assets and stated that such sale proceeds would generally be distributed to the investors except in limited circumstances. With respect to these 16 public partnerships, eight terminated and dissolved within the time period required by their partnership agreements and the remaining eight have not yet reached their agreements’ mandatory termination/dissolution date. Furthermore, with respect to these 16 public partnerships, three sold their assets and distributed sale proceeds within or around the timeframe that was anticipated in the prospectus relating to its public offering, six did not do so and seven have not yet reached the anticipated timeframe for such sales and distributions. More detailed information with respect to the 16 public partnerships is provided below:

Public Partnerships	Dissolution Year Per Partnership Agreement	Actual Year of Dissolution	Original Anticipated Year for Completion of Distribution of Proceeds from Property Sales	Actual Year for Substantial Completion of Distribution of Proceeds from Property Sales
Wells Real Estate Fund I	2014	2008	1999	2007
Wells Real Estate Fund II	2016	2009	2002	2009
Wells Real Estate Fund II-OW	2016	2009	2002	2009
Wells Real Estate Fund III, LP	2018	2009	2004	2009
Wells Real Estate Fund IV, LP	2020	2007	2004	2006
Wells Real Estate Fund V, LP	2020	2007	2006	2006
Wells Real Estate Fund VI, LP	2022	2007	2007	2007
Wells Real Estate Fund VII, LP	2022	2007	2008	2007
Wells Real Estate Fund VIII, LP	2024	N/A	2009	N/A
Wells Real Estate Fund IX, LP	2024	N/A	2010	N/A
Wells Real Estate Fund X, LP	2026	N/A	2010	N/A
Wells Real Estate Fund XI, LP	2026	N/A	2011	N/A
Wells Real Estate Fund XII, LP	2030	N/A	2013	N/A
Wells Real Estate Fund XIII, LP	2030	N/A	2016	N/A
Wells Real Estate Fund XIV, LP	2032	N/A	2018	N/A
Wells Mid-Horizon Value-Added Fund I, LLC	2020	N/A	2012	N/A

With respect to the three corporations that qualify or intend to qualify as a REIT, Piedmont REIT stated in the prospectuses for its public offerings that it would list its shares or sell its properties and distribute its cash to its investors by January 30, 2008 unless a majority of its stockholders voted to extend such deadline. Its investors did so vote to extend the deadline to January 30, 2011. In February, 2010, Piedmont REIT recapitalized and listed its shares of Class A stock on the New York Stock Exchange. The recapitalization was structured in such a way that all of its outstanding shares would convert back to one class of common stock and be listed by January 30, 2011. Finally, Wells Timberland REIT, Inc., which anticipates making its tax election to qualify as a REIT for the year ended December 31, 2009, has disclosed in its prospectus a listing or liquidation date in August, 2018.

Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. Under our charter, we will not:

•

borrow in excess of 100% of our net assets, which is equivalent to 50% of the cost (before deducting depreciation or other non-cash reserves) of all tangible assets owned by us, unless approved by a majority of the conflicts committee;

•	make investments in unimproved property or mortgage loans on unimproved property in excess of 10% of our total assets;

•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•

make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by an appraisal, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•

make an investment in a property or mortgage loan if the related acquisition fees and acquisition expenses are not reasonable or exceed 6% of the purchase price of the property or, in the case of a mortgage loan, 6% of the funds advanced, provided that the investment may be made if a majority of the conflicts committee determines that the transaction is commercially competitive, fair and reasonable to us;

•	invest in equity securities unless a majority of the conflicts committee approves such investment as being fair, competitive and commercially reasonable;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•

invest in commodities or commodity futures contracts, except for futures contracts used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	issue debt securities in the absence of adequate cash flow to cover debt service;

•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance; or

•

issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share redemption program or the ability of our operating partnership to issue redeemable partnership interests.

In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described above under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described under “Description of Shares” below.

DESCRIPTION OF REAL ESTATE INVESTMENTS

We engage in the acquisition and ownership of commercial real properties throughout the United States. Although we may invest in a wide range of real estate, we focus our acquisition efforts on high-quality, income-generating office and industrial properties leased to creditworthy companies and governmental entities. As of December 31, 2009, we owned interests in 65 office properties, one industrial building and one hotel, which include 85 operational buildings, comprising approximately 20.6 million square feet of commercial space located in 23 states, the District of Columbia and Moscow, Russia. Of these properties, 63 are wholly owned and four are owned through consolidated joint ventures. As of December 31, 2009, our office and industrial properties were approximately 93.2% leased with an average lease term remaining of approximately 6.9 years.

Properties

The tables below provide information regarding the properties we owned as of December 31, 2009 (dollars in thousands):

Property	Acquisition Date	Location	Square Feet	Ownership Percentage	Encumbrances	Property Type	Percent Leased	Contract Price (1)
Weatherford Center Houston(2)	February 10, 2004	Houston, TX	260,000	100%	$—	Office	100%	$39,850
New Manchester One(2)	March 19, 2004	Douglasville, GA	593,000	100%	—	Industrial	0%	19,300
333 and 777 Republic Drive	March 31, 2004	Allen Park, MI	169,000	100%	—	Office	100%	18,850
Manhattan Towers	April 2, 2004	Manhattan Beach, CA	310,000	100%	75,000	Office	94%	89,875
9 Technology Drive (2)	May 27, 2004	Westborough, MA	251,000	100%	—	Office	100%	47,600
180 Park Avenue(2)	June 23, 2004	Florham Park, NJ	385,000	100%	—	Office	100%	78,400
One Glenlake Parkway(2)	June 25, 2004	Atlanta, GA	353,000	100%	—	Office	97%	81,750
80 M Street	June 29, 2004	Washington, D.C.	275,000	100%	—	Office	100%	105,000
One West Fourth Street	July 23, 2004	Winston-Salem, NC	431,000	100%	43,408	Office	85%	77,700
3333 Finley Road	August 4, 2004	Downers Grove, IL	207,000	100%	—	Office	100%	47,979
1501 Opus Place	August 4, 2004	Downers Grove, IL	115,000	100%	—	Office	100%	24,796
2500 Windy Ridge(2) (Wildwood Buildings)	September 20, 2004	Atlanta, GA	317,000	100%	32,000	Office	100%	63,630
4100-4300 Wildwood(2) (Wildwood Buildings)	September 20, 2004	Atlanta, GA	250,000	100%	25,000	Office	100%	49,240
4200 Wildwood(2) (Wildwood Buildings)	September 20, 2004	Atlanta, GA	265,000	100%	33,000	Office	100%	59,630
Emerald Point(2)	October 14, 2004	Dublin, CA	194,000	100%	—	Office	100%	44,000
800 North Frederick(2)	October 22, 2004	Gaithersburg, MD	393,000	100%	46,400	Office	100%	79,000
The Corridors III	November 1, 2004	Downers Grove, IL	222,000	100%	—	Office	89%	40,447
Highland Landmark III(3)	December 28, 2004	Downers Grove, IL	269,000	95%	33,840	Office	96%	52,650
180 Park Avenue 105(2)	March 14, 2005	Florham Park, NJ	222,000	100%	—	Office	100%	53,500
8990 Duke Blvd. (Governor’s Pointe Buildings)	March 17, 2005	Mason, OH	78,000	100%	—	Office	100%	11,600
4241 Irwin Simpson Road (Governor’s Pointe Buildings)	March 17, 2005	Mason, OH	224,000	100%	—	Office	100%	29,900
5995 Opus Parkway	April 5, 2005	Minnetonka, MN	165,000	100%	—	Office	81%	22,700
215 Diehl Road	April 19, 2005	Naperville, IL	162,000	100%	21,000	Office	100%	30,254
100 East Pratt(2)	May 12, 2005	Baltimore, MD	653,000	100%	105,000	Office	99%	207,500
College Park Plaza	June 21, 2005	Indianapolis, IN	179,000	100%	—	Office	100%	26,953
180 E. 100 South (2)	July 6, 2005	Salt Lake City, UT	218,000	100%	—	Office	100%	46,500
One Robbins Road(2)(4) (Nashoba Buildings)	August 18, 2005	Westford, MA	298,000	99%	12,556	Office	100%	50,492
Four Robbins Road(2)(4) (Nashoba Buildings)	August 18, 2005	Westford, MA	160,000	99%	10,444	Office	100%	42,000
Baldwin Point	August 26, 2005	Orlando, FL	165,000	100%	—	Office	97%	28,700

Property	Acquisition Date	Location	Square Feet	Ownership Percentage	Encumbrances	Property Type	Percent Leased	Contract Price (1)
1900 University Circle(2) (University Circle Buildings)	September 20, 2005	East Palo Alto, CA	143,000	100%	—	Office	100%	115,773
1950 University Circle(2) (University Circle Buildings)	September 20, 2005	East Palo Alto, CA	165,000	100%	—	Office	100%	100,607
2000 University Circle(2) (University Circle Buildings)	September 20, 2005	East Palo Alto, CA	143,000	100%	—	Office	100%	82,638
919 Hidden Ridge (MacArthur Ridge I building)	November 15, 2005	Irving, TX	250,000	100%	—	Office	100%	45,200
5 Houston Center(2)	December 20, 2005	Houston, TX	581,000	100%	90,000	Office	91%	166,000
Key Center Tower (5) (Key Center Compex)	December 22, 2005	Cleveland, OH	1,321,000	100%	—	Office	95%	275,711
Key Center Marriott (Key Center Compex)	December 22, 2005	Cleveland, OH	310,000	100%	—	Hotel	N/A	40,000
Tampa Commons	December 27, 2005	Tampa, FL	255,000	100%	—	Office	73%	49,083
2000 Park Lane	December 27, 2005	North Fayette, PA	231,000	100%	—	Office	99%	29,500
LakePointe 5	December 28, 2005	Charlotte, NC	112,000	100%	—	Office	100%	23,118
LakePointe 3 (6)	April 7, 2006	Charlotte, NC	111,000	100%	—	Office	84%	9,958
One SanTan	April 18, 2006	Chandler, AZ	134,000	100%	18,000	Office	100%	32,113
Two SanTan	April 18, 2006	Chandler, AZ	134,000	100%	21,000	Office	85%	27,091
263 Shuman Boulevard(2)	July 20, 2006	Naperville, IL	354,000	100%	49,000	Office	100%	55,318
11950 Corporate Boulevard	August 9, 2006	Orlando, FL	227,000	100%	—	Office	100%	44,000
Edgewater Corporate Center (2)	September 6, 2006	Lancaster, SC	180,000	100%	—	Office	100%	35,502
4300 Centreway Place	September 19, 2006	Arlington, TX	139,000	100%	—	Office	100%	19,250
80 Park Plaza(2)	September 21, 2006	Newark, NJ	1,027,000	100%	56,978	Office	100%	147,500
International Financial Tower(2)	October 31, 2006	Jersey City, NJ	630,000	100%	—	Office	100%	193,600
Sterling Commerce	December 21, 2006	Irving, TX	309,000	100%	—	Office	100%	62,000
One Century Place	January 1, 2007	Nashville, TN	539,000	100%	—	Office	97%	72,000
120 Eagle Rock(2)	March 27, 2007	East Hanover, NJ	178,000	100%	—	Office	95%	34,500
East Foothills Boulevard	July 11, 2007	Pasadena, CA	265,000	100%	—	Office	28%	116,000
7031 Columbia Gateway(2)	July 12, 2007	Columbia, MD	248,000	100%	—	Office	100%	62,100
Cranberry Woods Drive(7)	August 1, 2007	Cranberry Township, PA	424,000	100%	63,396	Office	100%	14,594
222 East 41st Street (2)(5)	August 17, 2007	New York, NY	373,000	100%	153,130	Office	98%	319,800
Bannockburn Lake III(2)	September 10, 2007	Bannockburn, IL	106,000	100%	—	Office	100%	20,164
1200 Morris Drive	September 14, 2007	Wayne, PA	114,000	100%	—	Office	100%	29,250
South Jamaica Street(2)	September 26, 2007	Englewood, CO	478,000	100%	—	Office	100%	138,491
15815 25th Avenue West(2)	November 5, 2007	Lynnwood, WA	87,000	100%	—	Office	100%	23,800
16201 25th Avenue West(2)	November 5, 2007	Lynnwood, WA	69,000	100%	—	Office	0%	11,200
13655 Riverport Drive(2)	February 1, 2008	St. Louis, MO	189,000	100%	—	Office	100%	31,620
11200 West Parkland Avenue	March 3, 2008	Milwaukee, WI	230,000	100%	—	Office	100%	23,600
Lenox Park(2)	May 8, 2008	Atlanta, GA	1,040,000	100%	—	Office	100%	275,250
Lindbergh Center Buildings (2) (5)	July 1, 2008	Atlanta, GA	955,000	100%	—	Office	100%	285,000
Three Glenlake Building (2)(3)	July 31, 2008	Sandy Springs, GA	355,000	95%	25,414	Office	100%	100,600
1580 West Nursery Road Buildings(2)	September 5, 2008	Linthicum, MD	315,000	100%	19,786	Office	100%	97,600
Dvintsev Business Center— Tower B(5)	May 29, 2009	Moscow, Russia	145,000	100%	12,584	Office	38%	67,100

Total			20,649,000		$946,936			$4,846,427

(1)	Contract price excludes related closing costs and acquisition fees paid to Wells Capital.

(2)	This property is managed by an affiliate.

(3)	Owned by a joint venture in which we hold 95% ownership interest.

(4)	Owned by a joint venture in which we hold 99% ownership interest.

(5)	This property is owned subject to a long-term ground lease.

(6)	Land was purchased in December 2005; however, construction of the building was completed in April 2006.

(7)	Land was purchased in August 2007. The first phase was completed in 2009, and construction is still in progress on the second phase.

The tables below include statistics for properties that we own directly as well as through our consolidated joint ventures. The following table shows lease expirations of our office and industrial properties as of December 31, 2009, and during each of the next ten years and thereafter. This table assumes no exercise of renewal options or termination rights.

Location	2009 Annualized Gross Base Rent (in thousands)	Rentable Square Feet Expiring (in thousands)	Percentage of 2009 Annualized Gross Base Rent
Vacant	$—	1,379	0%
2010	21,472	899	5%
2011	37,023	1,229	9%
2012	33,461	1,517	8%
2013	23,975	1,151	6%
2014	23,016	1,073	6%
2015	33,116	2,067	8%
2016	51,693	2,078	13%
2017	77,015	3,681	19%
2018	17,760	937	5%
2019	7,447	638	2%
Thereafter	74,925	3,668	19%

	$400,903	20,317	100%

The following table shows the geographic diversification of our office and industrial properties as of December 31, 2009.

Location	2009 Annualized Gross Base Rent (in thousands)	Rentable Square Feet (in thousands)	Percentage of 2009 Annualized Gross Base Rent	2009 Annualized Gross Base Rent Per Rentable Square Foot
Atlanta	$64,875	4,110	16%	$15.78
Northern New Jersey	43,655	2,442	11%	17.88
Cleveland	30,931	1,323	8%	23.38
Baltimore	26,139	1,216	7%	21.49
San Francisco	23,630	451	6%	52.38
New York	22,585	373	6%	60.59
Chicago	21,992	1,428	6%	15.40
Houston	18,023	841	4%	21.43
Dallas	14,083	701	3%	20.08
Boston	11,992	706	3%	16.99
Pittsburgh	11,362	654	3%	17.36
Washington, D.C.	11,223	276	3%	40.65
Los Angeles	10,387	575	2%	18.06
Denver	10,261	478	2%	21.46
Nashville	10,100	539	2%	18.75
Other*	69,665	4,204	18%	16.57

	$400,903	20,317	100%	19.73

*	No more than 3% is attributable to any individual geographic location.

The following table shows the tenant industry diversification of our office and industrial properties as of December 31, 2009.

Industry	2009 Annualized Gross Base Rent (in thousands)	Rentable Square Feet (in thousands)	Percentage of 2009 Annualized Gross Base Rent
Communications	$59,717	3,196	15%
Legal Services	57,913	1,467	14%
Depository Institutions	46,707	1,879	12%
Business Services	24,698	1,062	6%
Engineering & Management	21,299	1,035	5%
Electric, Gas & Sanitary Services	20,646	1,732	5%
Transportation Equipment	19,772	715	5%
Industrial Machinery & Equipment	19,150	1,036	5%
Security & Commodity Brokers	17,930	757	4%
Electronic Equipment	14,741	855	4%
Insurance Carriers	14,154	937	4%
Chemicals & Allied Products	11,428	480	3%
Other*	72,748	5,166	18%

	$400,903	20,317	100%

*	No more than 3% is attributable to any individual tenant industry.

The following table shows the tenant diversification of our office and industrial properties as of December 31, 2009.

Tenant	2009 Annualized Gross Base Rent (in thousands)	Percentage of 2009 Annualized Gross Base Rent
AT&T	$48,036	12%
Jones Day	19,182	5%
Key Bank	17,165	4%
Northrop Grumman	14,973	4%
Pershing	13,372	3%
Wells Fargo	10,403	3%
CH2M Hill	10,261	3%
PSE&G	8,644	2%
T. Rowe Price	8,632	2%
Other*	250,235	62%

	$400,903	100%

*	No more than 2% is attributable to any individual tenant.

Recent Property Acquisition

On April 1, 2010 we purchased two three-story office buildings containing approximately 490,000 rentable square feet (the “550 King Street Building”) located in Littleton, Massachusetts for approximately $88.5 million, exclusive of closing costs, plus an obligation to fund tenant improvements of $5.5 million. The 550 King Street Building is entirely leased to International Business Machines Corporation.

Competition

As we purchase properties to build our portfolio, we are in competition with other potential buyers for the same properties, which may result in an increase in the amount we must pay to acquire a property or may require us to locate another property that meets our investment criteria. Leasing of real estate is also highly competitive in the current market, and we will experience competition for high quality tenants from owners and managers of competing projects. As a result, we may experience delays in re-leasing vacant space or we may have to provide rent concessions, incur charges for tenant improvements, or offer other inducements to enable us to timely lease vacant space, all of which may have an adverse impact on our results of operations. At the time we elect to dispose of our properties, we will also be in competition with sellers of similar properties to locate suitable purchasers.

Insurance

We believe that our properties are adequately insured.

SELECTED FINANCIAL DATA

The following selected financial data for the years ended December 31, 2009, 2008, 2007, 2006, and 2005 should be read in conjunction with the consolidated financial statements and related notes included herein by reference (amounts in thousands, except per-share data).

	December 31, 2009	December 31, 2008	December 31, 2007	December 31, 2006	December 31, 2005
Total assets	$5,374,064	$5,474,774	$4,102,158	$3,288,225	$2,688,883
Total stockholders’ equity	$2,718,087	$2,576,783	$2,287,920	$2,268,020	$1,659,754
Outstanding debt	$946,936	$1,268,522	$928,297	$774,523	$832,402
Outstanding long-term debt	$812,030	$856,938	$729,634	$756,727	$810,976
Obligations under capital leases	$664,000	$664,000	$78,000	$78,000	$78,000

	Year Ended December 31, 2009	Year Ended December 31, 2008	Year Ended December 31, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005
Total revenues	$569,778	$535,388	$433,150	$327,716	$164,454
Net income (loss) attributable to the common stockholders of Wells Real Estate Investment Trust II, Inc.	$40,594	$(22,678)	$(4,668)	$11,268	$12,521
Net cash provided by operating activities	$248,527	$258,854	$197,160	$151,084	$76,351
Net cash used in investing activities	$(129,678)	$(915,315)	$(963,561)	$(682,478)	$(1,262,128)
Net cash (used in) provided by financing activities	$(102,745)	$694,933	$767,813	$542,142	$1,200,253
Distributions paid	$279,325	$242,367	$194,837	$140,260	$80,586
Net proceeds raised through issuance of our common stock(1)	$657,563	$821,609	$964,878	$859,961	$1,194,594
Net debt (repayments) proceeds(1)	$(335,483)	$310,633	$146,766	$(55,177)	$231,687
Investments in real estate(1)	$124,149	$900,269	$925,415	$663,351	$1,248,296
Per weighted-average common share data:
Net income (loss) – basic and diluted	$0.09	$(0.06)	$(0.01)	$0.05	$0.09
Distributions declared	$0.60	$0.60	$0.60	$0.60	$0.60
Weighted-average common shares outstanding	467,922	407,051	328,615	237,373	139,680

(1)	Activity is presented on a cash basis. Please refer to our accompanying consolidated statements of cash flows.

MARKET FOR AND DISTRIBUTIONS ON OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

As of February 28, 2010, we had approximately 506.0 million shares of common stock outstanding held of record by a total of approximately 129,000 stockholders. The number of stockholders is based on the records of Boston Financial Data Services, Inc., which serves as our registrar and transfer agent. There is no established public trading market for our common stock. Under our charter, certain restrictions are imposed on the ownership and transfer of shares.

To facilitate the participation of Financial Industry Regulatory Authority (“FINRA”) members in our ongoing public offering of our common stock, we disclose in each annual report distributed to stockholders Wells Capital’s per-share estimated value of our common stock, the method by which it was developed, and the date of the data used to develop the estimated value. For these purposes, Wells Capital’s estimated value of a share of our common stock is $10.00 per share as of December 31, 2009. The basis for this valuation is the fact that the current public offering price for our shares is $10.00 per share (ignoring purchase price discounts for certain categories of purchasers). However, this estimated value is likely to be higher than the price at which you could resell your shares because (1) our public offering involves the payment of underwriting compensation and other directed selling efforts, which payments and efforts are likely to produce a higher sales price than could otherwise be obtained, and (2) there is no public market for our shares. Moreover, this estimated value is likely to be higher than the amount you would receive per share if we were to liquidate at this time because of the up-front fees that we pay in connection with the issuance of our shares as well as the recent reduction in the demand for real estate as a result of the recent credit market disruptions and economic slowdown. Wells Capital expects to continue to use the most recent public offering price for a share of our common stock as the estimated per share value reported in our annual reports on Form 10-K until 18 months have passed since the last sale of a share of common stock in a public offering, excluding public offerings conducted on behalf of selling stockholders or offerings related to a dividend reinvestment plan, employee benefit plan, or the issuance of shares upon redemption of interests in Wells OP II. There can be no assurance that the valuation we have provided will satisfy the valuation requirements applicable to ERISA plans and IRAs.

After the 18-month period described above (or possibly sooner if our board so directs), we expect the estimated share values provided by Wells Capital and reported in our annual reports will be based on estimates of the values of our assets net of our liabilities. We do not currently anticipate that Wells Capital will obtain new or updated appraisals for our properties in connection with such estimates, and accordingly, its estimated share values should not be viewed as estimates of the amount of net proceeds that would result from a sale of our properties at that time. We expect that any estimates of the value of our properties will be performed by Wells Capital; however, our board of directors could direct Wells Capital to engage one or more third-party valuation firms in connection with such estimates.

Distributions

We intend to make distributions each taxable year (not including a return of capital for federal income tax purposes) equal to at least 90% of our taxable income. One of our primary goals is to pay regular quarterly distributions to our stockholders. We have declared and paid distributions quarterly based on daily record dates. The amount of distributions paid and the taxable portion in prior periods are not necessarily indicative of amounts anticipated in future periods.

When evaluating the amount of cash available to fund distributions to stockholders, we consider net cash provided by operating activities (as defined by Generally Accepted Accounting Principles (“GAAP”)) and attempt to do so on a long-term basis due to quarterly fluctuations in the timing of our operational receipts and payments. We also consider certain costs that were incurred for the purpose of generating future earnings and appreciation in value over the long term, including acquisition-related costs. As required by GAAP, effective January 1, 2009, we began to expense all acquisition-related costs as incurred. As provided herein and in the prospectuses for our prior public offerings, acquisition-related costs have been and will continue to be funded with cash generated from the sale of common stock in our public offering and, therefore, will not be funded with cash generated from operations.

During 2008, we paid total distributions to common stockholders, including amounts reinvested in our common stock, of $242.4 million. During this period, we generated net cash from operating activities of $258.9 million. During 2009, we paid total distributions to common stockholders, including amounts reinvested in our common stock, of $279.3 million. During this period, we generated net cash from operating activities of $248.5 million, which has been reduced for acquisition-related costs of $27.4 million that were funded with cash generated from the sale of common stock under our public offerings. (Acquisition-related costs include acquisition fees payable to our advisor, customary third-party costs, such as legal fees and expenses, costs of appraisals, accounting fees and expenses, title insurance premiums and other closing costs, and other miscellaneous costs directly related to our investments in real estate, such as the payment made to settle a foreign currency exchange contract related to our acquisition of an office property in Moscow, Russia.) The remaining $3.4 million of distributions paid to common stockholders in 2009 was funded with cumulative operating cash flows generated in prior periods.

Quarterly distributions paid to the stockholders during 2009 and 2008 were as follows (in thousands, except per-share amounts):

	2009
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Total Distributions(1)	$66,660	$68,521	$70,880	$73,264	$279,325
Per-Share Investment Income	$0.070	$0.070	$0.071	$0.071	$0.282	(2)
Per-Share Return of Capital	$0.079	$0.079	$0.080	$0.080	$0.318	(3)

Total Per-Share Distribution	$0.149	$0.149	$0.151	$0.151	$0.600

	2008
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Total Distributions(1)	$56,324	$59,089	$62,127	$64,827	$242,367
Per-Share Investment Income	$0.078	$0.078	$0.079	$0.079	$0.314	(2)
Per-Share Return of Capital	$0.071	$0.071	$0.072	$0.072	$0.286	(3)

Total Per-Share Distribution	$0.149	$0.149	$0.151	$0.151	$0.600

(1)

Total distributions include all cash distributions paid and all distributions reinvested by stockholders into our dividend reinvestment plan. In 2009 and 2008, $154,795 and $141,275, respectively, of our total distributions paid were reinvested pursuant to our dividend reinvestment plan.

(2)	Approximately 47% and 52% of the distributions paid during the years ended December 31, 2009 and 2008, respectively, were taxable to the investor as ordinary income.

(3)	Approximately 53% and 48% of the distributions paid during the years ended December 31, 2009 and 2008, respectively, were characterized as tax-deferred.

Distributions for the fourth quarter of 2009 were paid in December 2009 to stockholders of record for the period from September 16, 2009 through December 15, 2009. Distributions for the first quarter of 2010 have been declared by the board of directors at a rate consistent with our 2009 annualized distribution of $0.60 per share for stockholders of record for the period from December 16, 2009 to March 15, 2010 and were paid to stockholders in March 2010.

The recent deterioration in real estate market fundamentals has led to higher vacancy rates and put pressure on the level of market rents achievable in the office sector. In addition to these factors, limitations in the debt markets have contributed to record-thin trading volumes and, thus, have precipitated strong demand and premium prices for high-quality real estate assets. As a result, we may experience challenges in locating properties that meet our investment objectives at prices that would generate the same level of return that our portfolio has generated in the past. While stockholder distributions have, to date, been funded with current-period or prior-period accumulated operating cash flows (adjusted for certain acquisition-related costs, as further explained in Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations of our Form 10-K Annual Report for the year ended December 31, 2009 as incorporated by reference) and the operational cash flows from our existing properties remain strong, our ability to fund stockholder distributions with current cash flows has been eroded by the real estate market challenges described above. Should such conditions continue, our board of directors may elect to lower the stockholder distribution rate rather than to risk compromising the quality of our portfolio, or accumulate significant borrowings. We will continue to carefully monitor our cash flows and market conditions and their impact on our earnings and future distribution projections.

Redemption of Common Stock

We maintain a share redemption program that may allow stockholders who have held their shares for more than one year to redeem those shares, subject to certain limitations. See “Description of Shares –Share Redemption Program” for a description of the principal features and limitations of the program.

“Ordinary Redemptions” (i.e., redemptions other than those made within two years of a stockholder’s death or “qualifying disability”) have been suspended since August 2009 through the date of this prospectus and are expected to remain suspended until at least September 2010. We can make no assurances as to when such redemptions may resume.

Approximately 1.3 million and 13.5 million shares in redemption requests were received pursuant to our share redemption program from January 1 through February 28, 2010 and during the year ended December 31, 2009, respectively. Approximately 0.8 million and 8.7 million shares were redeemed and 0.5 million and 4.8 million redemption requests went unfulfilled from January 1 through February 28, 2010 and during the year ended December 31, 2009, respectively. We utilized cash proceeds received through stockholder participation in our dividend reinvestment plan to fund those shares redeemed during the year ended 2009 and for the period from January 1, 2010 through February 28, 2010. The average price of shares redeemed during the year ended December 31, 2009 was $9.55 per share and the average price of shares redeemed from January 1 through February 28, 2010 was $9.96 per share.

FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the material federal income tax considerations to us and our stockholders relating to this registration statement and our treatment as a REIT. The summary is not intended as a detailed description of the federal income tax consequences applicable to a particular stockholder in view of such stockholder’s particular circumstances, nor is it intended as a detailed description of the federal income tax consequences applicable to certain types of stockholders subject to special treatment under the federal income tax laws (such as insurance companies, financial institutions, broker-dealers and, except to the extent discussed below, tax-exempt organizations and non-U.S. persons). This summary does not address state, local or non-U.S. tax considerations. Also, this summary deals only with our stockholders who hold common stock as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code (the “Code”).

We base the information in this section on the current Code, current, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations of the Internal Revenue Service (the “IRS”), including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion, which do not bind the IRS or the courts, and that a court could agree with the IRS.

Each investor is advised to consult his or her own tax advisor regarding the tax consequences to him or her of the purchase, ownership and sale of the offered stock, including the federal, state, local, non-U.S. and other tax consequences of such purchase, ownership or sale and of potential changes in applicable tax laws.

Federal Income Taxation of the Company

We have elected to be taxed as a REIT under the Code effective for the taxable year ending December 31, 2003. We believe that beginning with that taxable year we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such manner. We can provide no assurance, however, that we have operated or will operate in a manner so as to qualify or remain qualified as a REIT.

The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and regulations and administrative and judicial interpretations of Code provisions and regulations. We have not requested a ruling from the IRS with respect to any issues relating to our qualification as a REIT. Therefore, we can provide no assurance that the IRS will not challenge our REIT status.

DLA Piper LLP (US) is acting as tax counsel to us in connection with this offering. DLA Piper LLP (US) has rendered an opinion to us that, commencing with our taxable year ending December 31, 2003, we were organized in conformity with the requirements for qualification and taxation as a REIT and our proposed method of operation will allow us to continue to meet the requirements for qualification and taxation as a REIT under the Code. This opinion represents DLA Piper LLP (US)’s legal judgment based on (i) the law in effect as of the date of this prospectus and (ii) our representations as of that date with respect to factual matters concerning our business operations and our properties. DLA Piper LLP

(US) will not independently verify these facts and will not review our compliance with REIT qualification standards on an ongoing basis. In addition, our qualification as a REIT depends, among other things, upon our meeting the various qualification tests imposed by the Code discussed below, including through annual operating results, asset diversification, distribution levels and diversity of stock ownership each year. Accordingly, because our satisfaction of such requirements will depend upon future events, including the final determination of our financial and operational results, we can give you no assurance that we will satisfy the REIT requirements on a continuing basis.

If we qualify as a REIT, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. To the extent that we are not subject to income tax on the income we distribute, we will avoid “double taxation,” or taxation at both the corporate and stockholder levels, which generally results from owning stock in a corporation. However, we will be subject to federal tax in the following circumstances:

First, we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains.

Second, we may be subject to the “alternative minimum tax” on our items of tax preference.

Third, we will be subject to tax at the highest corporate income tax rate on net income from “foreclosure property” (generally property we acquire through foreclosure or after default on a loan secured by the property or a lease of the property) held primarily for sale to customers in the ordinary course of business and other non-qualifying income from foreclosure property.

Fourth, if we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property, other than foreclosure property, that is held primarily for sale to customers in the ordinary course of business), we will be subject to a 100% tax on such income.

Fifth, if we fail to satisfy either the 75% or 95% gross income test (discussed below) but have nonetheless maintained our qualification as a REIT because we have met certain other requirements, we will be subject to a 100% tax on the net income attributable to the greater of (a) the amount by which we fail the 75% gross income test or (b) the amount by which we fail the 95% gross income test, in either case multiplied by a fraction intended to reflect our profitability.

Sixth, if we (1) fail to satisfy the REIT asset tests (discussed below) and continue to qualify as a REIT because we meet certain other requirements, we will have to pay a tax equal to the greater of $50,000 or the highest corporate income tax rate multiplied by the net income generated by the non-qualifying assets during the period of time we failed to satisfy the asset tests or (2) if we fail to satisfy REIT requirements other than the gross income tests and the asset tests and continue to qualify as a REIT because we meet other requirements, we will have to pay $50,000 for each other failure.

Seventh, if we fail to distribute each year at least the sum of:

(1)	85% of our REIT ordinary income for such year;

(2)	95% of our REIT capital gain net income for such year; and

(3)	any undistributed taxable income from prior periods,

then we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed and (b) retained amounts on which we pay income tax at the corporate level.

Eighth, if we acquire assets from a corporation generally subject to full corporate-level tax in a merger or other transaction in which our initial basis in the assets is determined by reference to the transferor corporation’s basis in the assets, the fair market value of the assets acquired in any such transaction exceeds the aggregate basis of such assets, and we subsequently recognize gain on the disposition of any such asset during the 10-year period beginning on the date on which we acquired the asset, then we generally will be subject to tax at the highest regular corporate income tax rate on the lesser of the amount of gain that we recognize at the time of the sale or disposition and the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset, pursuant to guidelines issued by the IRS (the “Built-In Gain Rules”).

Ninth, subject to certain exceptions, we will be subject to a 100% tax on transactions with our “taxable REIT subsidiaries” if such transactions are not at arm’s length.

The Housing and Economic Recovery Tax Act of 2008

The Housing and Economic Recovery Tax Act of 2008 (the “Housing Act”) was signed into law by former President Bush on July 30, 2008. The Housing Act’s provisions regarding REITs are generally effective for our 2009 taxable year and beyond. The Housing Act made the following changes, among others, to certain REIT provisions of the Code:

•

Taxable REIT Subsidiaries. The value of taxable REIT subsidiaries’ securities (other than securities that are real estate assets) held by a REIT has been increased from 20 percent to 25 percent of the total value of the REIT’s assets.

•

Prohibited Transactions Safe Harbor. There is a safe harbor that, if available, can allow us to avoid the 100% prohibited transaction tax. This safe harbor specifies a holding period that has been reduced from four years to two years by the Housing Act. Certain other changes to the safe harbor are also made under the Housing Act. These new rules apply to sales made after the Housing Act was enacted.

•

Hedging Income. Income from a hedging transaction that complies with identification procedures set out in Treasury regulations that hedges indebtedness incurred or to be incurred by us to acquire or carry real estate assets will not constitute gross income for purposes of both the 75% and 95% gross income tests.

Foreign Investments

Our foreign investments might generate foreign currency gains and losses. Under the Housing Act, “real estate foreign exchange gain” is excluded from gross income for purposes of both the 75% and 95% gross income tests. Real estate foreign exchange gain is foreign currency gain which is attributable to (i) any item of income or gain qualifying for the 75% gross income test, (ii) our acquisition or ownership of obligations secured by mortgages on real property or interests in real property; or (iii) our becoming or being the obligor under obligations secured by mortgages on real property or on interests in real property. Real estate foreign exchange gain also includes Section 987 gain attributable to a qualified business unit (“QBU”) of the REIT if the QBU itself meets the 75% income test for the taxable year, and meets the 75% asset test at the close of each quarter of the REIT that has directly or indirectly held the QBU.

“Passive foreign exchange gain” is another type of currency gain under the Housing Act. This type of gain is excluded for purposes of the 95% income test but is included in gross income and treated as non-qualifying income (to the extent that it is not real estate foreign exchange gain), for purposes of the 75% income test. Passive foreign exchange gain includes all real estate foreign exchange gain, and in addition includes foreign currency gain which is attributable to (i) any item of income or gain which qualifies for the 95% gross income test, (ii) the acquisition or ownership of obligations, (iii) becoming or being the obligor under obligations, and (iv) any other foreign currency gain as determined by the Secretary of the Treasury.

The Housing Act further provides that any gain derived from dealing, or engaging in substantial and regular trading, in securities denominated in, or determined by reference to, one or more nonfunctional currencies will be treated as non-qualifying income for both the 75% and 95% gross income tests. In addition, income from managing the risk of currency fluctuations with respect to any income or gain otherwise qualifying under the 75% and 95% gross income tests will be excluded from gross income for both gross income tests under the Housing Act.

Requirements for Qualification

To qualify as a REIT, we must elect to be treated as a REIT and must meet the requirements, discussed below, relating to our organization, income, assets and distributions.

Organizational Requirements

The Code defines a REIT as a corporation, trust or association that:

(1)	is managed by one or more trustees or directors;

(2)	has transferable shares or transferable certificates of beneficial ownership;

(3)	would be taxable as a domestic corporation but for Sections 856 through 860 of the Code;

(4)	is neither a financial institution nor an insurance company within the meaning of the applicable provisions of the Code;

(5)	has at least 100 persons as beneficial owners;

(6)	during the last half of each taxable year, is not closely held, i.e., not more than 50% of the value of its outstanding stock is owned, directly or indirectly, by five or fewer “individuals,” as defined in the Code to include certain entities;

(7)	files an election or continues such election to be taxed as a REIT on its return for each taxable year; and

(8)	meets other tests described below, including with respect to the nature of its assets and income and the amount of its distributions.

The Code provides that conditions (1) through (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) did not apply for the first taxable year for which we made an election to be taxed as a REIT. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes but does not include a qualified pension plan or profit sharing trust. Our charter currently includes certain restrictions regarding the transfer of our common stock, which are intended to assist us in continuing to satisfy conditions (5) and (6). If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we have violated condition (6), we will be deemed to have satisfied condition (6) for that taxable year.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement.

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary will be disregarded for federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the capital stock of which is owned by the REIT. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. Thus, in applying the requirements described herein, any qualified REIT subsidiary that we own will be ignored for federal income tax purposes and all assets, liabilities and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities and items of income, deduction and credit, although the subsidiary may be subject to state and local income tax in some states. Unincorporated domestic entities that are wholly owned by a REIT, including single-member limited liability companies, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests.

A REIT is also permitted to own up to 100% of the stock of one or more “taxable REIT subsidiaries.” The subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. In addition, if a taxable REIT subsidiary owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will automatically be treated as a taxable REIT subsidiary of the parent REIT. A taxable REIT subsidiary is subject to federal, state and local income tax (where applicable), as a regular “C” corporation.

Generally, a taxable REIT subsidiary may earn income that would not be qualifying income under the REIT income tests if earned directly by the parent REIT. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiary ensure that the taxable REIT subsidiary will be subject to an appropriate level of federal income tax. For example, the Code limits the ability of a taxable REIT subsidiary to deduct interest payments in excess of a certain amount made to its parent REIT. In addition, the Code imposes a 100% tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. Moreover, the value of securities of taxable REIT subsidiaries held by the REIT cannot be worth more than 20% (25% for the 2009 taxable year and beyond) of the REIT’s total asset value. We currently have one taxable REIT subsidiary, which leases the hotel property that we own. We can give you no assurance that any taxable REIT subsidiaries that we form will not be limited in their ability to deduct interest payments (if any) made to us. We also cannot assure you that the IRS would not seek to impose a 100% tax on services performed by our taxable REIT subsidiaries for our tenants, or on a portion of the payments received by us from, or expenses deducted by, our taxable REIT subsidiaries.

In the case of a REIT that is a partner in a partnership, the REIT will be deemed to own its proportionate share (based on its capital interest in the partnership and any debt securities issued by such partnership held by the REIT) of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership retain the same character in the hands of the REIT. Thus, our proportionate share of the assets, liabilities and items of income of Wells OP II are treated as our assets, liabilities and items of income for purposes of applying and meeting the various REIT requirements. In addition, Wells OP II’s proportionate share of the assets, liabilities and items of income with respect to the partnerships (including the limited liability companies treated as partnerships) in which it holds an interest are considered assets, liabilities and items of income of Wells OP II for purposes of applying and meeting the various REIT requirements.

Income Tests

To maintain qualification as a REIT, we must meet two gross income requirements annually. First, we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions) from investments relating to real property, including investments in other REITs or mortgages on real property (including “rents from real property” and, in certain circumstances, interest), and, as discussed below, income from certain temporary investments. Second, we must derive at least 95% of our gross income (excluding gross income from prohibited transactions) from the real property investments described in the preceding sentence as well as from dividends, interest or gain from the sale or disposition of stock or securities (or from any combination of the foregoing).

Prior to investing amounts received from the issuance of our stock and certain securities in real property assets, we may invest in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% gross income test only for one year from the receipt of proceeds. Accordingly, to the extent that we have not invested the offering proceeds in properties prior to the expiration of this one-year period, in order to satisfy the 75% gross income test, we may invest the offering proceeds in less liquid investments approved by our board of directors such as certain mortgage-backed securities or shares in other REITs. We intend to trace offering proceeds received for purposes of determining the one-year period for such investments. The IRS has not issued any rulings or regulations governing such tracing, so there can be no assurance that the IRS will agree with our methodology in this regard.

Rents that we receive or that we are deemed to receive will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person but can be based on a fixed percentage of gross receipts or gross sales. Second, rent received from a tenant will not qualify as “rents from real property” if we own, or are treated as owning, 10% or more of (i) the total combined voting power of all classes of voting stock of a corporate tenant, (ii) the total value of shares of all classes of stock of a corporate tenant or (iii) the interests in total assets or net profits in any tenant which is an entity that is not a corporation. Third, rent attributable to personal property is generally excluded from “rents from real property,” except where such personal property is leased in connection with such real property and the rent attributable to such personal property is less than or equal to 15% of the total rent received under the lease. Finally, amounts that are attributable to services furnished or rendered in connection with the rental of real property, whether or not separately stated, will not constitute “rents from real property” unless such services are customarily provided in the geographic area in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. Customary services that are not provided to a particular tenant (e.g., furnishing heat and light, the cleaning of public entrances and the collection of trash) can be provided directly by the REIT. Where, however, such services are provided primarily for the convenience of the tenants or are provided to such tenants, such services must be provided by an independent contractor or a taxable REIT subsidiary. In the event that an independent contractor provides such services, the REIT must adequately compensate such independent contractor, the REIT must not derive any income from the independent contractor and neither the independent contractor nor certain of its stockholders may, directly or indirectly, own more than 35% of the REIT, taking into consideration the applicable attributed ownership. Our rental income should not cease to qualify as “rents from real property” merely because we perform a de minimis amount of services for tenants of a property that are not usually and customarily provided and are considered rendered to the occupant. The income from these services will be considered de minimis if the value of such services (valued at not less than 150% of our direct cost of performing such services) is less than 1% of the total income derived from such property, and such de minimis services income will not be treated as rents from real property.

We do not anticipate deriving rent attributable to personal property leased in connection with real property that exceeds 15% of the total rent attributable to such lease or receiving rent from related-party tenants.

Though neither Wells OP II nor we currently provide any services at our properties, we or Wells OP II may provide certain services with respect to our properties in the future. We believe that these services will only be of the type that are usually or customarily rendered in connection with the rental of space for occupancy and that are not otherwise rendered to the tenants. Therefore, we believe that the provision of such customary services will not cause rents received with respect to our properties to fail to qualify as “rents from real property.” Noncustomary services and services rendered primarily for the tenants’ convenience will be provided by an independent contractor or a taxable REIT subsidiary to avoid jeopardizing the qualification of rent as “rents from real property.”

Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be derived from sources that will allow us to satisfy the income tests described above; however, we can make no assurance in this regard.

If we fail one or both of the 75% and 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are eligible for relief under the Code. This relief generally will be available if: (1) our failure to meet such gross income tests is due to reasonable cause and not to willful neglect; and (2) we properly disclose the failure to the IRS. We, however, cannot state whether in all circumstances we would be entitled to the benefit of this relief provision. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally receive exceeds the limits on such income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in “–Federal Income Taxation of the Company,” even if this relief provision applies, a 100% tax would be imposed on the greater of the amount by which we fail the 75% gross income test or the amount by which we fail the 95% gross income test, in either case multiplied by a fraction intended to reflect our profitability.

Asset Tests

At the close of each quarter of our taxable year, we must also satisfy four tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash and cash items (including receivables) and government securities. Second, not more than 25% of the value of our total assets may consist of securities (other than those securities includible in the 75% asset test). Third, except for stock or securities of REITs, qualified REIT subsidiaries, taxable REIT subsidiaries, equity interests in partnerships and other securities that qualify as “real estate assets” for purposes of the 75% asset test: (1) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets; (2) we may not own more than 10% of any one issuer’s outstanding voting securities; and (3) we may not own more than 10% of the value of the outstanding securities of any one issuer. Fourth, no more than 20% (25% for our 2009 taxable year and beyond) of the value of our total assets may be represented by securities of one or more taxable REIT subsidiaries.

Securities for purposes of the asset tests may include debt securities. The 10% value limitation will not apply, however, to (i) any security qualifying for the “straight debt exception” discussed below, (ii) any loan to an individual or an estate; (iii) any rental agreement described in Section 467 of the Internal Revenue Code, other than with a “related person”; (iv) any obligation to pay qualifying rents from real property; (v) certain securities issued by a State or any political subdivision thereof, the District of Columbia, a foreign government, or any political subdivision thereof, or the Commonwealth of Puerto Rico; (vi) any security issued by a REIT; and (vii) any other arrangement that, as determined by the Secretary of the Treasury, is excepted from the definition of a security. For purposes of the 10% value test, any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test and any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. There are special look-through rules for determining a REIT’s share of securities held by a partnership in which the REIT holds an interest.

The straight debt exception starts with the definition of straight debt in Section 1361 of the Code (as modified) but permits certain contingent payments. The timing of payments of principal or interest may be contingent if such contingency causes specified limited changes to the debt’s effective yield to maturity or the REIT does not hold more than $1 million (by face amount or issue price) of the issuer’s debt instruments and not more than 12 months of unaccrued interest can be required to be prepaid on such debt instruments. In addition, the time or amount of payments may be contingent if such contingency arises only upon default or upon the issuer’s exercise of a prepayment right and such contingencies are consistent with customary commercial practice.

The straight debt exception will not apply to any securities issued by a corporation or partnership if the REIT and any controlled taxable REIT subsidiaries also own securities of such issuer that would not qualify for the straight debt exception and that are worth more than 1% of the issuer’s outstanding securities.

We believe that securities we own in any issuer that does not qualify as a REIT, qualified REIT subsidiary, or taxable REIT subsidiary, including debt securities, do not exceed 5% of the total value of our assets and that we comply with the 10% voting securities limitation and 10% value limitation with respect to each such issuer. We can provide no assurance that the IRS will agree with our determinations in this regard.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. Even after the 30-day cure period, if we fail the 5% securities limitation or either of the 10% securities limitations, we may avoid disqualification as a REIT by disposing of a sufficient amount of non-qualifying assets to cure the violation if the assets causing the violation do not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000, provided that, in either case, the disposition occurs within six months following the last day of the quarter in which we first identified the violation. For other violations of any of the REIT asset tests due to reasonable cause, we may avoid disqualification as a REIT after the 30-day cure period by taking certain steps, including the disposition of sufficient non-qualifying assets within the six-month period described above to meet the applicable asset test, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets and filing a schedule with the IRS that describes the non-qualifying assets. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as necessary to cure any noncompliance.

Annual Distribution Requirements

To qualify for taxation as a REIT, we must meet the following annual distribution requirements.

First, we must make distributions (other than capital gain distributions) to our stockholders in an amount at least equal to:

(1)	the sum of (a) 90% of our “REIT taxable income” (computed without regard to the dividends-paid deduction and by excluding our net capital gain) and (b) 90% of the net income, if any, from foreclosure property in excess of the excise tax on income from foreclosure property

(2)	minus the sum of certain items of non-cash income.

We must pay these distributions in the taxable year to which they relate. Dividends distributed in the subsequent year, however, will be treated as if distributed in the prior year for purposes of such prior year’s 90% distribution requirement if one of the following two sets of criteria are satisfied: (1) the dividends were declared in October, November or December, the dividends were payable to stockholders of record on a specified date in such month, and the dividends were actually distributed during January of the subsequent year; or (2) the dividends were declared before we timely filed our federal income tax return for such year, the dividends were distributed in the 12-month period following the close of the prior year and not later than the first regular dividend payment after such declaration, and we elected on our tax return for the prior year to have a specified amount of the subsequent dividend treated as if distributed in the prior year. Even if we satisfy this annual distribution requirement, we will be subject to tax at regular corporate tax rates to the extent that we do not distribute all of our net capital gain or “REIT taxable income” as adjusted.

Second, we must distribute during each calendar year at least the sum of:

(1)	85% of our ordinary income for that year;

(2)	95% of our capital gain net income for that year; and

(3)	any undistributed taxable income from prior periods.

In the event that we do not satisfy this distribution requirement, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. For these purposes, dividends that are declared in October, November or December of the relevant taxable year, are payable to stockholders of record on a specified date in such month and are actually distributed during January of the subsequent year are treated as distributed in the prior year.

Third, if we dispose of any asset that is subject to the Built-In Gain Rules during the 10-year period beginning on the date on which we acquired the asset, we will be required to distribute at least 90% of the Built-In Gain (after tax), if any, recognized on the disposition of the asset.

We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid the 4% excise tax. In this regard, Wells OP II’s partnership agreement authorizes us, as the sole general partner of Wells OP II, to take such steps as may be necessary to cause Wells OP II to distribute to its partners an amount sufficient to permit us to meet these distribution requirements.

In order for us to deduct dividends we distribute to our stockholders, such distributions must not be “preferential” within the meaning of Section 562(c) of the Code. Every holder of a particular class of stock must be treated the same as every other holder of shares of such class, and no class of stock may be treated otherwise than in accordance with its dividend rights as a class. We do not intend to make any preferential dividends.

We expect that our REIT taxable income will be less than our cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement. It is possible, however, that we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise tax. In such event, we may find it necessary to borrow funds to pay the required distribution or, if possible, pay taxable stock dividends in order to meet the distribution requirement.

In the event that we are subject to an adjustment to our REIT taxable income (as defined in Section 860(d)(2) of the Code) resulting from an adverse determination by either a final court decision, a closing agreement between us and the IRS under Section 7121 of the Code, an agreement as to tax liability between us and an IRS district director or a statement by us attached to an amendment or supplement to our federal income tax return, we may be able to correct any resulting failure to meet the 90% annual distribution requirement by paying “deficiency dividends” to our stockholders that relate to the adjusted year but that are paid in the subsequent year. To qualify as a deficiency dividend, the distribution must be made within 90 days of the adverse determination and we also must satisfy certain other procedural requirements. If the statutory requirements of Section 860 of the Code are satisfied, a deduction is allowed for any deficiency dividend subsequently paid by us to offset an increase in our REIT taxable income resulting from an adverse determination. We, however, will be required to pay statutory interest on the amount of any deduction taken for deficiency dividends to compensate for the deferral of the tax liability.

Earnings and Profits

Throughout the remainder of this discussion, we frequently will refer to “earnings and profits.” Earnings and profits is a concept used extensively throughout corporate tax law but it is undefined in the Code. Each corporation maintains an “earnings and profits” account that helps to measure whether a distribution originates from corporate earnings or from other sources. Distributions generally decrease earnings and profits while income generally increases earnings and profits. If a corporation has positive earnings and profits, distributions generally will be considered to come from corporate earnings. If a corporation has no earnings and profits, distributions generally will be considered a return of capital and then capital gain. At the close of any taxable year, a REIT cannot have accumulated C corporation earnings and profits and remain qualified as a REIT.

Statutory Relief

In addition to the statutory relief provisions discussed above, the American Jobs Creation Act of 2004 created additional relief provisions for REITs. If we fail to satisfy one or more of the requirements for qualification as a REIT, other than the income tests and asset tests discussed above, we will not lose our status as a REIT if our failure was due to reasonable cause and not willful neglect and we paid a penalty of $50,000 for each such failure.

Failure to Qualify

If we fail to qualify as a REIT in any year and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us, but we also will not be required to make distributions during those years. In such event, to the extent of positive current or accumulated earnings and profits, our distributions to stockholders will be dividends that are eligible to be taxed to individuals at preferential rates under the Jobs and Growth Relief Reconciliation Act of 2003, as modified by subsequent legislation (the “2003 Act”) through 2010. Subject to certain limitations of the Code, corporate distributees may be eligible for the dividends-received deduction. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief.

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions. In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property or the holder of a debt secured by the property. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.

The IRS may take the position that a specific sale-leaseback transaction, which we treat as a true lease, is not a true lease for federal income tax purposes but is, instead, a financing arrangement or loan. In this event, for purposes of the asset tests and the 75% gross income test, each such loan would likely be viewed as secured by real property to the extent of the fair market value of the underlying property. We expect that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the asset tests or the income tests and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

Taxation of U.S. Stockholders

When we use the term “U.S. Stockholder,” we mean a holder of common stock that for federal income tax purposes:

(1)	is a citizen or resident of the United States;

(2)	is a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or any of its political subdivisions;

(3)	is an estate the income of which is subject to federal income taxation regardless of its source; or

(4)	is a trust, provided that a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If an entity classified as a partnership for federal income tax purposes holds our stock, the tax treatment of a partner will depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding our stock should consult their tax advisors.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. Stockholders will be taxed as discussed below.

Distributions Generally

Distributions to U.S. Stockholders, other than capital gain dividends (which are discussed below), will constitute taxable dividends up to the amount of our positive current or accumulated earnings and profits. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individuals who receive dividends from taxable C corporations pursuant to the 2003 Act. However, there are exceptions: individual stockholders are taxed at such rates on dividends designated by and received from REITs to the extent that the dividends are attributable to (i) income that the REIT previously retained in a prior year and on which it was subject to corporate level tax, (ii) dividends received by the REIT from taxable corporations (including taxable REIT subsidiaries) or (iii) income from sales of appreciated property subject to the Built-in Gain Rules. Because a REIT is not subject to tax on income distributed to its stockholders, the distributions made to corporate stockholders are not eligible for the dividends-received deduction. To the extent that we make a distribution in excess of our positive current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital (reducing the tax basis in the U.S. Stockholder’s shares of our common stock) and then the distribution in excess of the tax basis will be taxable as gain realized from the sale of the common stock. Dividends we declare in October, November or December of any year payable to stockholders of record on a specified date in any such month are treated as both paid by us and received by the stockholders on December 31 of that year, provided that we actually pay the dividends during January of the following calendar year.

Capital Gain Distributions

Distributions to U.S. Stockholders that we properly designate as capital gain dividends will be treated as long-term capital gains (to the extent they do not exceed our actual net capital gain) for the taxable year without regard to the period for which the U.S. Stockholder has held the stock. However, corporate U.S. Stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends-received deduction for corporations. In the case of individuals, long-term capital gains are generally taxable at maximum federal rates of 15% (through 2010), except that capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate to the extent of previously claimed depreciation deductions.

We may elect to retain and pay federal income tax on any net long-term capital gain. In this instance, U.S. Stockholders will include in their income their proportionate share of the undistributed long-term capital gain. The U.S. Stockholders also will be deemed to have paid their proportionate share of tax on such long-term capital gain and, therefore, will receive a credit or refund for the amount of such tax. In addition, the basis of the U.S. Stockholders’ shares will be increased in an amount equal to the excess of the amount of capital gain included in his or her income over the amount of tax he or she is deemed to have paid.

Certain Dispositions of Shares

In general, U.S. Stockholders will realize capital gain or loss on the sale of common stock equal to the difference between (1) the amount of cash and the fair market value of any property received by the U.S. Stockholder on such disposition and (2) the U.S. Stockholder’s adjusted basis of such common stock. Losses incurred on the sale or exchange of our common stock that a U.S. Stockholder holds for less than six months (after applying certain holding period rules) will be treated as long-term capital loss to the extent of any capital gain dividend the stockholder has received with respect to those shares.

The applicable tax rate will depend on the U.S. Stockholder’s holding period in the asset (generally, if the U.S. Stockholder has held the asset for more than one year, it will produce long-term capital gain) and the U.S. Stockholder’s tax bracket. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate stockholders) to a portion of the capital gain realized by a non-corporate stockholder on the sale of common stock that would correspond to our “unrecaptured Section 1250 gain.” U.S. Stockholders should consult with their own tax advisors with respect to their capital gain tax liability. In general, any loss recognized by a U.S. Stockholder upon the sale or other disposition of common stock that the U.S. Stockholder has held for six months or less, after applying the holding period rules, will be treated as long-term capital loss to the extent of distributions received by the U.S. Stockholder from us that were required to be treated as long-term capital gains.

If a U.S. Stockholder has shares of our common stock redeemed by us, such U.S. Stockholder will be treated as if such U.S. Stockholder sold the redeemed shares if all of such U.S. Stockholder’s shares of our common stock are redeemed or if such redemption is not essentially equivalent to a dividend within the meaning of Section 302(b)(1) of the Code or substantially disproportionate within the meaning of Section 302(b)(2) of the Code. If a redemption is not treated as a sale of the redeemed shares, it will be treated as a dividend distribution. U.S. Stockholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.

Passive Activity Loss and Investment Interest Limitations

U.S. Stockholders may not treat distributions we make to them or any gain from disposing of our common stock as passive activity income. Therefore, U.S. Stockholders will not be able to apply any “passive losses” against such income. Dividends we pay (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of the investment interest limitation. Net capital gain from the disposition of our common stock (or capital gain dividends) generally will be excluded from investment income unless the stockholder elects to have such gain taxed at ordinary income rates.

Treatment of Tax-Exempt Stockholders

Distributions we make to a tax-exempt employee pension trust or other domestic tax-exempt stockholder generally will not constitute unrelated business taxable income (“UBTI”), unless the tax-exempt stockholder has borrowed to acquire or carry our shares of common stock. Qualified trusts that hold more than 10% (by value) of the shares of pension-held REITs may be required to treat a certain percentage of such REIT’s distributions as UBTI. We expect that our ownership limitations will prevent us from becoming a pension-held REIT, unless our board of directors grants qualified trusts waivers from our ownership limitations.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing United States income taxation of non-U.S. Stockholders (beneficial owners of shares of our common stock who are not U.S. Stockholders) are complex. We intend the following discussion to be only a summary of these rules. Prospective non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state, local and foreign tax laws on an investment in our common stock, including any reporting requirements.

In general, non-U.S. Stockholders will be subject to regular federal income tax with respect to their investment in us if the income from the investment is “effectively connected” with the non-U.S. Stockholder’s conduct of a trade or business in the United States. A corporate non-U.S. Stockholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to the branch profits tax under Section 884 of the Code, which is imposed in addition to regular federal income tax at the rate of 30%, subject to reduction under a tax treaty, if applicable. Effectively connected income must meet various certification requirements to be exempt from withholding. The following discussion will apply to non-U.S. Stockholders whose income from their investments in us is not effectively connected (except to the extent that the FIRPTA rules discussed below treat such income as effectively connected income).

A distribution payable out of our current or accumulated earnings and profits that is not attributable to gain from the sale or exchange by us of a “United States real property interest” and that we do not designate as a capital gain distribution will be subject to federal income tax, required to be withheld by us, equal to 30% of the gross amount of the dividend, unless an applicable tax treaty reduces this tax. A distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce a non-U.S. Stockholder’s basis in his or her common stock (but not below zero) and then as gain from the disposition of such stock, the tax treatment of which is described under the rules discussed below with respect to dispositions of common stock.

As long as our stock is not regularly traded on an established securities market in the United States, distributions by us that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a non-U.S. Stockholder under the Foreign Investment in Real Property Tax Act of 1980, or “FIRPTA.” Such distributions are taxed to a non-U.S. Stockholder as if the distributions were gains “effectively connected” with a United States trade or business. Accordingly, a non-U.S. Stockholder will be taxed at the normal capital gain rates applicable to a U.S. Stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident-alien individuals). Such distributions also may be subject to a 30% branch profits tax when made to a foreign corporation that is not entitled to an exemption or reduced branch profits tax rate under a tax treaty. If our shares of common stock are ever “regularly traded” on an established securities market in the United States, then, with respect to distributions by us that are attributable to gain from the sale or exchange of a United States real property interest, a non-U.S. Stockholder who does not own more than 5% of our common stock at any time during the taxable year: (i) will be taxed on such capital gain dividend as if the distribution was an ordinary dividend; (ii) will generally not be required to report distributions received from us on U.S. federal income tax returns; and (iii) will not be subject to a branch profits tax with respect to such distribution. At the time you purchase shares in this offering, our shares will not be publicly traded, and we can give you no assurance that our shares will ever be publicly traded on an established securities exchange.

Although the law is not clear on this matter, it appears that amounts designated by us as undistributed capital gains in respect of the common stock generally should be treated with respect to non-U.S. Stockholders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. Stockholder would be able to offset as a credit against his or her resulting federal income tax liability an amount equal to his or her proportionate share of the tax paid by us on the undistributed capital gains and to receive from the IRS a refund to the extent his or her proportionate share of this tax paid by us was to exceed his or her actual federal income tax liability.

We generally will be required to withhold tax from distributions to non-U.S. Stockholders, and remit to the IRS, 35% of designated capital gain dividends (or, if greater, 35% of the amount of any distributions that could be designated as capital gain dividends) and 30% (as reduced or eliminated by tax treaties or otherwise) of ordinary dividends paid out of earnings and profits. In addition, if we designate prior distributions as capital gain dividends, subsequent distributions, up to the amount of such prior distributions that we designated as capital gain dividends, will be treated as capital gain dividends for purposes of withholding. In addition, we may be required to withhold 10% of distributions in excess of our current and accumulated earnings and profits. If the amount of tax withheld by us with respect to a distribution to a non-U.S. Stockholder exceeds the stockholder’s United States tax liability, the non-U.S. Stockholder may file for a refund of such excess from the IRS.

We generally expect to withhold federal income tax at the rate of 30% on all distributions (including distributions that later may be determined to have been in excess of current and accumulated earnings and profits) made to a non-U.S. Stockholder, unless:

•	a lower treaty rate applies and the non-U.S. Stockholder files with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate;

•

the non-U.S. Stockholder files with us an IRS Form W-8ECI claiming that the distribution is income effectively connected with the non-U.S. Stockholder’s trade or business so that no withholding tax is required; or

•	the distributions are treated for FIRPTA withholding tax purposes as attributable to a sale of a U.S. real property interest, in which case tax will be withheld at a 35% rate.

Unless our common stock constitutes a “U.S. real property interest” within the meaning of FIRPTA, a sale of common stock by a non-U.S. Stockholder generally will not be subject to federal income taxation. Our common stock will not constitute a U.S. real property interest if we are a “domestically controlled qualified investment entity.” A REIT is “domestically controlled” under these rules if at all times during a specified testing period less than 50% in value of its shares is held directly or indirectly by non-U.S. Stockholders. We currently anticipate that we will be a domestically controlled qualified investment entity and, therefore, that the sale of our common stock will not be subject to taxation under FIRPTA. We cannot assure non-U.S. Stockholders, however, that we will be a domestically controlled qualified investment entity. If we were not a domestically controlled qualified investment entity, a non-U.S. Stockholder’s sale of common stock would be subject to tax under FIRPTA as a sale of a U.S. real property interest, unless the common stock were “regularly traded” on an established securities market and the selling stockholder owned no more than 5% of the common stock throughout the applicable testing period. If the gain on the sale of common stock was subject to taxation under FIRPTA, the non-U.S. Stockholder would be subject to the same treatment as a U.S. Stockholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident-alien individuals). However, even if our common stock is not a U.S. real property interest, a nonresident-alien individual’s gains from the sale of our common stock will be taxable if the nonresident-alien individual is present in the United States for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident-alien individual will be subject to a 30% tax on his or her U.S.-source capital gains.

A purchaser of common stock from a non-U.S. Stockholder will not be required to withhold under FIRPTA on the purchase price if the purchased common stock is “regularly traded” on an established securities market or if we are a domestically controlled qualified investment entity. Otherwise, the purchaser of common stock from a non-U.S. Stockholder may be required to withhold 10% of the purchase price and remit this amount to the IRS. At the time you purchase shares in this offering, our shares will not be publicly traded, and we can give you no assurance that our shares will ever be publicly traded on an established securities exchange or that we will be a domestically controlled qualified investment entity.

If a non-U.S. Stockholder has shares of our common stock redeemed by us, such non-U.S. Stockholder will be treated as if such non-U.S. Stockholder sold the redeemed shares if all of such non-U.S. Stockholder’s shares of our common stock are redeemed or if such redemption is not essentially equivalent to a dividend within the meaning of Section 302(b)(1) of the Code or substantially disproportionate within the meaning of Section 302(b)(2) of the Code. If a redemption is not treated as a sale of the redeemed shares, it will be treated as a dividend distribution. Non-U.S. Stockholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.

Upon the death of a nonresident-alien individual, that individual’s common stock will be treated as part of his or her U.S. estate for purposes of the U.S. estate tax, except as may be otherwise provided in an applicable estate tax treaty.

Information Reporting Requirements and Backup Withholding Tax

U.S. Stockholders

In general, information reporting requirements will apply to payments of distributions on our common stock and to payments of the proceeds of the sale of our common stock, unless an exception applies. Further, under certain circumstances, U.S. Stockholders may be subject to backup withholding at a rate of 28% for 2008 on payments made with respect to, or cash proceeds of a sale or exchange of, our common stock. Backup withholding will apply only if:

(1)	the payee fails to furnish his or her taxpayer identification number (which, for an individual, would be his or her Social Security Number) to the payor as required;

(2)	the IRS notifies the payor that the taxpayer identification number furnished by the payee is incorrect;

(3)	the IRS has notified the payee that such payee has failed to properly include reportable interest and dividends in the payee’s return or has failed to file the appropriate return and the IRS has assessed a deficiency with respect to such underreporting; or

(4)	the payee has failed to certify to the payor, under penalties of perjury, that the payee is not subject to withholding.

In addition, backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. U.S. Stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining such an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. Stockholder will be allowed as a credit against the U.S. Stockholder’s federal income tax liability and may entitle the stockholder to a refund, provided that the stockholder furnishes the required information to the IRS.

Non-U.S. Stockholders

Generally, information reporting will apply to payments of distributions on our common stock and backup withholding at a rate of 28% may apply, unless the payee certifies that he or she is not a U.S. person or otherwise establishes an exemption.

The payment of the proceeds from the disposition of our common stock to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and, possibly, backup withholding, unless the non-U.S. Stockholder certifies as to his or her non-U.S. status or otherwise establishes an exemption and provided that the broker does not have actual knowledge that the stockholder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition of our common stock by a non-U.S. Stockholder to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes or a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, information reporting generally will apply, unless the broker has documentary evidence as to the non-U.S. Stockholder’s foreign status and has no actual knowledge to the contrary.

Applicable Treasury regulations provide presumptions regarding the status of stockholders when payments to the stockholders cannot be reliably associated with appropriate documentation provided to the payor. These Treasury regulations require some stockholders to have provided new certifications with respect to payments made after December 31, 2000. Because the application of these Treasury regulations varies depending on the stockholder’s particular circumstances, non-U.S. Stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding.

Tax Aspects of Wells OP II

General

We expect that substantially all of our investments will be held through Wells OP II. In general, partnerships are “pass-through” entities that are not subject to federal income tax. Rather, partners are allocated their proportionate share of the items of income, gain, loss, deduction and credit of a partnership and are potentially subject to tax thereon, without regard to whether the partners receive distributions from the partnership. We include in our income our proportionate share of Wells OP II’s income, gain, loss, deduction and credit for purposes of the various REIT income tests and in the computation of our REIT taxable income. In addition, we include our proportionate share of the assets held by Wells OP II in the REIT asset tests.

Tax Allocations with Respect to Our Properties

When property is contributed to a partnership in exchange for an interest in the partnership, the partnership generally takes a carryover basis in that property for tax purposes. That carryover basis is equal to the contributing partner’s adjusted basis in the property rather than the fair market value of the property at the time of contribution. Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to such contributed property must be allocated in a manner such that the contributing partner is charged with or benefits from the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss generally is equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “Book-Tax difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

Future contributions to Wells OP II may take the form of appreciated property. Consequently, the Wells OP II partnership agreement requires tax allocations be made in a manner consistent with Section 704(c) of the Code.

In general, partners who contribute their interests in properties to Wells OP II (the “Contributing Partners”) will be allocated lower amounts of depreciation deductions for tax purposes than such deductions would be if determined on a pro rata basis. In addition, in the event of the disposition of any of the contributed assets that have a Book-Tax Difference, all taxable income attributable to such Book-Tax Difference generally will be allocated to the Contributing Partners and we generally will be allocated only our share of capital gains attributable to appreciation, if any, occurring after the closing of the acquisition of such properties. This will tend to eliminate the Book-Tax Difference over the life of Wells OP II. However, the special allocation rules of Section 704(c) of the Code do not always entirely eliminate the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of Wells OP II may cause us to be allocated lower depreciation and other deductions and cause Contributing Partners to be allocated less taxable income. As a result, we could recognize taxable income in excess of distributed amounts, which might adversely affect our ability to comply with the REIT distribution requirements, and Contributing Partners may realize income on the distribution of cash because their basis has not been increased sufficiently from income allocations. See “ — Annual Distribution Requirements.”

With respect to any property purchased by Wells OP II, such property initially will have a tax basis equal to its fair market value and Section 704(c) of the Code will not apply.

Basis in Operating Partnership Interest

Our adjusted tax basis in our interest in Wells OP II generally:

(1)	will be equal to the amount of cash and the basis of any other property that we contribute to Wells OP II;

(2)	will be increased by (a) our allocable share of Wells OP II’s income and (b) our allocable share of indebtedness of Wells OP II; and

(3)	will be reduced, but not below zero, by our allocable share of (a) losses suffered by Wells OP II, (b) the amount of cash distributed to us, and (c) constructive distributions resulting from a reduction in our share of indebtedness of Wells OP II.

If the allocation of our distributive share of Wells OP II’s loss exceeds the adjusted tax basis of our partnership interest in Wells OP II, the recognition of such excess loss will be deferred until such time and to the extent that we have an adjusted tax basis in our partnership interest. To the extent that Wells OP II’s distributions, or any decrease in our share of the indebtedness of Wells OP II (such decreases being considered a cash distribution to the partners), exceed our adjusted tax basis, such excess distributions (including such constructive distributions) will constitute taxable income to us. Such taxable income normally will be characterized as a capital gain if the interest in Wells OP II has been held for longer than one year, subject to reduced tax rates described above (See “ — Taxation of U.S.

Stockholders — Capital Gain Distributions”). Under current law, capital gains and ordinary income of corporations generally are taxed at the same marginal rates.

Sale of the Properties

Our share of the gain realized by Wells OP II on the sale of any property held by Wells OP II as inventory or other property held primarily for sale to customers in the ordinary course of Wells OP II’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See “ — Requirements for Qualification — Income Tests.” Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of Wells OP II’s trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. We, however, do not presently intend to acquire or hold or allow Wells OP II to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or Wells OP II’s trade or business.

State and Local Tax

We may be subject to state and local tax in various states and localities. Our stockholders may also be subject to state and local tax in various states and localities. The tax treatment to us and to our stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, before you buy our common stock, you should consult your own tax advisor regarding the effect of state and local tax laws on an investment in our common stock.

ERISA CONSIDERATIONS

The following is a summary of some considerations associated with an investment in our shares by a qualified employee pension benefit plan or an individual retirement account (“IRA”). This summary is based on provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”) and the Code, each as amended through the date of this prospectus, and the relevant regulations, opinions and other authority issued by the Department of Labor and the IRS. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment.

Each fiduciary of an employee pension benefit plan subject to ERISA (such as a profit sharing, Section 401(k) or pension plan) or any other retirement plan or account subject to Section 4975 of the Code, such as an IRA, seeking to invest plan assets in our shares must, taking into account the facts and circumstances of each such plan or IRA (“Benefit Plan”), consider, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Code;

•	whether, under the facts and circumstances pertaining to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•

whether the investment will produce “unrelated business taxable income” (“UBTI”) to the Benefit Plan (see “Federal Income Tax Considerations — Taxation of U.S. Stockholders — Treatment of Tax-Exempt Stockholders”); and

•	the need to value the assets of the Benefit Plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan, unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan;

•	to ensure that plan investments are made in accordance with plan documents; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Code.

ERISA also requires that, with certain exceptions, the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit Benefit Plans from engaging in certain transactions involving plan assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, plan assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Benefit Plan, as well as employer sponsors of the Benefit Plan, fiduciaries and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a Benefit Plan if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to plan assets. Under Department of Labor regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Benefit Plan based on its particular needs. Thus, if we are deemed to hold plan assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Benefit Plans. Whether or not we are deemed to hold plan assets, if we or our affiliates are affiliated with a Benefit Plan investor, we might be a disqualified person or party-in-interest with respect to such Benefit Plan investor, resulting in a prohibited transaction merely upon investment by such Benefit Plan in our shares.

Plan Asset Considerations

In order to determine whether an investment in our shares by a Benefit Plan creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing Benefit Plan. Neither ERISA nor the Code defines the term “plan assets”; however, regulations promulgated by the Department of Labor provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity (“Plan Assets Regulation”). Under the Plan Assets Regulation, the assets of an entity in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan, unless one of the exceptions to this general rule applies.

In the event that our underlying assets were treated as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to Wells Capital, our advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by Wells Capital of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

If Wells Capital or its affiliates were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with persons who are affiliated with or related to us or our affiliates or require that we restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares to us or we might dissolve.

If a prohibited transaction were to occur, the Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, Wells Capital and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities (or a non-fiduciary participating in a prohibited transaction) could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Code.

The Plan Assets Regulation provides that the underlying assets of an entity such as a REIT will be treated as assets of a Benefit Plan investing therein unless the entity satisfies one of the exceptions to the general rule. We believe that we will satisfy one or more of the exceptions described below.

Exception for “Publicly-Offered Securities.” If a Benefit Plan acquires “publicly-offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Assets Regulation. A publicly-offered security must be:

•

sold as part of a public offering registered under the Securities Act of 1933, as amended, and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended, within a specified time period;

•	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“freely transferable.”

Our shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and are part of a class that are registered under the Securities Exchange Act of 1934 within the specified period. In addition, we have in excess of 100 independent stockholders.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. The Plan Assets Regulation provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is $10,000 or less. Where the minimum investment in a public offering of securities is $10,000 or less, the presence of the following restrictions on transfer will not ordinarily affect a determination that such securities are “freely transferable”:

•

any restriction on, or prohibition against, any transfer or assignment that would either result in a termination or reclassification of the entity for federal or state tax purposes or that would violate any state or federal statute, regulation, court order, judicial decree or rule of law;

•

any requirement that not less than a minimum number of shares or units of such security be transferred or assigned by any investor, provided that such requirement does not prevent transfer of all of the then remaining shares or units held by an investor;

•	any prohibition against transfer or assignment of such security or rights in respect thereof to an ineligible or unsuitable investor; and

•	any requirement that reasonable transfer or administrative fees be paid in connection with a transfer or assignment.

We have been structured with the intent to satisfy the “freely transferable” requirement set forth in the Plan Asset Regulation with respect to our shares, although there is no assurance that our shares will meet such requirement. Our shares are subject to certain restrictions on transfer intended to ensure that we continue to qualify for federal income tax treatment as a REIT and to comply with state securities laws and regulations with respect to investor suitability. The minimum investment in our shares is less than $10,000; thus, these restrictions should not cause the shares to be deemed not “freely transferable.”

Assuming that no other facts and circumstances other than those referred to in the preceding paragraphs exist that restrict transferability of shares of our common stock and the offering takes place as described in this prospectus, shares of our common stock should constitute “publicly-offered securities” and, accordingly, we believe that our underlying assets should not be considered “plan assets” under the Plan Assets Regulation.

Exception for Insignificant Participation by Benefit Plan Investors. The Plan Assets Regulation provides that the assets of an entity will not be deemed to be the assets of a Benefit Plan if equity participation in the entity by employee benefit plans, including Benefit Plans, is not significant. The Plan Asset Regulation provides that equity participation in an entity by Benefit Plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by Benefit Plan investors. The term “Benefit Plan investors” is defined for this purpose under ERISA Section 3(42) and includes any employee benefit plan subject to Part 4 of ERISA, any plan subject to Section 4975 of the Code, and any entity whose underlying assets include plan assets by reasons of a plan’s investment in such entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. It is not clear whether we will qualify for this exception since we do expect to have equity participation by “Benefit Plan investors” that may be in excess of 25%, which would be deemed to be significant, as defined above.

Exception for Operating Companies. The Plan Assets Regulation provides an exception with respect to securities issued by an operating company, which includes a “real estate operating company” or a “venture capital operating company.” Generally, we will be deemed to be a real estate operating company if during the relevant valuation periods at least 50% of our assets are invested in real estate that is managed or developed, and with respect to which we have the right to participate substantially in management or development activities. To constitute a venture capital operating company, 50% or more of our assets must be invested in “venture capital investments” during the relevant valuation periods. A venture capital investment is an investment in an operating company, including a “real estate operating company,” as to which the investing entity has or obtains direct management rights. If an entity satisfies these requirements on the date it first makes a long-term investment (the “initial investment date”), or at any time during the entity’s first annual valuation period, it will be considered a real estate operating company for the entire period beginning on the initial investment date and ending on the last day of the first annual valuation period. Because this is a blind pool offering, we cannot assure you that we will be a real estate or venture capital operating company within the meaning of the Plan Asset Regulations.

Other Prohibited Transactions

Regardless of whether the shares qualify for the “publicly-offered security” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, Wells Capital, any selected broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing our shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to the Benefit Plan or “plan assets,” or provides investment advice for a fee with respect to “plan assets.” Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions and (2) that the advice will be individualized for the Benefit Plan based on its particular needs.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of shares when the fair market value of such shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities, we intend to have our advisor prepare annual reports of the estimated value of our shares.

With respect to the annual valuation requirements described above, we expect to provide an estimated value for our shares annually. Until 18 months have passed without a sale in a public offering of our common stock, not including any offerings on behalf of selling stockholders or offerings related to any dividend reinvestment plan, employee benefit plan, or the issuance of shares upon redemption of interests in Wells OP II, we expect to use the gross offering price of a share of the common stock in our most recent offering as the per share estimated value thereof. This estimated value is not likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your shares. Accordingly, we can make no assurances that such estimated value will satisfy the applicable annual valuation requirements under ERISA and the Internal Revenue Code. The Department of Labor or the Internal Revenue Service may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our common shares. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties, and can subject the fiduciary to claims for damages or for equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. In the case of a prohibited transaction involving an IRA owner, the IRA may be disqualified and all of the assets of the IRA may be deemed distributed and subjected to tax. ERISA plan fiduciaries and IRA custodians should consult with counsel before making an investment in our common shares.

After the 18-month period described above (or possibly sooner if our board so directs), we expect the estimated share values provided by Wells Capital and reported in our annual reports will be based on estimates of the values of our assets net of our liabilities. We do not currently anticipate obtaining appraisals for our properties and, accordingly, the estimates should not be viewed as an accurate reflection of the fair market value of our properties nor will they represent the amount of net proceeds that would result from an immediate sale of our properties. For these reasons, the estimated valuations should not be utilized for any purpose other than to assist plan fiduciaries in fulfilling their annual valuation and reporting responsibilities. Even after our advisor no longer uses the most recent offering price as the estimated value of our shares, you should be aware of the following:

•

the estimated values may not be realized by us or by you upon liquidation (in part because estimated values do not necessarily indicate the price at which assets could be sold and because the estimates may not take into account the expenses of selling our assets);

•	you may not realize these values if you were to attempt to sell your shares; and

•	the estimated values, or the method used to establish values, may not comply with the ERISA or IRA requirements described above.

DESCRIPTION OF SHARES

Our amended and restated charter authorizes the issuance of 1,000,000,000 shares of capital stock, of which 900,000,000 shares are designated as common stock with a par value of $0.01 per share, and 100,000,000 shares are designated as preferred stock with a par value of $0.01 per share. In addition, our board of directors may amend our charter to increase or decrease the amount of our authorized shares.

Common Stock

The holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of the outstanding common shares can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock, the holders of common stock are entitled to such distributions as may be declared from time to time by our board of directors out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. Holders of shares of common stock will not have preemptive rights nor dissenters’ rights. Our common stock shall be non-assessable by us upon our receipt of the consideration for which our board of directors authorized its issuance.

Our board of directors has authorized the issuance of shares of our capital stock without certificates. We expect that, until our shares are listed on a national securities exchange, we will not issue shares in certificated form. Information regarding restrictions on the transferability of our shares that, under Maryland law, would otherwise have been required to appear on our share certificates, will instead be furnished to our stockholders upon request and without charge. We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval. Our board of directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to the common stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval.

Meetings and Special Voting Requirements

An annual meeting of the stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of our board of directors, a majority of the independent directors, the president or upon the written request of stockholders holding at least 10% of the shares entitled to be cast on any issue proposed to be considered at the special meeting. Upon receipt of a written request of stockholders holding at least 10% of the shares entitled to be cast stating the purpose of the special meeting, our secretary will provide all of our stockholders written notice of the meeting and the purpose of such meeting. The meeting must be held not less than 15 days or more than 60 days after the distribution of the notice of the meeting. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum. Unless otherwise provided by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except that a plurality of the votes cast is sufficient to elect a director. However, our Corporate Governance Guidelines enhance our stockholders’ ability to influence the composition of our board of directors with respect to the election of our directors in an uncontested election. See “Management –Corporate Governance Guidelines Relating to Election of Directors.”

Our charter provides that, to the extent permitted by Maryland law, the concurrence of the board is not required in order for the stockholders to amend the charter, dissolve the corporation or remove directors. However, we have been advised that Maryland law does require board approval in order to amend our charter or dissolve. Without the approval of a majority of the shares entitled to vote on the matter, the board of directors may not:

•	amend the charter to adversely affect the rights, preferences and privileges of the stockholders;

•	amend charter provisions relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions;

•	cause our liquidation or dissolution after our initial investment in property;

•	sell all or substantially all of our assets other than in the ordinary course of business; or

•	cause our merger or reorganization.

Wells Capital is selected and approved as our advisor annually by our directors. While the stockholders do not have the ability to vote to replace Wells Capital or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares entitled to vote on such matter, to remove a director from our board.

Restriction on Ownership of Shares

Ownership Limit

In order for us to qualify as a REIT, during the last half of each taxable year, not more than 50% of the value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals, as defined in the Internal Revenue Code to include certain entities. In addition, the outstanding shares must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the requirements specified in the two preceding sentences did not apply until after the first taxable year for which we made an election to be taxed as a REIT. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

In order to assist us in preserving our status as a REIT, our charter contains a limitation on ownership that prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% of our outstanding shares unless exempted by our board of directors. Our charter provides that any transfer of shares that would violate our share ownership limitations is null and void and the intended transferee will acquire no rights in such shares, unless the transfer is approved by our board of directors based upon receipt of information that such transfer would not violate the provisions of the Internal Revenue Code for qualification as a REIT.

Shares that, if transferred, would be in excess of the 9.8% ownership limit (without an exemption from our board of directors) will be transferred automatically to a trust effective on the day before the reported transfer of such shares. The record holder of the shares that are held in trust will be required to submit such number of shares to us in the name of the trustee of the trust. We will designate a trustee of the share trust that will not be affiliated with us. We will also name one or more charitable organizations as a beneficiary of the share trust. Shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee will receive all distributions on the shares held in trust and will hold such distributions in trust for the benefit of the beneficiary. The trustee may vote any shares held in trust.

At our direction, the trustee will transfer the shares held in trust to a person whose ownership will not violate the ownership limit. The transfer shall be made within 20 days of our receipt of notice that shares have been transferred to the trust. During this 20-day period, we will have the option of redeeming such shares. Upon any such transfer or redemption, the purported transferee or holder shall receive a per share price equal to the lesser of (1) the price per share in the transaction that caused the ownership limit violation or (2) the market price per share on the date of the transfer or redemption.

Any person who (1) acquires shares in violation of the foregoing restrictions or who owns shares that were transferred to any such trust is required to give immediate written notice to us of such event, or (2) transfers or receives shares subject to such limitations is required to give us 15 days’ written notice prior to such transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT. The ownership limit also does not apply to the underwriter in an offering of shares or to a person or persons exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT would not be jeopardized.

Any person who owns 5% or more of our outstanding shares during any taxable year will be asked to deliver to us a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly.

Suitability Standards and Minimum Purchase Requirements

State law and our charter require that purchasers of our stock meet standards regarding (i) net worth or income and (ii) minimum purchase amounts. These standards are described above at “Suitability Standards” immediately following the cover page of this prospectus and below at “Plan of Distribution — Minimum Purchase Requirements.” The standards apply not only to purchasers in this offering, but also to potential purchasers of your shares. As a result, the requirements regarding suitability and minimum purchase amounts, which are applicable until our shares of common stock are listed on a national securities exchange, may make it more difficult for you to sell your shares.

Distributions

Distributions will be paid on a quarterly basis regardless of the frequency with which such distributions are declared. Distributions will be paid to investors who are stockholders as of the record dates selected by our board of directors. We expect to calculate our quarterly distributions based upon daily record dates so that our investors will be entitled to be paid distributions immediately upon purchasing our shares. We expect to make quarterly distribution payments following such calculation.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Generally, income distributed as distributions will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our REIT taxable income (computed without regard to the dividends-paid deduction and excluding net capital gain). See “Federal Income Tax Considerations — Annual Distribution Requirements.”

Distributions will be declared at the discretion of our board of directors. Our board will be guided, in substantial part, by its desire to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow that we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We may borrow money, issue securities or sell assets in order to make distributions.

We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders, provided that the securities so distributed to stockholders are readily marketable. Stockholders who receive marketable securities in lieu of cash distributions may incur transaction expenses in liquidating the securities.

Dividend Reinvestment Plan

We have adopted an amended and restated dividend reinvestment plan that allows you to have distributions otherwise distributable to you invested in additional shares of our common stock. The following discussion summarizes the principal terms of this plan. The full text of our amended and restated dividend reinvestment plan is included as Appendix B to this prospectus.

Eligibility

All of our stockholders are eligible to participate in our dividend reinvestment plan except for restrictions imposed by us in order to comply with the securities laws of various jurisdictions. We may elect to deny your participation in this plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

At any time prior to the listing of our shares on a national securities exchange, you must cease participation in our dividend reinvestment plan if you no longer meet the suitability standards or cannot make the other investor representations set forth in the then-current prospectus or in the subscription agreement. Participants must agree to notify us promptly when they no longer meet these standards. See the “Suitability Standards” section of this prospectus (immediately following the cover page) and the form of subscription agreement attached hereto as Appendix A.

Election to Participate

Assuming you are eligible, you may elect to participate in our dividend reinvestment plan by completing the Subscription Agreement or other approved enrollment form available from the dealer manager or a participating broker-dealer. Your participation in the plan will begin with the next distribution made after receipt of your enrollment form. Once enrolled, you may generally continue to purchase shares under our dividend reinvestment plan until we have terminated the plan. You can choose to have all or a portion of your distributions reinvested through our dividend reinvestment plan. You may also change the percentage of your distributions that will be reinvested at any time if you complete a new enrollment form or other form provided for that purpose. Any election to increase your level of participation must be made through your participating broker-dealer or, if you purchase shares in this offering other than through a participating broker-dealer, through the dealer manager.

Stock Purchases

Shares will be purchased under our dividend reinvestment plan on the quarterly distribution payment dates. The purchase of fractional shares is a permissible, and likely, result of the reinvestment of distributions under the plan.

The purchase price per share will be the higher of $9.55 or 95% of the estimated value of a share of our common stock, as estimated by our advisor or another firm chosen for that purpose. The purchase price is expected to remain fixed until we complete our offering stage. We will view our offering stage as complete 18 months after the termination of a public offering of shares of our common stock if no subsequent public offering of our common stock commenced within such 18-month period. For purposes of the foregoing definition of our offering stage, an “offering” shall not include offerings on behalf of selling stockholders or offerings related to any dividend reinvestment plan, employee benefit plan, or the issuance of shares upon redemption of interests in Wells OP II. Our advisor has indicated that during this initial period it intends to use the most recent price paid to acquire a share in our offering (ignoring purchase price discounts for certain categories of purchasers) as its estimated per share value of our shares. However, this offering stage estimated value is likely to be higher than the price at which you could resell your shares because (1) our public offering involves the payment of underwriting compensation and other directed selling efforts, which payments and efforts are likely to produce a higher sales price than could otherwise be obtained, and (2) there is no public market for our shares. Moreover, this offering stage estimated value is likely to be higher than the amount you would receive per share if we were to liquidate during our offering stage because of the up-front fees that we pay in connection with the issuance of our shares.

Account Statements

Our dealer manager or a participating broker-dealer will provide a confirmation of your quarterly purchases under the dividend reinvestment plan. The dealer manager or participating broker-dealer will provide the confirmation to you or your designee within five business days after the end of each quarter, which confirmation is to disclose the following information:

•	each distribution reinvested for your account during the quarter;

•	the date of the reinvestment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

In addition, within 90 days after the end of each calendar year, we will provide you with an individualized report on your investment, including the purchase dates, purchase price, number of shares owned and the amount of distributions made in the prior year.

Fees and Commissions

No selling commissions or dealer manager fees are payable on shares sold under the dividend reinvestment plan, and we will not receive a fee for selling shares under the dividend reinvestment plan.

Sales under this plan, however, will result in greater fee income for our advisor. See “Management Compensation.”

Voting

You may vote all whole shares acquired through our dividend reinvestment plan.

Tax Consequences of Participation

If you elect to participate in our dividend reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. In addition, to the extent you purchase shares through our dividend reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. At least until 18 months after our offering stage is complete, we expect that (i) we will sell shares under our dividend reinvestment plan at $9.55 per share; (ii) no secondary trading market for our shares will develop; and (iii) our advisor will estimate the fair market value of a share to be $10.00. Therefore, at least until 18 months after our offering stage is complete, participants in our dividend reinvestment plan will be treated as having received a distribution of $10.00 for each $9.55 reinvested by them under the plan. You will be taxed on the amount of such distribution as investment income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as capital gains or return of capital. See “Federal Income Tax Considerations — Taxation of U.S. Stockholders — Distributions Generally.” We will withhold 28% of the amount of distributions paid if you fail to furnish a valid taxpayer identification number, fail to properly report interest or dividends or fail to certify that you are not subject to withholding.

Termination of Participation

You may terminate your participation in our dividend reinvestment plan at any time by providing us with written notice. For your termination to be effective for a particular distribution, we must have received your notice of termination at least 10 business days prior to the last day of the fiscal period to which the distribution relates. Any transfer of your shares will effect a termination of the participation of those shares in the dividend reinvestment plan. We will terminate your participation to the extent that a reinvestment of your distributions in our shares would cause you to exceed the ownership limitation contained in our charter.

Amendment or Termination of Plan

We may amend or terminate our dividend reinvestment plan for any reason at any time, provided that any amendment that adversely affects the rights or obligations of a participant (as determined in the sole discretion of the board of directors) will only take effect upon 10 days’ written notice to participants.

Share Redemption Program

We have adopted a share redemption program that may enable stockholders to sell their shares to us, subject to the limitations described below. The following discussion summarizes the terms of this program as amended and in effect as of April 24, 2010. The full text of our share redemption program is filed as an exhibit to our registration statement.

The program contains different rules for redemptions sought within two years of a stockholder’s death or “qualifying disability” (as defined below). We refer to redemptions that do not occur within two years of a stockholder’s death or “qualifying disability” as “Ordinary Redemptions.” Ordinary Redemptions have been suspended until at least September 2010; however, we make no assurances as to when Ordinary Redemptions will resume. As provided under the share redemption program, all Ordinary Redemption requests will be placed in a pool and honored on a pro rata basis once those redemptions resume.

Assuming no amendments to the share redemption program, at such time that Ordinary Redemptions resume, Ordinary Redemptions would be redeemable at the lesser of $9.10 per share, or 91% of the price at which we sold the share. The redemption price is expected to remain fixed until we complete our offering stage. We will view our offering stage as complete 18 months after the termination of a public offering of shares of our common stock if no subsequent public offering of our common stock commenced within such 18-month period. For purposes of the foregoing definition of our offering stage, an “offering” shall not include offerings on behalf of selling stockholders or offerings related to any dividend reinvestment plan, employee benefit plan, or the issuance of shares upon redemption of interests in Wells OP II. Thereafter, the redemption price for Ordinary Redemptions would equal 95% of our per-share value as estimated by Wells Capital or another firm chosen by our board of directors for that purpose.

Redemptions sought within two years of the death or “qualifying disability” of a stockholder do not require a one-year holding period, and the redemption price is the amount at which we sold the share until completion of the above-mentioned offering stage. At that time, the redemption price would be the higher of the amount paid to us for the shares or 100% of our estimated per-share value.

We will not make an Ordinary Redemption until one year after the issuance of the shares to be redeemed. Additional limits on redemptions are described below. To the extent we cannot honor all redemption requests in any period because of the limitations described below, we will honor redemption requests on a pro rata basis as follows:

•

First, if necessary, we will limit requests for Ordinary Redemptions (which are currently suspended) on a pro rata basis so that the amount paid for Ordinary Redemptions during the then-current calendar year would not exceed 50% of the net proceeds from sales under our dividend reinvestment plan during such calendar year. Requests precluded by this test would not be considered in the tests below.

•

Second, if necessary, we will limit requests for Ordinary Redemptions and those upon the “qualifying disability” of a stockholder on a pro rata basis so that the aggregate of such redemptions during any calendar year would not exceed 5% of the weighted-average number of shares outstanding in the prior calendar year. Requests precluded by this test would not be considered in the test below.

•

Finally, if necessary, we will limit all redemption requests, including those sought within two years of a stockholder’s death, on a pro rata basis so that the aggregate of such redemptions during any calendar year would not exceed 100% of the net proceeds from our dividend reinvestment plan during the calendar year.

Subject to the limitations described above, we will redeem shares on the last business day of each month. Requests for redemption must be received at least five business days before a month-end redemption date in order for us to repurchase the shares that month. If we cannot purchase all shares presented for redemption, we will honor redemption requests at the applicable month-end on a pro rata basis. We will deviate from pro rata purchases in two minor ways: (i) if a pro rata redemption would result in you owning less than half of the minimum amount required by applicable state law, then we would redeem all of your shares; and (ii) if a pro rata redemption would result in you owning more than half but less than all of the amount required by applicable state law, then we would not redeem any shares that would reduce your holdings below the minimum amount. In the event that you seek the redemption of all of your shares, there is no holding-period requirement for shares purchased pursuant to our dividend reinvestment plan.

If we do not completely satisfy your redemption request at month-end because the request was not received in time or because of the restrictions on the number of shares we can redeem under the program, we will treat the unsatisfied portion of the redemption request as a request for redemption in the following month unless you withdraw the request before the next date for redemptions. You may withdraw a redemption request upon written notice to us at the address below before the date for redemption.

In order for a disability to entitle a stockholder to the special redemption terms described above (a “qualifying disability”), (1) the stockholder must receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be redeemed, and (2) such determination of disability must be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the “applicable governmental agency”). The “applicable governmental agencies” are limited to the following: (i) if the stockholder paid Social Security taxes and therefore could be eligible to receive Social Security disability benefits, then the applicable governmental agency is the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (ii) if the stockholder did not pay Social Security benefits and therefore could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System (“CSRS”), then the applicable governmental agency is the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (iii) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and therefore could be eligible to receive military disability benefits, then the applicable governmental agency is the Veteran’s Administration or the agency charged with the responsibility for administering military disability benefits at that time if other than the Veteran’s Administration.

Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act or waiver of insurance premiums will not entitle a stockholder to the special redemption terms described above. Redemption requests following an award by the applicable governmental agency of disability benefits must be accompanied by: (1) the investor’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Veteran’s Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency that we deem acceptable and demonstrates an award of the disability benefits.

We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

•	disabilities occurring after the legal retirement age;

•	temporary disabilities; and

•	disabilities that do not render a worker incapable of performing substantial gainful activity.

Therefore, such disabilities will not qualify for the special redemption terms except in the limited circumstances when the investor is awarded disability benefits by the other “applicable governmental agencies” described above.

A stockholder that is a trust may only redeem on the terms available in connection with the death or disability of a stockholder if the deceased or disabled was the sole beneficiary of the trust or if the only other beneficiary of the trust was the spouse of the deceased or disabled.

Qualifying stockholders who desire to redeem their shares must give written notice to Wells Investment Securities, our dealer manager, at 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092, ATTN: Investor Services. Wells Investment Securities is responsible for all services to be performed in connection with the share redemption program, although it has outsourced clerical duties to our advisor.

Our board of directors may amend, suspend or terminate the share redemption program upon 30 days’ notice, except that, under the terms of our Corporate Governance Guidelines, until our board of directors decides to commence a liquidation of the company, we may not amend the share redemption program in a way that materially adversely affects the rights of redeeming heirs without the approval of our stockholders.

Our share redemption program only provides stockholders a limited ability to redeem shares for cash until a secondary market develops for the shares, at which time the program will terminate. No such market presently exists, and we cannot assure you that any market for your shares will ever develop.

Restrictions on Roll-Up Transactions

In connection with any proposed transaction considered a “Roll-up Transaction” (defined below) involving us and the issuance of securities of an entity, which we refer to as a “Roll-up Entity,” that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all properties will be obtained from a competent independent appraiser. The properties will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the properties as of a date immediately preceding the announcement of the proposed Roll-up Transaction. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal will be filed with the SEC and, if applicable, the states in which registration of such securities is sought, as an exhibit to the registration statement for the offering. The appraisal will assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to stockholders in connection with any proposed Roll-up Transaction.

A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of a Roll-up Entity. This term does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or

•

a transaction involving the conversion to corporate, trust, or association form of only us if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of our existence, compensation to Wells Capital or our investment objectives.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to stockholders who vote “no” on the proposal the choice of:

(1)	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2)	one of the following:

(A)	remaining as stockholders of us and preserving their interests therein on the same terms and conditions as existed previously; or

(B)	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•

that would result in the stockholders having democracy rights in a Roll-up Entity that are less than those provided in our bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter, and dissolution of us;

•

that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•

in which investors’ rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “Description of Shares — Meetings and Special Voting Requirements”; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by the stockholders.

THE OPERATING PARTNERSHIP AGREEMENT

General

Wells Operating Partnership II, L.P., which we refer to as “Wells OP II,” was formed in July 2003 to acquire, own and operate properties on our behalf. As a result of this structure, we are considered to be an umbrella partnership real estate investment trust, or UPREIT. An UPREIT is a structure REITs often use to acquire real property from owners on a tax deferred basis (the sellers can generally accept partnership units and defer taxable gain otherwise required to be recognized by them upon the disposition of their properties). Such owners may also desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of Wells OP II are deemed to be assets and income of the REIT.

We expect that substantially all of our assets will be held by Wells OP II. We are the sole general partner of Wells OP II and, as of December 31, 2009, owned approximately 99.9% of the equity interests in Wells OP II. As the sole general partner, we have the exclusive power to manage and conduct the business of Wells OP II. Wells Capital is the sole limited partner of Wells OP II, which interests it purchased for $200,000 in 2003.

The following is a summary of material provisions of the limited partnership agreement of Wells OP II. This summary is qualified by the specific language in the limited partnership agreement. You should refer to the actual limited partnership agreement for more detail. You may request a copy of the partnership agreement, at no cost, by writing or telephoning us as set forth below at “Where You Can Find More Information.”

Capital Contributions

As we accept subscriptions for shares, we will transfer substantially all of the net proceeds of the offering to Wells OP II as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. Wells OP II will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If Wells OP II requires additional funds at any time in excess of capital contributions made by us and Wells Capital or from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to Wells OP II on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause Wells OP II to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of Wells OP II and us.

Operations

The limited partnership agreement of Wells OP II provides that, so long as we remain qualified as a REIT, Wells OP II is to be operated in a manner that will enable us to satisfy the requirements for being classified as a REIT for tax purposes. As general partner of Wells OP II, we are also empowered to do anything to ensure that Wells OP II will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code. Classification as a publicly traded partnership could result in Wells OP II being taxed as a corporation, rather than as a partnership.

Distributions and Allocations of Profits and Losses

The limited partnership agreement provides that Wells OP II will distribute cash flow from operations to its partners in accordance with their relative percentage interests on at least a quarterly basis in amounts that we, as general partner, determine. The effect of these distributions will be that a holder of one unit of limited partnership interest in Wells OP II will receive the same amount of annual cash flow distributions as the amount of annual distributions paid to the holder of one of our shares.

Similarly, the limited partnership agreement provides that taxable income is allocated to the partners of Wells OP II in accordance with their relative percentage interests. Subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury regulations, the effect of these allocations will be that a holder of one unit of limited partnership interest in Wells OP II will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in Wells OP II. Losses cannot be passed through to our stockholders.

If Wells OP II liquidates, debts and other obligations must be satisfied before the partners may receive any distributions. Any distributions to partners then will be made to partners in accordance with their respective positive capital account balances.

Rights, Obligations and Powers of the General Partner

As Wells OP II’s general partner, we generally have complete and exclusive discretion to manage and control Wells OP II’s business and to make all decisions affecting its assets. This authority generally includes, among other things, the authority to:

•	acquire, purchase, own, operate, lease and dispose of any real property and any other property;

•	construct buildings and make other improvements on owned or leased properties;

•	authorize, issue, sell, redeem or otherwise purchase any debt or other securities;

•	borrow money;

•	make or revoke any tax election;

•	maintain insurance coverage in amounts and types as we determine is necessary;

•	retain employees or other service providers;

•	form or acquire interests in joint ventures; and

•	merge, consolidate or combine Wells OP II with another entity.

Wells OP II pays all the administrative and operating costs and expenses it incurs in acquiring and operating real properties. Wells OP II also pays all of our administrative costs and expenses and such expenses are treated as expenses of Wells OP II. Such expenses include:

•	all expenses relating to our formation and continuity of existence;

•	all expenses relating to the public offering and registration of our securities;

•	all expenses associated with the preparation and filing of our periodic reports under federal, state or local laws or regulations;

•	all expenses associated with our compliance with applicable laws, rules and regulations; and

•	all of our other operating or administrative costs incurred in the ordinary course of business.

The only costs and expenses we incur for which we are not reimbursed by Wells OP II are costs and expenses relating to properties we own outside of Wells OP II. We pay the expenses relating to such properties directly.

Exchange Rights

The limited partners of Wells OP II have the right to cause Wells OP II to redeem their limited partnership units for cash equal to the value of an equivalent number of our shares, or, at our option, we may purchase their limited partnership units for cash or by issuing one share of our common stock for each limited partnership unit redeemed. These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon such exercise would:

•	result in any person owning shares in excess of the ownership limit in our charter (unless exempted by our board of directors);

•	result in our shares being owned by fewer than 100 persons;

•	result in our shares being “closely held” within the meaning of Section 856(h) of the Code; or

•	cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code.

Furthermore, limited partners may exercise their exchange rights only after their limited partnership units have been outstanding for one year. A limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 limited partnership units, unless such limited partner holds less than 1,000 units. In that case, he must exercise his exchange right for all of his units.

Change in General Partner

We are generally not allowed to withdraw as the general partner of Wells OP II or transfer our general partnership interest in Wells OP II (except to a wholly owned subsidiary). The principal exception to this is if we merge with another entity and (1) the holders of a majority of partnership units (including those we hold) approve the transaction; (2) the limited partners receive or have the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately before such transaction; (3) we are the surviving entity and our stockholders do not receive cash, securities, or other property in the transaction; or (4) the successor entity contributes substantially all of its assets to Wells OP II in return for an interest in Wells OP II and agrees to assume all obligations of the general partner of Wells OP II. If we voluntarily seek protection under bankruptcy or state insolvency laws, or if we are involuntarily placed under such protection for more than 90 days, we would be deemed to be automatically removed as the general partner. Otherwise, the limited partners have no right to remove us as general partner.

Transferability of Interests

With certain exceptions, the limited partners may not transfer their interests in Wells OP II, in whole or in part, without our written consent as the general partner. In addition, pursuant to our charter, Wells Capital may not transfer its interest in Wells OP II as long as it is acting as our advisor.

Amendment of Limited Partnership Agreement

An amendment to the limited partnership agreement requires the consent of the holders of a majority of the partnership units (including the partnership units we hold). Additionally, we, as general partner, must approve any amendment. However, certain amendments require the consent of the holders of a majority of the partnership units (excluding the partnership units we or one of our affiliates holds). Such amendments include:

•

any amendment affecting the exchange right to the detriment of the limited partners (except for certain business combinations where we merge with another entity and leave Wells OP II in existence to hold all the assets of the surviving entity);

•	any amendment that would adversely affect the limited partners’ rights to receive distributions, except for amendments we make to create and issue preferred partnership units;

•	any amendment that would alter how we allocate profits and losses, except for amendments we make to create and issue preferred partnership units; and

•	any amendment that would impose on the limited partners any obligation to make additional capital contributions.

PLAN OF DISTRIBUTION

General

We are publicly offering a maximum of 375,000,000 shares through Wells Investment Securities, our dealer manager, a registered broker-dealer affiliated with Wells Capital, our advisor. Of this amount, we are offering 300,000,000 shares in our primary offering at a price of $10.00 per share (except as noted below) on a “best efforts” basis, which means that the dealer manager must use only its best efforts to sell the shares and has no firm commitment or obligation to purchase any of the shares. We are offering the remaining 75,000,000 shares through our dividend reinvestment plan at a purchase price equal to the higher of $9.55 per share or 95% of the estimated value of a share as estimated by our advisor or another firm we choose for that purpose. Our 300,000,000 share primary offering is scheduled to terminate by October 1, 2010. Under rules promulgated by the SEC, in some circumstances we could continue the primary offering until as late as March 30, 2012. If we decide to continue the primary offering beyond October 1, 2010, we will supplement this prospectus accordingly. We may continue to offer the 75,000,000 dividend reinvestment plan shares beyond these dates until we have sold all of these shares through the reinvestment of distributions. In some states, we may not be able to continue the offering for these periods without renewing the registration statement or filing a new registration statement. We reserve the right to terminate this offering at any time.

Compensation of Dealer Manager and Participating Broker-Dealers

Except as provided below, Wells Investment Securities, our dealer manager and affiliate, will receive selling commissions of 7.0% of the gross offering proceeds and a dealer manager fee of 2.5% of the gross offering proceeds for shares sold in our primary offering. With respect to our dividend reinvestment plan, we will not pay selling commissions or the dealer manager fee. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares.

We currently expect the dealer manager to utilize three channels to sell our shares, each of which has a different selling commission and dealer manager fee structure. The dealer manager may authorize other broker-dealers that are members of FINRA, which we refer to as participating broker-dealers, to sell our shares. Our first distribution channel involves those participating broker-dealers compensated solely on a commission basis for the sale. Our second distribution channel will be sales through investment advisory representatives affiliated with a participating broker-dealer in which the representative is compensated for investment advisory services on a fee-for-service basis. Our third distribution channel will be sales through independent investment advisers (i.e., they are not affiliated with a broker-dealer) and through banks acting as trustees or fiduciaries.

In the event of the sale of shares in our primary offering by a participating broker-dealer involving a registered representative compensated on a commission basis for the sale, the dealer manager will reallow to the participating broker-dealer the full selling commissions earned in connection with such sale. Except as noted below, such selling commissions will be 7.0% of the gross offering proceeds attributable to the participating broker-dealer.

In the event of the sale of shares in our primary offering through an investment advisory representative affiliated with a participating broker-dealer in which the representative is compensated on a fee-for-service basis by the investor, the dealer manager will waive its right to a commission, and we will sell such shares for $9.30 per share, reflecting that selling commissions in the amount of $0.70 per share will not be payable.

The dealer manager may, and does in most cases, reallow to participating broker-dealers a portion of the dealer manager fee earned on the proceeds raised by the participating broker-dealer. This reallowance would be in the form of a marketing fee, which fee may not exceed, and generally equals, 1.5% of the gross sales attributable to the participating broker-dealer.

In the event of the sale of shares in our primary offering through an independent investment adviser (or bank acting as a trustee or fiduciary), the dealer manager will waive its right to a selling commission and will reduce the dealer manager fee to 1.5% of gross offering proceeds. We will sell such shares for $9.20 per share, reflecting that selling commissions in the amount of $0.70 per share will not be payable and that the dealer manager fee will be reduced from 2.5% to 1.5%, or by approximately $0.10 per share.

In addition to the compensation described above, we will also reimburse the dealer manager and its affiliates for some of their costs in connection with the offering as described in the table below, which table sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA assuming we sell all of the shares offered hereby. To show the maximum amount of dealer manager and participating broker-dealer compensation that we may pay in this offering, this table assumes that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees.

Dealer Manager and

Participating Broker-Dealer Compensation

Dealer manager fee (maximum)	$75,000,000
Selling commissions (maximum)	$210,000,000
Salary allocations of Wholesalers and dual employees(1)	$6,000,000	(2)
Expense reimbursements for retail seminars(3)(4)	$3,710,000	(2)
Expense reimbursements for bona fide training and education meetings(4)(5)	$3,346,000	(2)
Legal fees allocable to dealer manager(4)	$500,000	(2)

Total	$298,556,000

(1)	These costs are borne by Wells Capital and are not reimbursed by us other than a small amount that is reimbursed by us, subject to the cap on organization and offering expenses described below.

(2)	Amounts shown are estimates.

(3)	These amounts consist primarily of reimbursements for travel, meals, lodging and attendance fees incurred by employees of Wells Investment Securities, Wells Capital or one of their affiliates to attend retail seminars sponsored by participating broker-dealers.

(4)	Subject to the cap on organization and offering expenses described below, we will reimburse Wells Investment Securities or its affiliates for these expenses. In some cases, these payments will serve to reimburse Wells Investment Securities for amounts it has paid to participating broker-dealers for the items noted.

(5)	These amounts consist of expense reimbursements for actual costs incurred in connection with attending bona fide training and education meetings hosted by us. The expenses consist of the travel, meals and lodging of (i) representatives of participating broker-dealers and (ii) wholesalers and other FINRA-registered personnel associated with Wells Investment Securities. All conferences will be held in the vicinity of our headquarters, which is in Norcross, Georgia, unless FINRA permits a conference in another location. In the past, we have held educational conferences in addition to bona fide training and education meetings to provide attendees information about our products and our industry. However, we have discontinued these educational conferences and do not expect to schedule any such educational conferences during the term of this offering.

We may reimburse the dealer manager for reimbursements it may make to broker-dealers for reasonable bona fide due diligence expenses up to a maximum of 0.5% of our gross offering proceeds. Such reimbursements are also subject to the limitations on organization and offering expenses described below. In many cases, however, a marketing fee agreement between the dealer manager and the participating broker-dealer will provide that neither we nor the dealer manager will be obligated to reimburse the due diligence expenses of the participating broker-dealer. Because of those marketing fee arrangements, we expect the total amount of our reimbursement of bona fide due diligence expenses of broker-dealers will be far less than the 0.5% of gross offering proceeds permitted under our agreement with the dealer manager.

As required by the rules of FINRA, total underwriting compensation will not exceed 10% of our gross offering proceeds. We will not reimburse bona fide due diligence expenses in excess of 0.5% of our gross offering proceeds. FINRA and many states also limit our total organization and offering expenses to 15% of gross offering proceeds. With Wells Capital’s obligation to reimburse us to the extent the organization and offering expenses (other than the dealer manager fee and selling commissions) exceed 2% of our gross offering proceeds, our total organization and offering expenses are capped at 11.5% of the gross proceeds of our primary offering and 2% of the gross proceeds of our dividend reinvestment plan offering, as shown in the following table:

Organization and Offering Expenses

Expense	Maximum Percent of Gross Offering Proceeds
	Primary Offering	Dividend Reinvestment Plan Offering
Selling commissions	7.0%	—
Dealer manager fee	2.5%	—
All other organization and offering expenses	2.0%	2.0%

Total	11.5%	2.0%

To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and the dealer manager against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement. If we are unable to provide this indemnification, we may contribute to payments the indemnified parties may be required to make in respect of those liabilities. See “Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents.”

We may sell shares in our primary offering to participating broker-dealers, their retirement plans, their representatives and the family members, IRAs and qualified plans of their representatives for $9.30 per share, reflecting that selling commissions in the amount of $0.70 per share will not be payable in consideration of the services rendered by such broker-dealers and representatives in the offering. For purposes of this discount, we consider a family member to be a spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law. The net proceeds to us from such sales made net of commissions will be substantially the same as the net proceeds we receive from other sales of shares.

Our directors and officers and directors, officers and employees of Wells Capital or its affiliates may purchase shares in our primary offering at a discount. The purchase price for such shares shall be $9.05 per share reflecting the fact that selling commissions in the amount of $0.70 per share and dealer manager fees in the amount of $0.25 per share will not be payable in connection with such sales. The net proceeds to us from such sales made net of commissions will be substantially the same as the net proceeds we receive from other sales of shares. Wells Capital and its affiliates are expected to hold their shares purchased as stockholders for investment and not with a view towards distribution.

An investor purchasing more than 50,000 shares at any one time through a single participating broker-dealer will be eligible for a discount on the purchase price of the shares above 50,000. The selling commission payable to the participating broker-dealer will be commensurately reduced. The following table shows the discounted price per share and reduced selling commissions payable for volume discounts.

Shares Purchased in the Transaction	Commission Rate (Based on a $10.00 Price Per Share)	Price Per Share to Investor
1 to 50,000	7.0%	$10.00
50,001 to 100,000	6.0%	$9.90
100,001 to 200,000	5.0%	$9.80
200,001 to 300,000	4.0%	$9.70
300,001 to 400,000	3.0%	$9.60
400,001 to 500,000	2.0%	$9.50
500,001 and up	1.0%	$9.40

The reduced selling price per share and selling commissions are applied to the incremental shares falling within the indicated range only. All commission rates are calculated assuming a $10.00 price per share. Thus, for example, an investment of $1,249,996 would result in a total purchase of 126,020 shares as follows:

•	50,000 shares at $10.00 per share (total: $500,000) and a 7.0% commission;

•	50,000 shares at $9.90 per share (total: $495,000) and a 6.0% commission; and

•	26,020 shares at $9.80 per share (total: $254,996) and a 5.0% commission.

Subscription Procedures

To purchase shares in this offering, you must complete the Subscription Agreement, a sample of which is contained in this prospectus as Appendix A. You should pay for your shares by check payable to “Wells Real Estate Investment Trust II, Inc.” Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscription payments will be deposited into a special account in our name under the joint authorization of the dealer manager and us until such time as we have accepted or rejected the subscription. Subscriptions will be accepted or rejected within 30 days of receipt by us and, if rejected, all funds shall be returned to the rejected subscribers within 10 business days. If accepted, the funds will be transferred into our general account. You will receive a confirmation of your purchase. We generally admit stockholders on a daily basis.

You are required to represent in the Subscription Agreement that you have received a copy of this prospectus. In order to ensure that you have had sufficient time to review this prospectus, we will refund your subscription amount upon written request to the Company if your request is received within five business days of the earlier of (i) your completion of the Subscription Agreement or (ii) your receipt of this prospectus. To revoke your subscription and receive a refund of your subscription amount, send your written request (including the date upon which you completed your subscription agreement or received this prospectus, as applicable) to the following address:

Wells Investment Securities, Inc.

6200 The Corners Parkway

Norcross, Georgia 30092-3365

Attn: Client Services

Telephone: (800) 557-4830 or (770) 243-8282

Fax: (770) 243-8198

E-mail: client.services@wellsref.com

www.wellsref.com

Investors who desire to purchase shares in this offering at regular intervals may be able to do so through their participating broker-dealer or, if they are investing in this offering other than through a participating broker-dealer, the dealer manager by completing an automatic investment plan enrollment form. Participation in the automatic investment plan is limited to investors who have already met the minimum purchase requirement in this offering of $1,000. The minimum periodic investment is $100 per month. Alabama investors are not eligible to participate in our automatic investment plan.

We will provide a confirmation of your monthly purchases under the automatic investment plan within five business days after the end of each month. The confirmation will disclose the following information:

•	the amount of the investment;

•	the date of the investment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

We will pay dealer manager fees and selling commissions in connection with sales under the automatic investment plan to the same extent that we pay those fees and commissions on shares sold in this offering outside of the automatic investment plan.

You may terminate your participation in the automatic investment plan at any time by providing us with written notice. If you elect to participate in the automatic investment plan, you must agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations set forth in the then-current prospectus or in the subscription agreement, you will promptly notify us in writing of that fact and your participation in the plan will terminate. See the

“Suitability Standards” section of this prospectus (immediately following the cover page) and the form of subscription agreement attached hereto as Appendix A.

Suitability Standards

Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisers recommending the purchase of shares in this offering have the responsibility to make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment based on information provided by the prospective stockholder regarding such person’s financial situation and investment objectives. In making this determination, these persons have a responsibility to ascertain that the prospective stockholder:

•	meets the minimum income and net worth standards set forth under “Suitability Standards” immediately following the cover page of this prospectus;

•	can reasonably benefit from an investment in our shares based on the prospective stockholder’s overall investment objectives and portfolio structure;

•	is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation;

•	is in a financial position appropriate to enable the prospective stockholder to realize to a significant extent the benefits described in this prospectus of an investment in the shares; and

•	has apparent understanding of:

•	the fundamental risks of the investment;

•	the risk that the stockholder may lose the entire investment;

•	the lack of liquidity of the shares;

•	the restrictions on transferability of the shares;

•	the background and qualifications of Wells Capital and its affiliates; and

•	the tax consequences of the investment.

Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective stockholder, as well as any other pertinent factors. Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisers recommending the purchase of shares in this offering must maintain or cause to be maintained, for a six-year period, records of the information used to determine that an investment in shares is suitable and appropriate for each stockholder.

Minimum Purchase Requirements

For your initial investment in our shares, you must invest at least $1,000, except as described below. In order to satisfy the minimum purchase requirement for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

The minimum purchase for Maine, New York, North Carolina and Tennessee investors is $2,500, except for IRAs, which must invest a minimum of $1,000. The minimum purchase amount for Minnesota investors is $2,500, except for IRAs and other qualified retirement plans, which must invest a minimum of $2,000.

If you have satisfied the applicable minimum purchase requirement, you may invest less than the minimum amount set forth above. Except in the states of Ohio, Maine, Minnesota, Nebraska and Washington, if you have purchased units or shares in other Wells-sponsored public programs, you may invest less than the minimum amount set forth above.

Until our shares of common stock are listed on a national securities exchange, unless you are transferring all of your shares, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements described above, except for the following transfers without consideration: transfers by gift; transfers by inheritance; intrafamily transfers; family dissolutions; transfers to affiliates; and transfers by operation of law.

LEGAL MATTERS

The validity of the shares of our common stock being offered hereby has been passed upon for us by DLA Piper LLP (US), Raleigh, North Carolina. DLA Piper LLP (US) has reviewed the statements relating to certain federal income tax matters that are likely to be material to U.S. holders of our common stock under the caption “Federal Income Tax Considerations” and has rendered an opinion to us that, commencing with our taxable year ending December 31, 2003, we were organized in conformity with the requirements for qualification and taxation as a REIT and our proposed method of operation will continue to allow us to meet the requirements for qualification and taxation as a REIT under the Code.

EXPERTS

The consolidated financial statements and consolidated financial statement schedule of Wells Real Estate Investment Trust II, Inc. and subsidiaries incorporated by reference in this Post-Effective Amendment No. 5 to Registration Statement No. 333-144414 on Form S-11 from our Annual Report on Form 10-K for the year ended December 31, 2009, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph related to our adoption of new accounting provisions for business combinations and associated acquisition costs and is incorporated herein by reference). Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated statements of operations, equity, and cash flows of Wells Real Estate Investment Trust II, Inc. and subsidiaries for the year ended December 31, 2007, incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2009, have been audited by Ernst & Young LLP, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in the offering. This prospectus is a part of that registration statement and, as allowed by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document referred to are necessarily summaries of such contract or document and in each instance, if the contract or document is filed as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. We furnish our stockholders by mail (or, where permitted, by electronic delivery and notification) with annual reports containing consolidated financial statements certified by an independent registered public accounting firm. The registration statement is, and all of these filings with the SEC are, available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room. You can also access documents that are incorporated by reference into this prospectus at the web site we maintain at http://www.wellsreitII.com. There is additional information about us and our affiliates at our web site, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-144414), except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the SEC on March 25, 2010, including the information specifically incorporated by reference into our Form 10-K from our definitive proxy statement for our 2010 Annual Meeting of Stockholders;

•	Current Report on Form 8-K filed with SEC on April 2, 2010;

•	Current Report on Form 8-K filed with SEC on April 1, 2010;

•	Current Report on Form 8-K filed with the SEC on February 18, 2010;

•	Current Report on Form 8-K filed with the SEC on July 27, 2009;

•	Current Report on Form 8-K filed with the SEC on May 8, 2009; and

•	Registration statement on Form 8-A filed with the SEC on April 25, 2005.

We will provide to each person to whom this prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at 6200 The Corners Parkway, Norcross, Georgia 30092, 770-449-7800. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

APPENDIX A — SAMPLE

Subscription Agreement and Investor Instructions

Wells Real Estate Investment Trust II, Inc.

Third Offering

Please follow these instructions carefully. Failure to do so may result in the rejection of your subscription.

1. INVESTMENT INFORMATION

A minimum investment of $1,000 is required, except for certain states that require a higher minimum investment as set forth in the Prospectus of Wells Real Estate Investment Trust II, Inc., as amended and supplemented as of the date hereof (the “Prospectus”) under “Plan of Distribution—Minimum Purchase Requirements.” A CHECK SHOULD BE MADE PAYABLE TO THE ORDER OF “WELLS REAL ESTATE INVESTMENT TRUST II, INC.” FOR THE FULL PURCHASE PRICE OF THE SHARES SUBSCRIBED FOR. Investors who have satisfied the minimum purchase requirements in another public real estate program sponsored by Wells Capital, Inc. or its affiliates may invest as little as $25, except for residents of Maine, Minnesota, Nebraska, Ohio, or Washington. Only persons meeting the standards set forth under the section of the Prospectus entitled “Suitability Standards” may purchase shares. Please indicate the state in which the sale was made if other than your state of residence.

If additional investments in Wells Real Estate Investment Trust II, Inc. (the “Company”) are made, the investor agrees to notify the participating broker/dealer (“Broker/ Dealer”) or investment adviser named in Section 8 of the Subscription Agreement.

NOTE: THE COMPANY WILL NOT ACCEPT CASH, CASHIER’S CHECKS UNDER $10,000, STARTER OR COUNTER CHECKS, MONEY ORDERS, THIRD-PARTY CHECKS, OR TRAVELER’S CHECKS DUE TO ANTI-MONEY LAUNDERING CONSIDERATIONS.

2. TYPE OF OWNERSHIP

Please check the appropriate box to indicate the account type of the subscribing investor.

In order to effect a Transfer on Death (TOD) account registration, a Designation of TOD Beneficiary Form must be completed and submitted with the Subscription Agreement.

3. REGISTRATION AND CONTACT INFORMATION

Please enter the exact name in which the shares are to be held:

• Joint tenants with right of survivorship or tenants-in-common, include the names of both investors.

• Partnerships or corporations, include the name of an individual to whom correspondence will be addressed.

• Trusts should include the name(s) of the trustee(s).

All investors must complete the space provided for Social Security or Taxpayer Identification Number. By signing in Section 7, the investor is certifying that this number is correct. Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a qualified plan or trust, this will be the address of the trustee. The birth date of the registered owner(s) is required unless the registered owner is a legal entity.

4. INSTITUTIONAL INFORMATION

If the investment is being made for an IRA account, the custodian information should be entered here. Fill in the Custodian Name, Address, Telephone Number, and Tax

Identification Number, along with the Custodian Account Number. An authorized individual must sign the form approving the investment and include either the Custodian’s Medallion Signature Guarantee Stamp or a Corporate Resolution naming the authorized signer along with an example of their signature.

5. ELECTRONIC DELIVERY ELECTION

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize Wells REIT II to either (i) e-mail stockholder communications to you directly or (ii) make them available on its Investor Web site at www.WellsREITII.com and notify you by e-mail when such documents are available.

You will not receive paper copies of these electronic materials, unless specifically requested.

The stockholder communications we may offer electronically include annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information, such as quarterly account statements or tax information (“Account information”). Your consent will be effective until you revoke it. In addition, by consenting to electronic access you will be responsible for your customary Internet Service Provider charges (i.e., online fees) in connection with access to these materials. Account information may be accessed only via the Investor Web site as described in option (ii) in the above paragraph.

JOINT ACCOUNTS: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

WELLS Real Estate Funds®

Your future… Our passion

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6. DIVIDEND INFORMATION

ONLY ONE OF THE OPTIONS MAY BE SELECTED. IF THIS SECTION IS NOT COMPLETED, DIVIDENDS WILL BE PAID TO THE REGISTERED OWNER (OR CUSTODIAN, IF APPLICABLE).

Please check the appropriate box to indicate to whom the dividends should be paid, in what form they should be paid, and the address of the individual(s) or institution receiving the distribution if dividends are to be paid to a third party.

For a discussion of the Dividend Reinvestment Plan, please see the section of the Prospectus entitled “Description of Shares—Dividend Reinvestment Plan.”

To receive your dividends via Electronic Funds Transfer, please check the highlighted box on the subscription document.

7. SUBSCRIBER SIGNATURES

Please separately initial the representations in subparagraphs (a) through (e) where indicated. Note the higher suitability requirements described in the Prospectus for residents of certain states. Certain states have restrictions on concentration in certain types of investments or concentrations of investments offered by the same sponsor. Please initial this only after you have discussed your specific state requirements with your financial representative. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf. Each investor must sign and date this section. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation, or trust, a general partner, officer, or trustee of the entity must sign.

Note: THESE SIGNATURES DO NOT HAVE TO BE NOTARIZED.

8. BROKER/DEALER OR REGISTERED INVESTMENT ADVISER (RIA) INFORMATION

Who must sign. If the investment is made through an investment adviser unaffiliated with a broker/dealer (“Registered Investment Adviser”), the “Broker/Dealer or RIA” portion of Section 8 must be signed by an authorized representative of the Registered Investment Adviser. If the investment is made through a bank acting in a trustee or fiduciary capacity (a “Bank”), there is a separate subscription agreement that must be obtained from the Dealer-Manager to complete the investment. Otherwise, the Broker/Dealer or RIA section may need to be signed by an authorized representative of the participating Broker/Dealer. Please check with your Broker/Dealer as to their requirements.

Required Representations. By signing this section, the Broker/Dealer or Registered Investment Adviser represents that it has made every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each investor based on information provided by the investor regarding the investor’s financial situation and investment objectives. In making this determination, the Broker/Dealer or Registered Investment Adviser ascertained that the prospective stockholder:

• meets the suitability standards set forth in the Prospectus at “Suitability Standards”;

• can reasonably benefit from an investment in the shares based on the prospective stockholder’s overall investment objectives and portfolio structure;

• is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation and has apparent understanding of:

• the fundamental risks of the investment;

• the risk that the stockholder may lose the entire investment;

• the lack of liquidity of the shares;

• the restrictions on transferability of the shares;

• the background and qualifications of Wells Capital, Inc. and its affiliates; and

• the tax consequences of the investment.

Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation, and other investments of the prospective stockholder, as well as any other pertinent factors. The Broker/Dealer or Registered Investment Adviser agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the stockholder for a period of six years.

In addition, the registered representative of a Broker/Dealer represents that he or she and the Broker/Dealer are duly licensed to offer the shares in the state where the investment was made and in the state of the investor’s address set forth in Section 3 of the Subscription Agreement. A Registered Investment Adviser represents that such adviser is either registered under the Investment Advisers Act of 1940 or is exempt from registration.

Commission. Please provide the Representative Commission Code to prevent potential delays in processing. Also, Broker/Dealers should select only one commission rate. “Full commission” may not be selected if the investment is made through an investment adviser representative compensated on a fee-for-service basis in connection with the sale or if the purchase is for a Broker/Dealer, its retirement plan, or its representative (or the retirement plan or family members of its representative).

Note: The Subscription Agreement, together with a check for the full purchase price, should be delivered or mailed to one of the addresses noted at the top of the Subscription Agreement by the Broker/Dealer or Registered Investment Adviser, as applicable. Only completed copies of Subscription Agreements can be accepted. Investor signatures and initials must be original or the Company will not be able to accept the Subscription Agreement.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT, PLEASE CALL 800-557-4830.

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Wells Real Estate Funds

Wells Real Estate Investment Trust II, Inc.

Subscription Agreement — Third Offering See pages 1 & 2 for instructions.

WELLS Real Estate Funds

Regular Mail:

Wells Real Estate Funds • P.O. Box 55211 Boston, MA 02205-5211

Overnight Address:

Wells Real Estate Funds • c/o Boston Financial Data Services • 30 Dan Road • Canton, MA 02021-2809

For additional questions or assistance, please call Client Services at 800-557-4830 or 770-243-8282. You also may contact us by e-mail at client.services@wellsref.com or visit www.WellsREITII.com.

1. Investment Information

I have an existing Wells REIT II account.

Investment Type (Please check one)

Initial Investment (Minimum $1,000 – Some states may have higher minimums – see Prospectus for details)

Dollar Amount $

In the event of a discrepancy between the dollar amount indicated above and that of the actual check(s) received, the check amount(s) will govern.

Additional Investment. My Account Number is

State in which sale was made if other than state of residence

Method of Payment

Check Enclosed Wire Transfer Request Check Under Separate Cover

(Check Under Separate Cover may delay the processing of your investment)

Please make check(s) payable to: Wells Real Estate Investment Trust II, Inc.

WE DO NOT ACCEPT Cash, Cashier’s Checks under $10,000, Starter Checks, Counter Checks, Money Orders, Third-Party Checks, or Traveler’s Checks due to Anti-Money Laundering considerations.

2. Type of Ownership

Individual

Transfer on Death Requires “Designation of TOD Beneficiary Form”

Joint Tenants with Right of Survivorship

Transfer on Death Requires “Designation of TOD Beneficiary Form”

IRA Type

Trust/Trust Type

Please specify Family, Living, Revocable, etc.

UGMA State

UTMA State

Community Property

Tenants-in-Common

Qualified Plan Type

Other

3. Registration and Contact Information

Mr. Mrs. Ms. M.D. Ph.D. D.D.S. Other

1st Registration Investor Name Social Security/Taxpayer ID Number Birth Date

2nd Registration Investor Name Social Security/Taxpayer ID Number Birth Date

3rd Registration Investor Name Social Security/Taxpayer ID Number Birth Date

Investor Street Address (Required by USA PATRIOT Act) City State Zip

Investor Mailing Address (if different) City State Zip

Investor Home Telephone Investor Business Telephone

U.S. Citizen Resident Alien - Country of Origin Nonresident Alien - Country of Origin

A U.S. street address, date of birth, and a U.S. Social Security number or Taxpayer Identification Number are required to open an account.

In addition, Nonresident Aliens also must apply an original IRS Form W-8BEN.

4. Institutional Information

Custodian Name

Custodian Address

City State Zip

Telephone Custodian Tax Identification Number

Custodian Account Number

Custodian Signature (Required)

[Affix Signature Guarantee Stamp Here]

5. Electronic Delivery Election

We encourage you to reduce printing and mailing costs. Please review the accompanying instructions carefully and check the items below.

Yes No Receive stockholder communications electronically.

Yes No Receive stockholder statements online.

My e-mail address is.

Your e-mail address will be held in confidence and used only for matters relating to your Wells REIT II investments.

6. Dividend Information

If you elect to participate in the Dividend Reinvestment Plan, you must agree that, if at any time you fail to meet the applicable investor Suitability Standards or cannot make the other investor representations or warranties set forth in the Prospectus or the Subscription Agreement relating to such investment, you will promptly notify Wells REIT II in writing of that fact.

NOTE: If you have checked “IRA” in Section 2 and listed State Street Bank & Trust as custodian in Section 4, please disregard this section unless you are selecting dividend reinvestment. If requesting an IRA trustee-to-trustee transfer, please complete the transfer paperwork of the accepting institution; Custodian’s Medallion Signature Guarantee stamp required. For all other options the State Street Bank & Trust IRA Distribution form is required.

ONLY ONE OF THE FOLLOWING FOUR OPTIONS MAY BE SELECTED. If this section is not completed, dividends will be paid to the registered owner (or custodian, if applicable) at the address above.

Option 1: I prefer to participate in the Dividend Reinvestment Plan. (If you are eligible to purchase shares for less than $9.55 per share, attach the Dividend Reinvestment Plan—Discounted Shares Form.)

Option 2: I prefer to receive a dividend check at the address of record for my account.

Option 3: I prefer to receive my dividends via an Electronic Funds Transfer into the following checking account:

ATTACH VOIDED CHECK HERE

Institution Name Account Name Institution ABA # Account Number

TERMS OF AGREEMENT: I/We authorize and direct Wells REIT II to begin making electronic deposits into the checking account designated above or on the attached voided check. An automated deposit entry shall constitute my/our receipt for each transaction. This authority is to remain in force until Wells REIT II has received written notification from me/us of its termination at such time and in such manner as to give Wells REIT II reasonable time to act on it.

Option 4: I prefer that my dividends be paid to a third party for the benefit of the registered owner at the following address:

Last Name/Third-Party Institution First Middle

Address

City State Zip

Telephone Number

External Account Number

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7. Subscriber Signatures

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce Wells REIT II to accept this subscription, I hereby represent and warrant to you as follows:

Primary Investor Joint Investor Joint Investor

Initials Initials Initials

Initials Initials Initials

Initials Initials Initials

Initials Initials Initials

Initials Initials Initials

(a) I have received the Prospectus and accept the conditions of the Wells Real Estate Funds Privacy Notice. I understand that I am entitled to a refund of my subscription amount upon written request to the Company if the request is received within five (5) business days of either (i) completion of the Subscription Agreement or (ii) my receipt of the Prospectus, whichever is earlier.

(b) I have (i) a net worth (exclusive of home, home furnishings, and automobiles) of $250,000 or more; or (ii) a net worth (as described above) of at least $70,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $70,000 gross annual income, or I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” I will not purchase additional shares unless I meet these suitability requirements at the time of purchase.

(c) I acknowledge that the shares are not liquid.

(d) I am purchasing the shares for my own account. (Fiduciaries should make the representation if purchasing for the fiduciary account.)

(e) If I am a Kansas resident, I acknowledge that it is recommended that my aggregate investment in shares and similar direct participation investments should not exceed 10% of my “liquid net worth,” which is that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

I declare that the information supplied above is true and correct and may be relied upon by Wells REIT II in connection with my investment in Wells REIT II.

Under penalty of perjury, by signing this Signature Page, I hereby certify that (a) I have provided herein my correct Social Security or Taxpayer Identification Number; (b) I am not subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding; and (c) I am a U.S. Citizen unless I have indicated otherwise in Section 3.

I understand that I will not be admitted as a stockholder until my investment has been accepted. Depositing of my check alone does not constitute acceptance. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA PATRIOT Act, and depositing of funds.

I represent that I am not a person with whom dealings by U.S. persons are, unless licensed, prohibited under any Executive Order or federal regulation administered by the U.S. Treasury Department’s Office of Foreign Assets Control.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor or Trustee Date Signature of Joint Owner, if applicable Date Signature of Joint Owner, if applicable Date

PLEASE NOTE THAT THIS MUST BE SIGNED AND INITIALED BY TRUSTEE(S) IF A QUALIFIED PLAN. THIS APPLICATION WILL NOT BE PROCESSED IF ANY SIGNATURES OR INITIALS ARE MISSING.

8. Broker/Dealer or Registered Investment Adviser (RIA) Information

The Broker/Dealer signing or RIA below must make the representations described in the Instructions to this Agreement by their representative(s) signing below to complete the order. IARD/CRD number (if applicable)

BROKER/DEALER OR RIA

Broker/Dealer or RIA Firm Telephone Number

Broker/Dealer or RIA Firm Name

Broker/Dealer Account Number (if applicable)

REP. COMMISSION CODE

INDIVIDUAL REPRESENTATIVE(S)

Primary Representative Name Telephone Number E-mail Address Split % (if applicable)

Secondary Representative Name Telephone Number E-mail Address Split % (if applicable)

Tertiary Representative Name Telephone Number E-mail Address Split % (if applicable)

Firm Name (if different from Broker/Dealer or RIA name) Office Address City State Zip Office Telephone

THIS SUBSCRIPTION WAS MADE AS FOLLOWS:

Through a participating Broker/Dealer — Indicate the one correct commission rate below.

(1) Full commission

(2) Waiver of selling commission; purchase through an investment adviser

(3) Waiver of selling commission; purchase is for participating Broker/Dealer or its retirement plan, or for a representative of participating Broker/Dealer or his or her retirement plan or family member(s)

Through a representative and RIA unaffiliated with a Broker/Dealer (Certification of Client Suitability Form must be attached)

I am aware of all the Prospectus Supplements that constitute a part of the Prospesctus as of this date. I have ensured that all such Prospectus Supplements were delivered to the investor and that applicable state suitability guidelines were reviewed prior to the investor’s completion of the Subscription Agreement.

Primary Representative Signature Date Secondary Representative Signature Date Tertiary Representative Signature Date

PLEASE NOTE THAT THIS SUBSCRIPTION AGREEMENT CANNOT BE PROCESSED WITHOUT THE SIGNATURES OF ALL REPRESENTATIVES LISTED ABOVE.

Special Instructions

I would like my RIA fees deducted from my investor’s dividends (optional) and have attached the Authorization to Make Payments Out of Dividends form.

Other

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©2010 Wells Real Estate Funds

APPENDIX B

AMENDED AND RESTATED

DIVIDEND REINVESTMENT PLAN

Wells Real Estate Investment Trust II, Inc., a Maryland corporation (the “Company”), has adopted a Dividend Reinvestment Plan (the “DRP”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s charter unless otherwise defined herein.

1. Number of Shares Issuable. The number of shares of Common Stock authorized for issuance under the DRP is 185,000,000.

2. Participants. “Participants” are holders of the Company’s shares of Common Stock who elect to participate in the DRP.

3. Dividend Reinvestment. The Company will apply that portion (as designated by a Participant) of the dividends and other distributions (“Distributions”) declared and paid in respect of a Participant’s shares of Common Stock to the purchase of additional shares of Common Stock for such Participant. To the extent required by state securities laws, such shares will be sold through the broker-dealer and/or dealer manager through whom the Company sold the underlying shares to which the Distributions relate unless the Participant makes a new election through a different distribution channel. The Company will pay no selling commissions or the dealer manager fee in connection with Distributions.

4. Procedures for Participation. Qualifying stockholders may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other Company-approved authorization form as may be available from the Company, the dealer manager or participating broker-dealers. To increase their participation, Participants must complete a new enrollment form and, to the extent required by state securities laws, make the election through the dealer manager or the Participant’s broker-dealer, as applicable. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the DRP on the date that the Company makes a Distribution. Distributions will be paid quarterly based on daily record dates as authorized and declared by the Company’s board of directors.

5. Purchase of Shares. Participants will acquire Common Stock at a price equal to the higher of $9.55 per share or 95% of the estimated value of one share as estimated by the Company’s advisor or other firm chosen by the board of directors for that purpose. Participants in the DRP may also purchase fractional shares so that 100% of the Distributions will be used to acquire shares. However, a Participant will not be able to acquire shares under the DRP to the extent such purchase would cause it to exceed the Ownership Limit (unless exempted by the Company’s board of directors).

6. Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes that may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this DRP.

7. Share Certificates. The shares issuable under the DRP shall be uncertificated until the board of directors determines otherwise.

8. Voting of DRP Shares. In connection with any matter requiring the vote of the Company’s stockholders, each Participant will be entitled to vote all of the whole shares acquired by the Participant through the DRP. Fractional shares will not be voted.

9. Reports. Within 90 days after the end of the calendar year, the Company shall provide each Participant with (i) an individualized report on the Participant’s investment, including the purchase date(s), purchase price and number of shares owned, as well as the amount of Distributions received during the prior year; and (ii) all material information regarding the DRP and the effect of reinvesting dividends, including the tax consequences thereof.

B-1

10. Termination by Participant. A Participant may terminate participation in the DRP at any time by delivering to the Company a written notice. To be effective for any Distribution, such notice must be received by the Company at least 10 business days prior to the last day of the fiscal period to which the Distribution relates. Any transfer of shares by a Participant will terminate participation in the DRP with respect to the transferred shares. Upon termination of DRP participation, Distributions will be distributed to the stockholder in cash.

11. Amendment or Termination of DRP by the Company. The board of directors of the Company may amend or terminate the DRP for any reason; provided that any amendment that adversely affects the rights or obligations of a Participant (as determined in the sole discretion of the board of directors) shall only take effect upon 10 days’ written notice to the Participants.

12. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act.

13. Governing Law. This DRP shall be governed by the laws of the State of Maryland.

14. Effective Date. The DRP became effective on November 26, 2003. This amended and restated DRP shall become effective as provided in Section 11.

B-2

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Our shares are not FDIC insured, may lose value and are not bank guaranteed. See “Risk Factors” beginning on page 18 to read about risks you should consider before buying shares of our common stock.

WELLS REAL ESTATE

INVESTMENT TRUST II, INC.

Maximum Offering of

375,000,000 Shares

of Common Stock

PROSPECTUS

WELLS INVESTMENT

SECURITIES, INC.

April 2, 2010

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30.	Quantitative and Qualitative Disclosures About Market Risk

Interest Rate Risk

As a result of our debt facilities, we are exposed to interest rate changes. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flow primarily through a low to moderate level of overall borrowings. However, we currently have a substantial amount of debt outstanding. We manage our ratio of fixed-to floating-rate debt with the objective of achieving a mix that we believe is appropriate in light of anticipated changes in interest rates. We closely monitor interest rates and will continue to consider the sources and terms of our borrowing facilities to determine whether we have appropriately guarded ourselves against the risk of increasing interest rates in future periods.

Additionally, we have entered into interest rate swaps, and may enter into other interest rate swaps, caps, or other arrangements in order to mitigate our interest rate risk on a related financial instrument. We do not enter into derivative or interest rate transactions for speculative purposes; however, certain of our derivatives may not qualify for hedge accounting treatment. All of our debt was entered into for other than trading purposes. As of December 31, 2009 and 2008, the estimated fair value of our lines of credit and notes payable was $0.9 billion and $1.2 billion, respectively.

Our financial instruments consist of both fixed- and variable-rate debt. As of December 31, 2009, our consolidated debt consisted of the following, in thousands:

	2010	2011	2012	2013	2014	Thereafter	Total
Maturing debt:
Effectively variable-rate debt	$—	$—	$63,396	$—	$—	$—	$63,396
Effectively fixed-rate debt	$134,906	$50,139	$40,038	$31,752	$95,524	$531,181	$883,540
Average interest rate:
Effectively variable-rate debt	—	—	5.00%	—	—	—	5.00%
Effectively fixed-rate debt	5.71%	4.92%	5.65%	6.78%	5.22%	5.94%	5.79%

Our financial instruments consist of both fixed-rate and variable-rate debt. Our variable-rate borrowings consist of the amended and restated Wachovia Line of Credit, the Cranberry Woods Drive mortgage note, the 222 E. 41st Street Building mortgage note, the 80 Park Plaza Building mortgage note, the Three Glenlake Building mortgage note; however, only the Wachovia Line of Credit and the Cranberry Woods Drive mortgage note bear interest at an effectively variable rate, as the variable rates on the 222 E. 41st Street Building mortgage note, the 80 Park Plaza Building mortgage note, and the Three Glenlake Building mortgage note have been effectively fixed through the interest rate swap agreements described below. As of December 31, 2009, we had $63.4 million outstanding on the Cranberry Woods Drive variable-rate, term mortgage loan; $153.1 million outstanding on the 222 E. 41st Street Building mortgage note; $57.0 million outstanding on the 80 Park Plaza Building mortgage note; $25.4 million outstanding on the Three Glenlake Building mortgage note; $12.6 million outstanding on the fixed-rate Bank Zenit Line of Credit; and $635.4 million outstanding on fixed-rate, term mortgage loans. We did not have an outstanding balance on the amended and restated Wachovia Line of Credit. The weighted-average interest rate of all of our debt instruments was 5.74% as of December 31, 2009.

On May 7, 2009, we entered into the amended and restated Wachovia Line of Credit with a syndicate of banks led by Wachovia. The $245.0 million facility amends and restates the Wachovia Line of Credit entered with Wachovia Bank on May 9, 2005, which was scheduled to mature on May 9, 2009. The amended and restated Wachovia Line of Credit contains borrowing arrangements that provide for interest costs based on, at our option, the LIBOR Indexed Rate or the Base Indexed Rate. The base rate for any day is the greatest of the lenders’ prime rate, as defined, for such day, the federal funds rate for such day plus 0.50%, and the one-month adjusted eurodollar rate, which is subject to a 2.00% floor, for such day plus 1.00%. The margin component of the LIBOR Indexed Rate and the Base Indexed Rate is based on our debt to total asset value ratio, as defined. Under the terms of the amended and restated Wachovia Line of Credit, accrued interest is payable in arrears on the first day of each calendar month. We are required to repay outstanding principal and accrued interest on May 7, 2010. We may repay the amended and restated Wachovia Line of Credit at any time without premium or penalty; however, fees are incurred at a rate of 0.35% of the unused available capacity for the entire time the credit agreement is in effect. An increase in the variable interest rate on this line of credit constitutes a market risk, as an increase in rates would increase interest incurred and, therefore, decrease cash flows available for distribution to stockholders.

The 80 Park Plaza Building mortgage note was used to purchase the 80 Park Plaza Building. The note bears interest at one-month LIBOR plus 130 basis points (approximately 1.54% per annum as of December 31, 2009) and matures in September 2016. In connection with obtaining the 80 Park Plaza Building mortgage note, we entered into an interest rate swap agreement to hedge exposure to changing interest rates. The interest rate swap agreement has an effective date of September 22, 2006 and terminates September 21, 2016. The terms of the interest rate swap agreement effectively fix our interest rate on the 80 Park Plaza Building mortgage note at 6.575% per annum.

The 222 E. 41st Street Building mortgage note was used to purchase the 222 E. 41st Street Building. The note bears interest at one-month LIBOR plus 120 basis points (approximately 1.44% per annum as of December 31, 2009) and matures in August 2017. In connection with obtaining the 222 E. 41st Street Building mortgage note, we entered into an interest rate swap agreement to hedge exposure to changing interest rates. The interest rate swap agreement has an effective date of August 16, 2007 and terminates August 16, 2017. The interest rate swap effectively fixes our interest rate on the 222 E. 41st Street Building mortgage note at 6.675%.

The Three Glenlake Building mortgage note was used to purchase the Three Glenlake Building. The note bears interest at one-month LIBOR plus 90 basis points (approximately 1.14% per annum as of December 31, 2009), and matures in July 2013. The interest rate swap agreement has an effective date of July 31, 2008 and terminates July 31, 2013. Interest is due monthly; however, under the terms of the loan agreement, a portion of the monthly debt service amounts accrues and is added to the outstanding balance of the note over the term. The interest rate swap effectively fixes our interest rate on the Three Glenlake Building mortgage note at 5.95%.

Approximately $883.5 million of our total debt outstanding as of December 31, 2009 is subject to fixed rates, either directly or when coupled with an interest rate swap agreement. As of December 31, 2009, these balances incurred interest expense at an average interest rate of 5.79% and have expirations ranging from 2010 through 2018. A change in the market interest rate impacts the net financial instrument position of our fixed-rate debt portfolio; however, it has no impact on interest incurred or cash flows. As of December 31, 2009, a 1.0% change in interest rates would result in a change in interest expense on our variable-rate debt portfolio of approximately $0.6 million per year. The amounts outstanding on our

Wachovia Line of Credit variable-rate debt facility in the future will largely depend upon the level of investor proceeds raised under our public offering and the rate at which we are able to employ such proceeds in acquisitions of real properties.

We do not believe there is any exposure to increases in interest rates related to the capital lease obligations of $664.0 million at December 31, 2009, as the obligations are at fixed interest rates.

Foreign Currency Risk

We are also subject to foreign exchange risk arising from our foreign operations in Russia. Foreign operations represented 1.7% and 1.1% of total assets at December 31, 2009 and 2008 and 0.7% and 0% of total revenue for the years ended December 31, 2009 and 2008, respectively. As compared to rates in effect at December 31, 2009, an increase or decrease in the U.S. dollar to Russian rouble exchange rate by 10% would not materially impact the accompanying consolidated financial statements.

Item 31.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Company in connection with the distribution of the securities being offered in this prospectus. Selling commissions and the dealer manager fee are not shown. All amounts are estimated except the SEC registration fee and FINRA filing fee.

Item	Amount
SEC registration fee	$114,089
FINRA filing fee	75,500
Legal fees and expenses	4,295,000
Blue sky fees and expenses	337,805
Accounting fees and expenses	1,400,000
Sales and advertising expenses	1,437,606
Assembling, printing and mailing	4,530,000
Expenses for marketing, communication and fulfillment	1,530,000
Other expenses for offering processing and shareholder services	3,400,000
Due diligence expenses (retailing)	100,000
Direct issuer costs re bona fide training and education meetings and seminars	1,866,000
Expense reimbursement to wholesaling personnel and participating broker-dealers re bona fide training and education meetings and sales seminars	7,056,000
Legal fees – underwriter portion (retailing)	500,000
Telephone	100,000
Total	$26,742,000

Item 32.	Sales to Special Parties

The Company’s directors and officers and directors, officers and employees of Wells Capital, Inc. and its affiliates may purchase shares in the primary offering at a discount. The purchase price of such shares is $9.05 per share reflecting the fact that selling commissions in the amount of $0.70 per share and dealer manager fees in the amount of $0.25 per share are not payable in connection with such sales.

Item 33.	Recent Sales of Unregistered Securities

On April 18, 2007, we issued 2,500 stock options to E. Nelson Mills in connection with election to our board of directors. On September 12, 2007, we granted options to purchase 1,000 shares of our common stock to each of our then-serving independent directors (with the exception Jack M. Pinkerton, who resigned effective September 12, 2007) pursuant to our Independent Director Stock Option Plan. All of these options were issued with an exercise price of $12 per share and were issued under an exemption from registration under Section 4(2) of the Securities Act of 1933, as the securities were issued privately.

Item 34.	Indemnification of Directors and Officers

Subject to the significant conditions set forth below, the Company has included in its charter a provision limiting the liability of its directors and officers to the Company and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

Subject to the significant conditions set forth below, the charter also provides that the Company shall indemnify a director, officer or the advisor or any of its affiliates against any and all losses or liabilities reasonably incurred by them (other than when sued by or in right of the Company) in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity.

Under the Company’s charter, the Company shall not indemnify a director, the advisor or any of the advisor’s affiliates (each an “Indemnitee”) for any liability or loss suffered by an Indemnitee, nor shall it exculpate an Indemnitee, unless all of the following conditions are met: (i) an Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company; (ii) the Indemnitee was acting on behalf of or performing services for the Company; (iii) such liability or loss was not the result of (A) negligence or misconduct by the Indemnitee, excluding an Independent Director, or (B) gross negligence or willful misconduct by an Independent Director; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from its stockholders. Notwithstanding the foregoing, an Indemnitee shall not be indemnified by the Company for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

The charter provides that the advancement of Company funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if (in addition to the procedures required by Maryland law) all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnitee undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, if the Indemnitee is found not to be entitled to indemnification.

It is the position of the Commission and some state securities commissions that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

The Company will also purchase and maintain insurance on behalf of all of its directors and executive officers against liability asserted against or incurred by them in their official capacities with the Company, whether or not the Company is required or has the power to indemnify them against the same liability.

Item 35.	Treatment of Proceeds from Stock Being Registered

Not Applicable.

Item 36.	Financial Statements and Exhibits

(a) The consolidated financial statements and financial statement schedule of Wells Real Estate Investment Trust II, Inc. are incorporated into this registration and the prospectus included herein by reference to Wells Real Estate Investment Trust II, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009.

(b) The following exhibits are filed as part of this registration statement:

Exhibit Index

Ex. No.	Description

1.1	Dealer Manager Agreement with Selected Dealer Agreement, incorporated by reference to Exhibit 1 to Pre-Effective Amendment no. 2 to the Registration Statement on Form S-11 (No. 333-144414) filed with the Commission on September 22, 2008

3.1	Amended and Restated Articles of Incorporation, incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, Commission File No. 333-107066

3.2	Articles of Amendment of Wells Real Estate Investment Trust II, Inc. effective as of October 1, 2008, incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008

3.3	Amended and Restated Bylaws, incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007

3.4	Amendment No. 1 to the Amended and Restated Bylaws, incorporated by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007

4.1*	Form of Subscription Agreement with Consent to Electronic Delivery Form (included as Appendix A to prospectus)

Ex. No.	Description

4.2	Form of statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates), incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-11 (No. 333-144414) filed with the Commission on September 22, 2008

4.3*	Amended and Restated Dividend Reinvestment Plan (included as Appendix B to prospectus)

4.4	Share Redemption Program effective April 24 2010, incorporated by reference to Exhibit 4.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009

5	Opinion of DLA Piper LLP (US) re legality, incorporated by reference to Exhibit 5 to Pre-Effective amendment no. 2 to the Registration Statement on Form S-11 (No. 333-144414) filed with the Commission on September 22, 2008

8	Opinion of DLA Piper LLP (US) re tax matters, incorporated by reference to Exhibit 8 to Pre-Effective amendment no. 2 to the Registration Statement on Form S-11 (No. 333-144414) filed with the Commission on September 22, 2008

10.1+	Advisory Agreement between the Company and Wells Capital, Inc. dated August 1, 2009, incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on For 10-Q for the quarterly period ended June 30, 2009

10.2	Agreement of Limited Partnership of Wells Operating Partnership II, L.P., incorporated by reference to Exhibit 10.2 to Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11, Commission File No. 333-107066

10.3+	Stock Option Plan, incorporated by reference to Exhibit 10.3 to Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11, Commission File No. 333-107066

10.4+	Independent Director Stock Option Plan, incorporated by reference to Exhibit 10.4 to Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11, Commission File No. 333-107066

10.5+	Master Property Management, Leasing and Construction Management Agreement among Wells Management Company, Inc., the Company and Wells Operating Partnership II, L.P., dated November 24, 2004, incorporated by reference to Exhibit 10.8 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11, Commission File No. 333-107066

10.6	Amended and Restated Credit Agreement dated as of May 7, 2009 by and among Wells Operating Partnership II, L.P., as borrower, Wachovia Bank, N.A., as administrative agent, and the other financial institutions parties thereto, incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009

21.1	Subsidiaries of the Company, incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009

23.1	Consent of DLA Piper LLP (US), included in Exhibit 5 to Pre-Effective amendment no. 2 to the Registration Statement on Form S-11 (No. 333-144414) filed with the Commission on September 22, 2008

23.2*	Consent of Deloitte & Touche LLP

23.3*	Consent of Ernst & Young LLP

24.1	Power of Attorney, included on signature page of the Company’s Registration Statement on Form S-11, Commission File No. 333-144414) filed with the Commission on July 9, 2007

Ex. No.	Description

24.2	Power of Attorney, incorporated by reference to Exhibit 24 to Pre-Effective Amendment no. 2 to the Registration Statement on Form S-11 (No. 333-144414) filed with the Commission on September 22, 2008

24.3*	Power of Attorney

*	Filed herewith.

+	Represents management contract or compensatory plan or arrangement.

Item 37.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 34 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d)	For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424, (ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant, (iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant, and (iv) any other communication that is an offer in the offering made by the registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on April 2, 2010.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

*	President and Director	April 2, 2010
Leo F. Wells, III	(Principal Executive Officer)

/s/ Douglas P. Williams	Executive Vice President, Secretary, Treasurer	April 2, 2010
Douglas P. Williams	and Director (Principal Financial and Accounting Officer

*	Director	April 2, 2010
Charles R. Brown

*	Director	April 2, 2010
Richard W. Carpenter

*	Director	April 2, 2010
Bud Carter

*	Director	April 2, 2010
John L. Dixon

*	Director	April 2, 2010
E. Nelson Mills

*	Director	April 2, 2010
George W. Sands

*	Director	April 2, 2010
Neil H. Strickland

* By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President
Attorney-In-Fact